SUB-ITEM 77C

               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                               AIM WEINGARTEN FUND

A Special Meeting of Shareholders of AIM Weingarten Fund (the "Fund"), a portfolio of AIM Equity Funds ("AEF"), a Delaware statutory trust, was held on February 28, 2006. The meeting was adjourned and reconvened on March 7, 2006, and on March 16, 2006. The meeting was held for the following purposes:

(1) To approve a Plan of Reorganization (the "Plan") under which all of the assets of AIM Weingarten Fund, an investment portfolio of AEF, will be transferred to AIM Constellation Fund ("Buying Fund"), which is also an investment portfolio of AIM Equity Funds ("Trust"). Buying Fund will assume the liabilities of the Fund and Trust will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of the Fund and, in connection therewith, the sale of all of the Fund's assets and the termination of the Fund as a designated series of Trust.

The results of the voting on the above matters were as follows:

                                                                                                Votes     Withheld/
Matter                                                                            Votes For    Against   Abstentions
------                                                                            ----------  ---------  -----------
(1)      To approve a Plan of Reorganization (the "Plan") under which all of the assets of AIM Weingarten Fund (the "Fund"), an investment portfolio of
         AIM Equity Funds ("AEF"), will be transferred to AIM Constellation Fund
         ("Buying Fund"), which is also an investment portfolio of AIM Equity
         Funds ("Trust"). Buying Fund will assume the liabilities of the Fund and Trust will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of the Fund and, in connection therewith, the sale of all of the Fund's assets and the
         termination of the Fund as a designated series of Trust................  40,666,919  2,796,796   2,576,420

A Special Meeting of Shareholders of the Trust noted above was reconvened on March 7, 2006. At the reconvened meeting, the following matter was then considered:

                                                                                                Votes     Withheld/
Matter                                                                            Votes For    Against   Abstentions
------                                                                            ----------  ---------  -----------
(1)      To approve a Plan of Reorganization (the "Plan") under which all of the assets of AIM Weingarten Fund (the "Fund"), an investment portfolio of
         AIM Equity Funds ("AEF"), will be transferred to AIM Constellation Fund
         ("Buying Fund"), which is also an investment portfolio of AIM Equity
         Funds ("Trust"). Buying Fund will assume the liabilities of the Fund and Trust will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of the Fund and, in connection therewith, the sale of all of the Fund's assets and the
         termination of the Fund as a designated series of Trust................  45,403,921  3,183,250   2,997,895

A Special Meeting of Shareholders of the Trust noted above was reconvened on March 16, 2006. At the reconvened meeting, the following matter was then considered:

                                                                                                Votes     Withheld/
Matter                                                                            Votes For    Against   Abstentions
------                                                                            ----------  ---------  -----------
(1)      To approve a Plan of Reorganization (the "Plan") under which all of the assets of AIM Weingarten Fund (the "Fund"), an investment portfolio of
         AIM Equity Funds ("AEF"), will be transferred to AIM Constellation Fund
         ("Buying Fund"), which is also an investment portfolio of AIM Equity
         Funds ("Trust"). Buying Fund will assume the liabilities of the Fund and Trust will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of the Fund and, in connection therewith, the sale of all of the Fund's assets and the
         termination of the Fund as a designated series of Trust................  55,100,480  3,612,661   3,892,629

For a more detailed description of the proposal that was submitted to the shareholders, please see the attached proxy statement (attached hereto as Attachment A).

                                                                   Attachment A
[AIM INVESTMENTS LOGO]

                          AIM AGGRESSIVE GROWTH FUND,
                        A PORTFOLIO OF AIM EQUITY FUNDS

                          11 GREENWAY PLAZA, SUITE 100
                           HOUSTON, TEXAS 77046-1173

                                                                 January 9, 2006

Dear Shareholder:

     We are seeking your approval of a Plan of Reorganization (the "Plan") that provides for the sale of the assets of AIM Aggressive Growth Fund (the "Fund") to AIM Constellation Fund ("Buying Fund"). This transaction will result in the combination of the two funds. You will receive shares of Buying Fund in connection with the transaction if shareholders approve it.

     A I M Advisors, Inc. ("AIM"), the investment advisor to the AIM Funds, conducted a review of the funds and concluded that it would be appropriate to consolidate certain funds having similar investment objectives and strategies. Your Fund is one of the funds that AIM recommended, and your Board of Trustees approved, for consolidation. The attached Proxy Statement and Prospectus seeks your approval of the combination of your Fund with Buying Fund.

     As more fully described in the attached Proxy Statement and Prospectus, AIM recommended, and your Board of Trustees approved, that another fund also be consolidated with Buying Fund. The proposed combination of your Fund into Buying Fund is contingent on the consummation of the proposed combination of AIM Weingarten Fund into AIM Constellation Fund, as described in the attached Proxy Statement and Prospectus.

     The enclosed Proxy Statement and Prospectus describes the proposed combination and compares, among other things, the investment objectives and strategies, operating expenses and performance history of your Fund and Buying Fund. You should review the enclosed materials carefully.

     After careful consideration, the Board of Trustees of AIM Equity Funds has approved the proposed combination. They recommend that you vote FOR the proposal.

                                          Sincerely,

                                          /s/ ROBERT H. GRAHAM
                                          Robert H. Graham
                                          President

                             YOUR VOTE IS IMPORTANT

PLEASE TAKE A MOMENT AFTER REVIEWING THE ENCLOSED MATERIALS TO SIGN AND RETURN YOUR PROXY CARD IN THE ENCLOSED POSTAGE PAID RETURN ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON. IF YOU EXPECT TO ATTEND THE MEETING IN PERSON, OR HAVE QUESTIONS, PLEASE NOTIFY US BY CALLING (800) 952-3502. YOU MAY ALSO VOTE BY TELEPHONE OR THROUGH A WEBSITE ESTABLISHED FOR THAT PURPOSE BY FOLLOWING THE INSTRUCTIONS THAT APPEAR ON THE ENCLOSED PROXY CARD. IF WE DO NOT HEAR FROM YOU AFTER A REASONABLE AMOUNT OF TIME, YOU MAY RECEIVE A TELEPHONE CALL FROM OUR PROXY SOLICITOR, MANAGEMENT INFORMATION SERVICES, REMINDING YOU TO VOTE.

[AIM INVESTMENTS LOGO]

                              AIM WEINGARTEN FUND,
                        A PORTFOLIO OF AIM EQUITY FUNDS

                          11 GREENWAY PLAZA, SUITE 100
                           HOUSTON, TEXAS 77046-1173

                                                                 January 9, 2006

Dear Shareholder:

     We are seeking your approval of a Plan of Reorganization (the "Plan") that provides for the sale of the assets of AIM Weingarten Fund (the "Fund") to AIM Constellation Fund ("Buying Fund"). This transaction will result in the combination of the two funds. You will receive shares of Buying Fund in connection with the transaction if shareholders approve it.

     A I M Advisors, Inc. ("AIM"), the investment advisor to the AIM Funds, conducted a review of the funds and concluded that it would be appropriate to consolidate certain funds having similar investment objectives and strategies. Your Fund is one of the funds that AIM recommended, and your Board of Trustees approved, for consolidation. The attached Proxy Statement and Prospectus seeks your approval of the combination of your Fund with Buying Fund.

     As more fully described in the attached Proxy Statement and Prospectus, AIM recommended, and your Board of Trustees approved, that another fund also be consolidated with Buying Fund. The proposed combination of your Fund into Buying Fund is not contingent on that other transaction occurring.

     The enclosed Proxy Statement and Prospectus describes the proposed combination and compares, among other things, the investment objectives and strategies, operating expenses and performance history of your Fund and Buying Fund. You should review the enclosed materials carefully.

     After careful consideration, the Board of Trustees of AIM Equity Funds has approved the proposed combination. They recommend that you vote FOR the proposal.

                                          Sincerely,

                                          /s/ ROBERT H. GRAHAM
                                          Robert H. Graham
                                          President

                             YOUR VOTE IS IMPORTANT

PLEASE TAKE A MOMENT AFTER REVIEWING THE ENCLOSED MATERIALS TO SIGN AND RETURN YOUR PROXY CARD IN THE ENCLOSED POSTAGE PAID RETURN ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON. IF YOU EXPECT TO ATTEND THE MEETING IN PERSON, OR HAVE QUESTIONS, PLEASE NOTIFY US BY CALLING (800) 952-3502. YOU MAY ALSO VOTE BY TELEPHONE OR THROUGH A WEBSITE ESTABLISHED FOR THAT PURPOSE BY FOLLOWING THE INSTRUCTIONS THAT APPEAR ON THE ENCLOSED PROXY CARD. IF WE DO NOT HEAR FROM YOU AFTER A REASONABLE AMOUNT OF TIME, YOU MAY RECEIVE A TELEPHONE CALL FROM OUR PROXY SOLICITOR, MANAGEMENT INFORMATION SERVICES, REMINDING YOU TO VOTE.

                          AIM AGGRESSIVE GROWTH FUND,

                        A PORTFOLIO OF AIM EQUITY FUNDS

                          11 GREENWAY PLAZA, SUITE 100
                           HOUSTON, TEXAS 77046-1173

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON FEBRUARY 28, 2006

     We cordially invite you to attend our Special Meeting of Shareholders to:

          1. Approve a Plan of Reorganization (the "Plan") under which all of the assets of AIM Aggressive Growth Fund (the "Fund"), an investment portfolio of AIM Equity Funds ("Trust"), will be transferred to AIM Constellation Fund ("Buying Fund"), which is also an investment portfolio of Trust. Buying Fund will assume the liabilities of the Fund and Trust will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of the Fund.

          2. Transact any other business, not currently contemplated, that may properly come before the Special Meeting, in the discretion of the proxies or their substitutes.

     We are holding the Special Meeting at 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173 on February 28, 2006 at 3:00 p.m., Central Time.

     Shareholders of record as of the close of business on December 2, 2005 are entitled to notice of, and to vote at, the Special Meeting or any adjournment of the Special Meeting.

     WE REQUEST THAT YOU EXECUTE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE THE ACCOMPANYING PROXY CARD, WHICH IS BEING SOLICITED BY THE BOARD OF TRUSTEES OF TRUST. YOU MAY ALSO VOTE BY TELEPHONE OR THROUGH A WEBSITE ESTABLISHED FOR THAT PURPOSE BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY MATERIALS. YOUR VOTE IS IMPORTANT FOR THE PURPOSE OF ENSURING A QUORUM AT THE SPECIAL MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS EXERCISED BY EXECUTING AND SUBMITTING A REVISED PROXY CARD, BY GIVING WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF TRUST OR BY VOTING IN PERSON AT THE SPECIAL MEETING.

                                          /s/ Kevin M. Carome
                                          Kevin M. Carome
                                          Secretary

January 9, 2006

                              AIM WEINGARTEN FUND,

                        A PORTFOLIO OF AIM EQUITY FUNDS

                          11 GREENWAY PLAZA, SUITE 100
                           HOUSTON, TEXAS 77046-1173

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON FEBRUARY 28, 2006

     We cordially invite you to attend our Special Meeting of Shareholders to:

          1. Approve a Plan of Reorganization (the "Plan") under which all of the assets of AIM Weingarten Fund (the "Fund"), an investment portfolio of AIM Equity Funds ("Trust"), will be transferred to AIM Constellation Fund ("Buying Fund"), which is also an investment portfolio of Trust. Buying Fund will assume the liabilities of the Fund and Trust will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of the Fund.

          2. Transact any other business, not currently contemplated, that may properly come before the Special Meeting, in the discretion of the proxies or their substitutes.

     We are holding the Special Meeting at 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173 on February 28, 2006 at 3:00 p.m., Central Time.

     Shareholders of record as of the close of business on December 2, 2005 are entitled to notice of, and to vote at, the Special Meeting or any adjournment of the Special Meeting.

     WE REQUEST THAT YOU EXECUTE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE THE ACCOMPANYING PROXY CARD, WHICH IS BEING SOLICITED BY THE BOARD OF TRUSTEES OF TRUST. YOU MAY ALSO VOTE BY TELEPHONE OR THROUGH A WEBSITE ESTABLISHED FOR THAT PURPOSE BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY MATERIALS. YOUR VOTE IS IMPORTANT FOR THE PURPOSE OF ENSURING A QUORUM AT THE SPECIAL MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS EXERCISED BY EXECUTING AND SUBMITTING A REVISED PROXY CARD, BY GIVING WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF TRUST OR BY VOTING IN PERSON AT THE SPECIAL MEETING.

                                          /s/ Kevin M. Carome
                                          Kevin M. Carome
                                          Secretary

January 9, 2006

         AIM AGGRESSIVE GROWTH FUND,                        AIM WEINGARTEN FUND,
                A PORTFOLIO OF                                 A PORTFOLIO OF
               AIM EQUITY FUNDS                               AIM EQUITY FUNDS
         11 GREENWAY PLAZA, SUITE 100                   11 GREENWAY PLAZA, SUITE 100
          HOUSTON, TEXAS 77046-1173                      HOUSTON, TEXAS 77046-1173
                (800) 347-4246                                 (800) 347-4246

                            AIM CONSTELLATION FUND,
                                 A PORTFOLIO OF
                                AIM EQUITY FUNDS
                          11 GREENWAY PLAZA, SUITE 100
                           HOUSTON, TEXAS 77046-1173
                                 (800) 347-4246

                    COMBINED PROXY STATEMENT AND PROSPECTUS
                                JANUARY 9, 2006

     This document is a combined Proxy Statement and Prospectus ("Proxy Statement/Prospectus"). We are sending you this Proxy Statement/Prospectus in connection with the special meeting of shareholders of AIM Aggressive Growth Fund, an investment portfolio of AIM Equity Funds, a Delaware statutory trust (the "Aggressive Growth Fund Special Meeting") and the special meeting of shareholders of AIM Weingarten Fund, which is also an investment portfolio of AIM Equity Funds (the "Weingarten Fund Special Meeting" and, together with the Aggressive Growth Fund Special Meeting, the "Special Meetings"). The Special Meetings will be held on February 28, 2006 at 3:00 p.m., Central Time. We intend to mail this Proxy Statement/Prospectus, the enclosed Notice of Special Meetings of Shareholders and the enclosed proxy card on or about January 9, 2006 to all shareholders entitled to vote at the Special Meetings.

     At the Aggressive Growth Fund Special Meeting, the shareholders of AIM Aggressive Growth Fund ("Aggressive Growth Fund") are being asked to consider and approve a Plan of Reorganization (the "Aggressive Growth Fund Plan") to be adopted by AIM Equity Funds ("Trust") acting on behalf of both AIM Constellation Fund ("Buying Fund") and Aggressive Growth Fund. The Aggressive Growth Fund Plan provides for the reorganization of Aggressive Growth Fund with Buying Fund (the "Aggressive Growth Fund Reorganization").

     At the Weingarten Fund Special Meeting, the shareholders of AIM Weingarten Fund ("Weingarten Fund") are being asked to consider and approve a Plan of Reorganization (the "Weingarten Fund Plan" and, together with the Aggressive Growth Fund Plan, the "Plans") to be adopted by Trust, acting on behalf of both Weingarten Fund and Buying Fund. The Weingarten Fund Plan provides for the reorganization of Weingarten Fund with Buying Fund (the "Weingarten Fund Reorganization" and, together with the Aggressive Growth Fund Reorganization, the "Reorganizations").

     This Proxy Statement/Prospectus includes information regarding both Reorganizations. We have included the request for approval of both Reorganizations in one Proxy Statement/Prospectus because we are proposing that each of Aggressive Growth Fund and Weingarten Fund (each, a "Selling Fund" and together, the "Selling Funds") be combined with Buying Fund. Consummation of the Aggressive Growth Fund Reorganization is conditioned on consummation of the Weingarten Fund Reorganization. Consummation of the Weingarten Fund Reorganization, however, is not conditioned on consummation of the Aggressive Growth Fund Reorganization.

     Under the Plans, all of the assets of each Selling Fund will be transferred to Buying Fund, Buying Fund will assume the liabilities of each Selling Fund and Trust will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of each Selling Fund, as set forth on Exhibit A.

     The value of each Selling Fund shareholder's account with Buying Fund immediately after each of the Reorganizations will be the same as the value of such Selling Fund shareholder's account immediately prior to each of the Reorganizations. The Reorganizations have been structured as tax-free transactions. No sales charges will be imposed in connection with the Reorganizations.

     The Board of Trustees of Trust (the "Board") has approved the Plans and the Reorganizations as being advisable and in the best interests of each of the Selling Funds.

     Trust is a registered open-end management investment company that issues its shares in separate series. The Selling Funds and Buying Fund are all series of Trust. A I M Advisors, Inc. ("AIM") serves as the investment advisor to each Selling Fund and Buying Fund. AIM is a wholly owned subsidiary of AMVESCAP PLC ("AMVESCAP"), an independent global investment management company.

     Buying Fund and Weingarten Fund have the same investment objective. Both funds seek to provide growth of capital. Buying Fund and Aggressive Growth Fund have similar investment objectives in that Aggressive Growth Fund seeks to provide long-term growth of capital. See "Comparison of Investment Objectives and Principal Strategies."

     This Proxy Statement/Prospectus sets forth the information that shareholders of each Selling Fund should know before voting on the Plans. It is both the Proxy Statement of each Selling Fund and the Prospectus of Buying Fund. You should read and retain this Proxy Statement/Prospectus for future reference.

     The Prospectus of Aggressive Growth Fund dated February 28, 2005 (the "Aggressive Growth Fund Prospectus"), together with the related Statement of Additional Information dated October 25, 2005, and the Prospectus of Weingarten Fund dated February 28, 2005 (the "Weingarten Fund Prospectus" and, together with the Aggressive Growth Fund Prospectus, the "Selling Fund Prospectuses"), together with the related Statement of Additional Information dated October 25, 2005, are on file with the Securities and Exchange Commission (the "SEC"). The Selling Fund Prospectuses are incorporated by reference into this Proxy Statement/Prospectus. The Prospectus of Buying Fund dated February 28, 2005, (the "Buying Fund Prospectus"), the related Statement of Additional Information dated October 25, 2005, and the Statement of Additional Information relating to the Reorganization dated January 9, 2006, are on file with the SEC. The Buying Fund Prospectus is incorporated by reference into this Proxy Statement/Prospectus and a copy of the Buying Fund Prospectus is attached as Appendix III to this Proxy Statement/Prospectus. The Statement of Additional Information relating to the Reorganizations dated January 9, 2006, also is incorporated by reference into this Proxy Statement/Prospectus. The SEC maintains a website at www.sec.gov that contains the Prospectuses and Statements of Additional Information described above, material incorporated by reference, and other information about Trust and Buying Fund.

     Copies of the Prospectuses of Buying Fund and each Selling Fund and the related Statements of Additional Information are available without charge by writing to A I M Distributors, Inc., 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173, or by calling (800) 959-4246. Additional information about the Selling Funds and Buying Fund may be obtained on the internet at www.aiminvestments.com.

     Trust has previously sent to shareholders the most recent annual report for your respective Selling Fund, including financial statements, and the most recent semi-annual report succeeding the annual report, if any. If you have not received such reports or would like to receive an additional copy, please contact A I M Distributors, Inc., 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173, or by calling (800) 959-4246. Such reports will be furnished free of charge.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
                            EXCHANGE COMMISSION NOR
HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
                                    OF THIS
  PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
INTRODUCTION................................................    1
SUMMARY.....................................................    1
  The Reorganizations.......................................    1
  Comparison of Investment Objectives and Principal
     Strategies.............................................    2
  Comparison of Performance.................................    2
  Comparison of Fees and Expenses...........................    3
  Comparison of Multiple Class Structures...................    3
  Comparison of Sales Charges...............................    4
  Comparison of Distribution and Purchase and Redemption
     Procedures.............................................    4
  The Board's Recommendation................................    4
RISK FACTORS................................................    5
  Risks Associated with Buying Fund.........................    5
  Comparison of Risks of Buying Fund and Your Fund..........    5
INFORMATION ABOUT BUYING FUND...............................    5
  Description of Buying Fund Shares.........................    5
  Management's Discussion of Fund Performance...............    6
  Financial Highlights......................................    6
ADDITIONAL INFORMATION ABOUT THE PLANS......................    6
  Terms of the Reorganizations..............................    6
  The Reorganizations.......................................    6
  Board Considerations......................................    6
  Other Terms...............................................   11
  Federal Income Tax Consequences...........................   12
  Accounting Treatment......................................   13
RIGHTS OF SHAREHOLDERS......................................   13
CAPITALIZATION..............................................   14
LEGAL MATTERS...............................................   15
ADDITIONAL INFORMATION ABOUT BUYING FUND AND SELLING
  FUNDS.....................................................   16
INFORMATION FILED WITH THE SECURITIES AND EXCHANGE
  COMMISSION................................................   16
INFORMATION ABOUT THE SPECIAL MEETING AND VOTING............   16
  Proxy Statement/Prospectus................................   16
  Time and Place of Special Meetings........................   17
  Voting in Person..........................................   17
  Voting by Proxy...........................................   17
  Voting by Telephone or the Internet.......................   17
  Quorum Requirement and Adjournment........................   18
  Vote Necessary to Approve Each Proposal...................   18
  Proxy Solicitation........................................   18
  Other Matters.............................................   18
  Ownership of Shares.......................................   19
  Security Ownership of Management and Trustees.............   19

EXHIBIT A......  Classes of Shares of Each Selling Fund and
                 Corresponding Classes of Shares of Buying Fund  A-1
EXHIBIT B......  Comparison of Performance of Each Selling Fund
                 and Buying Fund                                 B-1
EXHIBIT C......  Comparison Fee Table and Expense Examples       C-1
EXHIBIT D......  Shares Outstanding of Each Class of Each
                 Selling Fund on Record Date                     D-1
EXHIBIT E......  Ownership of Shares of Each Selling Fund        E-1
EXHIBIT F......  Ownership of Shares of Buying Fund              F-1

APPENDIX I.....  Plan of Reorganization for Aggressive Growth
                 Fund
APPENDIX II....  Plan of Reorganization of Weingarten Fund
APPENDIX III...  Prospectus of Buying Fund
APPENDIX IV....  Discussion of Performance and Financial
                 Highlights of Buying Fund

     THE AIM FAMILY OF FUNDS, AIM AND DESIGN, AIM, AIM FUNDS, AIM FUNDS AND DESIGN, AIM INVESTMENTS, AIM INVESTOR, AIM LIFETIME AMERICA, AIM LINK, AIM INSTITUTIONAL FUNDS, AIMFUNDS.COM, LA FAMILIA AIM DE FONDOS, LA FAMILIA AIM DE FONDOS AND DESIGN, INVIERTA CON DISCIPLINA AND INVEST WITH DISCIPLINE, THE AIM COLLEGE SAVINGS PLAN, AIM SOLO 401(K), AIM INVESTMENTS AND DESIGN AND YOUR GOALS. OUR SOLUTIONS. ARE REGISTERED SERVICE MARKS AND AIM BANK CONNECTION, AIM INTERNET CONNECT, AIM PRIVATE ASSET MANAGEMENT, AIM PRIVATE ASSET MANAGEMENT AND DESIGN, AIM STYLIZED AND/OR DESIGN, AIM ALTERNATIVE ASSETS AND DESIGN, AND MYAIM.COM ARE SERVICE MARKS OF A I M MANAGEMENT GROUP INC. AIM TRIMARK IS A REGISTERED SERVICE MARK OF A I M MANAGEMENT GROUP INC. AND AIM FUNDS MANAGEMENT INC.

     No dealer, salesperson or any other person has been authorized to give any information or to make any representation other than those contained in this Proxy Statement/Prospectus, and you should not rely on such other information or representations.

                                  INTRODUCTION

     During 2003 and 2004, AMVESCAP, the parent company of AIM, undertook an integration initiative with respect to its United States mutual fund operations. Among other things, AMVESCAP's integration initiative included the establishment of a single distributor for all AMVESCAP U.S. mutual funds, the integration of back office support for AMVESCAP's U.S. mutual funds, the allocation of primary responsibility for investment advisory, administrative, accounting, and legal and compliance services for all of AMVESCAP's U.S. mutual funds to AIM and streamlining the various mutual funds offered by AMVESCAP's subsidiaries in the U.S.

     Since completion of the AMVESCAP integration initiative, AIM has undertaken an extensive review of its U.S. mutual fund offerings and has concluded that it would be appropriate to consolidate certain funds having similar investment objectives and strategies. The Reorganizations are part of a number of fund reorganizations AIM is proposing as a result of this review process. AIM believes that the Selling Funds' shareholders will benefit from the proposed Reorganizations because the combination of the funds will allow Buying Fund the best available opportunities for investment management, growth prospects and potential operating efficiencies.

                                    SUMMARY

     The Board, including the independent trustees, has determined that the Reorganizations are advisable and in the best interests of each Selling Fund and that the interests of the shareholders of each Selling Fund will not be diluted as a result of the Reorganizations. The Selling Funds and Buying Fund have similar investment objectives. Each of the Selling Funds and Buying Fund utilize similar investment strategies and are managed by the same portfolio team. The Board believes that a larger combined fund should have greater market presence and may achieve greater operating efficiencies because certain fixed costs, such as legal, accounting, shareholder services and trustee expenses, will be spread over the greater assets of the combined fund. In addition, the total annual operating expenses of the combined fund are expected to be lower than the current total annual operating expenses of each Selling Fund. For additional information concerning the factors the Board considered in approving the Plans, see "Additional Information About the Plans -- Board Considerations."

     The following summary discusses some of the key features of the Reorganizations and highlights certain differences between each Selling Fund and Buying Fund. This summary is not complete and does not contain all of the information that you should consider before voting on whether to approve the Plans. For more complete information, please read this entire Proxy Statement/Prospectus.

THE REORGANIZATIONS

     The Reorganizations will result in the combination of each Selling Fund with Buying Fund. The Selling Funds and Buying Fund are all series of Trust, a Delaware statutory trust.

     If shareholders of each Selling Fund approve the Plans and other closing conditions are satisfied, all of the assets of each Selling Fund will be transferred to Buying Fund, Buying Fund will assume the liabilities of each Selling Fund, and Trust will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of each Selling Fund, as set forth on Exhibit A. For a description of certain of the closing conditions that must be satisfied, see "Additional Information About the Plans -- Other Terms."

     The shares of Buying Fund issued in the Reorganizations will have an aggregate net asset value equal to the net value of the assets of each Selling Fund transferred to Buying Fund. The value of each Selling Fund shareholder's account with Buying Fund immediately after the Reorganizations will be the same as the value of that Selling Fund shareholder's account with the respective Selling Fund prior to the Reorganizations. A copy of the Aggressive Growth Fund Plan is attached as Appendix I to this Proxy Statement/Prospectus and a copy of the Weingarten Fund Plan is attached as Appendix II to this Proxy Statement/Prospectus. See "Additional Information About the Plans."

     Trust will receive an opinion of Ballard Spahr Andrews & Ingersoll, LLP to the effect that each Reorganization will constitute a tax-free reorganization for Federal income tax purposes. Thus, shareholders will not have to pay additional Federal income tax as a result of each Reorganization. See "Additional Information About the Plans -- Federal Income Tax Consequences."

     No sales charges will be imposed in connection with the Reorganization.

COMPARISON OF INVESTMENT OBJECTIVES AND PRINCIPAL STRATEGIES

     The Selling Funds and Buying Fund have similar investment objectives. Weingarten Fund and Buying Fund seek growth of capital, while Aggressive Growth Fund seeks long-term growth of capital. The Selling Funds and Buying Fund also invest in similar types of securities. Each Selling Fund and Buying Fund invest primarily in common stocks of companies with above-average long-term growth in earnings and excellent prospects for future growth. However, Aggressive Growth Fund invests in small and medium-sized growth companies and Weingarten Fund invests in seasoned, better capitalized companies, while Buying Fund may invest without regard to capitalization. Buying Fund also has the ability to use leverage, although its portfolio management team does not currently do so.

     The chart below provides a summary for comparison purposes of the investment objectives and principal investment strategies of each Selling Fund and Buying Fund. You can find more detailed information about the investment objectives, strategies and other investment policies of each Selling Fund and Buying Fund in the Selling Fund Prospectuses and the Buying Fund Prospectus, respectively.

 AIM AGGRESSIVE GROWTH FUND         AIM WEINGARTEN FUND           AIM CONSTELLATION FUND
       (SELLING FUND)                 (SELLING FUND)                   (BUYING FUND)
 --------------------------         -------------------           ----------------------
                                   INVESTMENT OBJECTIVES
- Long-term growth of capital  - Growth of capital             - Growth of capital

                                   INVESTMENT STRATEGIES
- Invests primarily in common  - Invests in common stocks of   - Invests principally in
  stocks of small and medium-    seasoned and better             common stocks, without
  sized growth companies.        capitalized companies.          regard to market
                                                                 capitalization
- Portfolio managers focus on  - Portfolio managers focus on   - Invests in common stocks of
  companies that are likely      companies that have             companies the portfolio
  to benefit from new or         experienced above-average       managers believe are likely
  innovative products,           growth in earnings and have     to benefit from new or
  services or processes as       excellent prospects for         innovative products,
  well as those that have        future growth.                  services or processes as
  experienced above-average,                                     well as those that have
  long-term growth in                                            experienced above average,
  earnings and have excellent                                    long-term growth in
  prospects for future                                           earnings and have excellent
  growth.                                                        prospects for future growth
- May also invest up to 25%    - May also invest up to 20%     - May also invest up to 20%
  of its total assets in         of its total assets in          of its total assets in
  foreign securities.            foreign securities.             foreign securities

COMPARISON OF PERFORMANCE

     A bar chart showing the annual total returns for calendar years ended December 31, for Class A shares of each Selling Fund and for Class A shares of Buying Fund can be found at Exhibit B. Also included as part of Exhibit B is a table showing the average annual total returns for the periods indicated for each Selling Fund and Buying Fund. For more information regarding the total return of each Selling Fund, see the "Financial Highlights" section of the Selling Fund Prospectuses, which have been made a part of this Proxy Statement/ Prospectus by reference. For more information regarding the total return of Buying Fund, see "Information About Buying Fund -- Financial Highlights." Past performance cannot guarantee comparable future results.

COMPARISON OF FEES AND EXPENSES

     A comparison of shareholder fees and annual operating expenses of each class of shares of each Selling Fund and Buying Fund, as of October 31, 2004, expressed as a percentage of net assets ("Expense Ratio"), can be found at Exhibit C. Pro forma estimated Expense Ratios, based on historical data at a specified date and related projected data, for each class of shares of Buying Fund after giving effect to the Reorganizations are also provided as of October 31, 2004 as part of Exhibit C.

     The current investment advisory fee schedule of Buying Fund is lower than that of Weingarten Fund. By contrast, the current investment advisory fee schedule of Aggressive Growth Fund is lower at certain asset levels than the current investment advisory fee schedule of Buying Fund. As a result, in connection with the Reorganizations, the Board of Buying Fund has approved an amendment to Buying Fund's investment advisory fee schedule such that AIM will receive a monthly fee calculated, based on the average daily net assets of Buying Fund, at the annual rates described below.

     If shareholders approve the Weingarten Fund Reorganization and the Aggressive Growth Fund Reorganization is not approved, Buying Fund's investment advisory fee schedule will be:

           ANNUAL RATE                                                NET ASSETS
           -----------                                                ----------
              1.00%                                       First $30 million
              0.75%                                       Next $120 million
              0.625%                                      Excess over $150 million

     If shareholders approve both Reorganizations, Buying Fund's investment advisory schedule will be:

           ANNUAL RATE                                                NET ASSETS
           -----------                                                ----------
              0.80%                                       First $150 million
              0.625%                                      Excess over $150 million

     In addition, AIM has contractually agreed to waive its advisory fees through December 31, 2009, for Buying Fund in connection with a settlement agreement reached with the New York Attorney General. After the Reorganizations, until December 31, 2009, the following advisory fee rates apply for Buying Fund after the waiver:

           ANNUAL RATE                                                NET ASSETS
           -----------                                                ----------
              0.695%                                      First $250 million
              0.615%                                      Next $4 billion
              0.595%                                      Next $750 million
              0.57%                                       Next $2.5 billion
              0.545%                                      Next $2.5 billion
              0.52%                                       Amounts over $10 billion

     After giving effect to both Reorganizations, the reduced advisory fee schedule to be applicable to Buying Fund will be the same as or lower than each Selling Fund's current investment advisory fee schedule. In addition, the total annual operating expenses of the combined fund after giving effect to both Reorganizations and fee reductions are expected to be lower than those of Selling Funds.

COMPARISON OF MULTIPLE CLASS STRUCTURES

     A comparison of the share classes of each Selling Fund that are currently available to investors and the corresponding share class of Buying Fund that shareholders of each Selling Fund will receive in the Reorganizations can be found at Exhibit A. For information regarding the features of each of the share classes of each Selling Fund and Buying Fund, see the Selling Fund Prospectuses and the Buying Fund Prospectus, respectively.

COMPARISON OF SALES CHARGES

     No sales charges are applicable to shares of Buying Fund received by holders of each Selling Fund's shares in connection with the Reorganizations. No redemption of a Selling Fund's shares that could cause the imposition of a contingent deferred sales charge ("CDSC") will result in connection with the Reorganizations. The holding period for purposes of determining whether to charge a CDSC upon redemptions of shares of Buying Fund received in connection with the Reorganizations will be the same as the holding period of your shares immediately prior to the Reorganizations.

     The chart below provides a summary for comparison purposes of the initial sales charges and CDSCs applicable to each class of shares of each Selling Fund and Buying Fund. The fee tables at Exhibit C include comparative information about maximum initial sales charges on purchases of Class A shares of each Selling Fund and Buying Fund and the maximum CDSC on redemptions of certain classes of shares of each Selling Fund and Buying Fund. For more detailed information on initial sales charges, including volume purchase breakpoints and waivers, and reductions of CDSCs over time, see the Selling Fund Prospectuses and the Buying Fund Prospectus and the related Statements of Additional Information.

           CLASS A                        CLASS B                         CLASS C
           -------                        -------                         -------
- subject to an initial sales  - not subject to an initial     - not subject to an initial
  charge*                        sales charge                    sales charge
- may be subject to a CDSC on  - subject to a CDSC on          - subject to a CDSC on
  redemptions made within 12     certain redemptions             certain redemptions
  or 18 months from the date
  of certain purchases

                   CLASS R                                   INSTITUTIONAL CLASS
                   -------                                   -------------------
- not subject to an initial sales charge        - not subject to an initial sales charge
- may be subject to a CDSC on redemptions       - not subject to a CDSC
  made within 12 months from the date of
  certain purchases

---------------

* Each Selling Fund and Buying Fund waive initial sales charges on Class A shares for certain categories of investors, including certain of their affiliated entities and certain of their employees, officers and trustees and those of their investment advisor.

     The CDSC on redemptions of shares of Buying Fund is computed based on the lower of their original purchase price or current market value, net of reinvested dividends and capital gains distributions.

COMPARISON OF DISTRIBUTION AND PURCHASE AND REDEMPTION PROCEDURES

     Shares of each Selling Fund and Buying Fund are distributed by A I M Distributors, Inc. ("AIM Distributors"), a registered broker-dealer and wholly owned subsidiary of AIM.

     Each of the Selling Funds and Buying Fund have adopted a distribution plan that allows the payment of distribution and service fees for the sale and distribution of the shares of each of their respective classes. Distribution fees are payable to AIM Distributors for distribution services. The fee tables at Exhibit C include comparative information about the distribution and service fees payable by each class of shares of each Selling Fund and Buying Fund. Each class of shares of Buying Fund will have the same or lower aggregate distribution and service fees as the corresponding class of shares of each Selling Fund.

     The purchase and redemption procedures of each Selling Fund and Buying Fund are substantially the same. For information regarding the purchase and redemption procedures of each Selling Fund and Buying Fund, see the Selling Fund Prospectuses and the Buying Fund Prospectus, respectively.

THE BOARD'S RECOMMENDATION

     The Board, including the independent trustees of each Selling Fund, unanimously recommends that you vote "FOR" this Proposal.

                                  RISK FACTORS

RISKS ASSOCIATED WITH BUYING FUND

     The following is a discussion of the principal risks associated with Buying Fund.

     There is a risk that you could lose all or a portion of your investment in Buying Fund. The value of your investment in Buying Fund will go up and down with the prices of the securities in which Buying Fund invests. The prices of equity securities change in response to many factors including the historical and prospective earnings of the issuer, the value of its assets, general economic conditions, interest rates, investor perceptions and market liquidity. This is especially true with respect to equity securities of smaller companies, whose prices may go up and down more than equity securities of larger, more-established companies. Also, since equity securities of smaller companies may not be traded as often as equity securities of larger, more-established companies, it may be difficult or impossible for the fund to sell securities at a desirable price.

     Foreign securities have additional risks, including exchange rate changes, political and economic upheaval, the relative lack of information about these companies, relatively low market liquidity and the potential lack of strict financial and accounting controls and standards.

     An investment in Buying Fund is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

COMPARISON OF RISKS OF BUYING FUND AND YOUR FUND

     The risks associated with an investment in each Selling Fund are similar to those described above for Buying Fund because of the similarities in their investment objectives and strategies. Set forth below is a discussion of certain risks that differ between Buying Fund and each Selling Fund. You can find more detailed descriptions of specific risks associated with each Selling Fund in the Selling Fund Prospectuses.

     Buying Fund invests without regard to market capitalization, but expects to invest a significant portion of its assets in securities of mid- and large-sized companies. Aggressive Growth Fund invests in securities of small-and medium-sized growth companies. In this regard, an investment in Aggressive Growth Fund may pose greater risks than an investment in Buying Fund because the prices of securities of small capitalization companies may go up and down more than the prices of larger, more established companies. Further, Aggressive Growth Fund may engage in active and frequent trading of portfolio securities to achieve its investment objective. If Aggressive Growth Fund does trade in this way, it may incur increased transaction costs, which can lower the actual return on the shareholder's investment. Active trading may also increase short-term gains and losses, which may affect the taxes shareholders have to pay.

                         INFORMATION ABOUT BUYING FUND

DESCRIPTION OF BUYING FUND SHARES

     Shares of Buying Fund are redeemable at their net asset value (subject, in certain circumstances, to a contingent deferred sales charge) at the option of the shareholder or at the option of Trust in certain circumstances. Each share of Buying Fund represents an equal proportionate interest in Buying Fund with each other share and is entitled to such dividends and distributions out of the income belonging to Buying Fund as are declared by the Board of Trustees of Buying Fund. Each share of Buying Fund generally has the same voting, dividend, liquidation and other rights; however, each class of shares of Buying Fund is subject to different sales loads, conversion features, exchange privileges and class-specific expenses. When issued, shares of Buying Fund are fully paid and nonassessable, have no preemptive or subscription rights, and are freely transferable. Other than the automatic conversion of Class B shares to Class A shares at the end of the month which is eight years after the date on which shares were purchased, there are no conversion rights.

MANAGEMENT'S DISCUSSION OF FUND PERFORMANCE

     A discussion of the performance of Buying Fund taken from its semi-annual report to shareholders for the semi-annual period ended April 30, 2005 is set forth in Appendix IV of this Proxy Statement/Prospectus.

FINANCIAL HIGHLIGHTS

     For more information about Buying Fund's financial performance, see the "Financial Highlights" section of the Buying Fund Prospectus that is attached to this Proxy Statement/Prospectus as Appendix III.

                     ADDITIONAL INFORMATION ABOUT THE PLANS

TERMS OF THE REORGANIZATIONS

     The terms and conditions under which the Reorganizations may be consummated are set forth in the respective Plans. Significant provisions of the Plans are summarized below; however, this summary is qualified in its entirety by reference to the Plans, copies of which are attached as Appendix I and II to this Proxy Statement/Prospectus.

THE REORGANIZATIONS

     Consummation of the Reorganizations (the "Closing") is expected to occur on March 13, 2006, at 8:00 a.m., Eastern Time (the "Effective Time") on the basis of values calculated as of the close of regular trading on the New York Stock Exchange on March 10, 2006 (the "Valuation Date"). At the Effective Time, all of the assets of each Selling Fund will be delivered to Trust's custodian for the account of Buying Fund in exchange for the assumption by Buying Fund of the liabilities of each Selling Fund and delivery by Trust directly to the holders of record as of the Effective Time of the issued and outstanding shares of each class of your Fund of a number of shares of each corresponding class of Buying Fund (including, if applicable, fractional shares rounded to the nearest thousandth), having an aggregate net asset value equal to the value of the net assets of a Selling Fund so transferred, assigned and delivered, all determined and adjusted as provided in the applicable Plan. Upon delivery of such assets, Buying Fund will receive good and marketable title to such assets free and clear of all liens.

     In order to ensure continued qualification of each Selling Fund for treatment as a "regulated investment company" for tax purposes and to eliminate any tax liability of each Selling Fund arising by reason of undistributed investment company taxable income or net capital gain, Trust will declare on or prior to the Valuation Date to the shareholders of each Selling Fund a dividend or dividends that, together with all previous such dividends, shall have the effect of distributing (a) all of each Selling Fund's investment company taxable income (determined without regard to any deductions for dividends paid) for the taxable year ended October 31, 2005 and for the short taxable year beginning on November 1, 2005 and ending on the Closing and (b) all of your Fund's net capital gain recognized in its taxable year ended October 31, 2005 and in such short taxable year (after reduction for any capital loss carryover).

     Buying Fund will proceed with each of the Reorganizations if the shareholders of the respective Selling Fund approve the applicable Plan, provided that consummation of the Aggressive Growth Fund Reorganization is conditioned on consummation of the Weingarten Fund Reorganization.

     Following receipt of the requisite shareholder vote and as soon as reasonably practicable after the Closing, Trust will redeem the outstanding shares of each Selling Fund from shareholders in accordance with the applicable Agreement and Declaration of Trust, Bylaws and the Delaware Statutory Trust Act.

BOARD CONSIDERATIONS

     AIM initially proposed that the Board consider the Reorganizations at an in-person meeting of the Board held on October 27, 2005, at which preliminary discussions of the Reorganizations took place. After careful consideration and after weighing the pros and cons of each of the Reorganizations, the Board determined that each of the Reorganizations is advisable and in the best interests of each Selling Fund and will not dilute the interests of each Selling Fund's shareholders, and approved the Plans and the Reorganizations, at a telephonic meeting of the Board held on November 14, 2005.

     Over the course of the Board meetings, the Board received from AIM written materials that contained information concerning each Selling Fund and Buying Fund, including comparative total return and fee and expense information, a comparison of investment objectives and strategies of each Selling Fund and Buying Fund and pro forma expense ratios for Buying Fund giving effect to the Reorganizations. AIM also provided the Board with written materials concerning the structure of the proposed Reorganizations and the Federal tax consequences of the Reorganizations.

     Following the initial Board meeting, the Board requested additional information from AIM with respect to: the availability of suitable reorganization candidates, current litigation, contingent assets and liabilities, the advantage (if any) of structuring the Reorganizations as taxable transactions, the calculation of pro forma expense ratios and the effect on transfer agency fees. AIM provided such additional information to the Board prior to and at the November 14, 2005 meeting. In addition, the Board requested a follow-up report after the consummation of the Reorganizations that shows the actual costs and expenses of the Reorganizations.

     In evaluating each of the Reorganizations, the Board considered a number of factors, including:

     - The investment objective and principal investment strategies of each Selling Fund and Buying Fund.

     - The comparative performance of each Selling Fund and Buying Fund.

     - The comparative expenses of each Selling Fund and Buying Fund and the pro forma expenses of Buying Fund after giving effect to each Reorganization.

     - The comparative sizes of each Selling Fund and Buying Fund.

     - The consequences of the Reorganizations for Federal income tax purposes, including the treatment of any unrealized capital gains and capital loss carryforwards available to offset future capital gains of each Selling Fund and Buying Fund.

     - Any fees and expenses that will be borne directly or indirectly by each Selling Fund or Buying Fund in connection with the Reorganizations.

     - The projected financial impact to AIM and its affiliates of the Reorganizations.

     The Board also noted that no sales charges or other charges would be imposed on any of the shares of Buying Fund issued to the shareholders of each Selling Fund in connection with the Reorganizations.

     Based on the foregoing and the information presented at the Board meetings discussed below, the Board determined that the Reorganizations are advisable and in the best interests of each Selling Fund and will not dilute the interests of each Selling Fund's shareholders. Therefore, the Board recommended the approval of the Plans by the shareholders of each Selling Fund at the Special Meetings.

     In 2005 AIM reorganized and consolidated the management teams of the AIM Funds managed in the growth style. The Reorganizations are intended to further combine similar funds within that style space that are now managed by the same portfolio management teams.

  AGGRESSIVE GROWTH FUND REORGANIZATION

     AIM proposed the Aggressive Growth Fund Reorganization, together with the Weingarten Fund Reorganization discussed below, as part of an effort to consolidate the AIM Funds' growth fund offerings. In considering the Aggressive Growth Fund Reorganization, the Board noted that the funds have similar investment objectives and are managed using similar investment strategies. In addition, Buying Fund's long-term performance track record is better than Aggressive Growth Fund's and the expenses of the combined fund are expected to be lower than those of Aggressive Growth Fund.

     The Board noted that since September 16, 2005, both Aggressive Growth Fund and Buying Fund have been managed by the same lead portfolio manager and portfolio management team using similar investment strategies. Although Buying Fund and Aggressive Growth Fund only had approximately 20% portfolio overlap as of July 31, 2005, the amount of portfolio overlap between the funds is expected to increase because the same portfolio management team now manages both funds using similar investment strategies. The Board noted that Aggressive Growth Fund is currently positioned as a small- to mid-cap growth fund, whereas Buying Fund has a multi-cap discipline focusing on mid-and large-cap stocks. Thus, Aggressive Growth Fund shareholders may lose most of their current small-cap exposure in Buying Fund's investment process.

     The Board also noted that consummation of the Aggressive Growth Fund Reorganization is conditioned on consummation of the Weingarten Fund Reorganization. If the Weingarten Fund Reorganization is not consummated, the asset retention requirements for small cap stocks necessary to maintain the tax-free nature of the Aggressive Growth Fund Reorganization could unduly limit the portfolio manager's flexibility in managing the combined fund because a disproportionately large percentage of the assets of the combined fund could be required to be held in small cap stocks.

     The Board determined that it was appropriate for Buying Fund to be the surviving fund in the Aggressive Growth Fund Reorganization primarily because although Aggressive Growth Fund and Buying Fund currently have overlapping management teams, the portfolio composition of the combined fund is expected to be more like that of Buying Fund over time, and the investment style that Buying Fund's management team currently utilizes to manage Buying Fund will apply to the combined fund after the Aggressive Growth Fund Reorganization. Consequently, the Board determined that Buying Fund's performance track record more accurately reflects the results of the investment process that the combined fund will utilize after the Aggressive Growth Fund Reorganization. The Board also considered the relative sizes of the two funds, noting that Buying Fund has a significantly larger asset base. As of July 31, 2005, Buying Fund had net assets of approximately $5.8 billion, compared to net assets for Aggressive Growth Fund of approximately $1.8 billion.

     The Board considered the performance of Buying Fund in relation to the performance of Aggressive Growth Fund, noting that although Aggressive Growth Fund has recently provided better returns, Buying Fund has provided better long-term returns to its shareholders. As of July 31, 2005, the relative performance of Class A shares of Aggressive Growth Fund and Buying Fund (without sales loads) was as follows:

                          AVERAGE ANNUAL TOTAL RETURNS

                                        ONE      FIVE      TEN       SINCE     INCEPTION
                                        YEAR     YEARS    YEARS    INCEPTION     DATE
                                       ------    -----    -----    ---------   ---------
Aggressive Growth Fund...............  19.17%    (5.28)%  5.67%     11.89%     05/01/84
Buying Fund..........................  14.02%    (7.60)%  5.03%     14.38%     04/30/76

     The performance information in Exhibit B supports the Board's determination that Buying Fund's long-term performance generally has been better than that of Aggressive Growth Fund. See "Exhibit B -- Comparison of Performance of Each Selling and Buying Fund."

     The Board also considered the operating expenses the funds incur. As a percentage of daily net assets, the total annual operating expenses of Buying Fund prior to giving pro forma effect to the Aggressive Growth Fund Reorganization are lower than the total annual operating expenses of Aggressive Growth Fund for Class A, Class B, Class C, and Class R shares, but slightly higher for Institutional Shares. The Board noted that AIM has proposed to reduce the investment advisory fee applicable to the combined fund as described above in "SUMMARY -- Comparison of Fees and Expenses."

     AIM reported to the Board that, based upon historical data at a specified date and related projected data, on a pro forma basis, the total annual operating expense ratios of Buying Fund, after giving effect to current fee waivers, are expected to be approximately 0.05% lower than those of Aggressive Growth Fund for Class A, Class B, Class C and Class R shares and approximately 0.01% lower for Institutional Class shares. In the absence of such fee waivers, on a pro forma basis, the total annual operating expenses of Buying Fund are also expected to be generally lower than those of Aggressive Growth Fund. The pro forma total annual operating expenses the Board considered differ from the pro forma fee and expenses tables contained in Exhibit C because the information the Board considered is as of a more recent date than that which is contained in Exhibit C.

     At the November 14, 2005 meeting, the Board considered AIM's proposal to amend the advisory agreement for Buying Fund to reflect a reduced advisory fee, effective as of the Closing. The Board noted that the reduced advisory fee schedule is the same as Aggressive Growth Fund's current advisory fee schedule. In addition, AIM previously agreed to waivers of its management fees for both funds. The Board considered the proposed reduction of the advisory fee schedule in approving the Reorganization at the November 14, 2005 meeting.

     The Investment Company Act of 1940 requires that changes to an investment advisory agreement be approved at an in-person meeting. Accordingly, the Board did not formally approve the reduced advisory fee schedule until an in-person meeting on December 7, 2005.

     The total expenses to be incurred in connection with the Aggressive Growth Fund Reorganization are expected to be approximately $987,000. Aggressive Growth Fund's expenses incurred in connection with the Aggressive Growth Fund Reorganization are expected to be approximately $957,000. The Board noted AIM's proposal that Aggressive Growth Fund bear 25% and AIM bear 75% of Aggressive Growth Fund's costs in connection with the Aggressive Growth Fund Reorganization and concluded it was appropriate for Aggressive Growth Fund to bear such portion of the expenses in light of the decrease in expenses that are expected to result from the Aggressive Growth Fund Reorganization. Buying Fund's expenses to be incurred in connection with the Aggressive Growth Fund Reorganization are expected to be approximately $30,000. Buying Fund will bear its costs and expenses incurred in connection with the Aggressive Growth Fund Reorganization.

     To determine which party would bear the expenses to be incurred in connection with the Aggressive Growth Fund Reorganization, AIM estimated the amount of mailing, printing, solicitation, and legal and accounting fees to be incurred by both Buying Fund and Aggressive Growth Fund. AIM then performed a qualitative analysis that took into account, among other things, the expected benefits to be enjoyed by Aggressive Growth Fund's shareholders through reduced expenses on a pro forma basis, the amount of time estimated for Aggressive Growth Fund's shareholders to recoup expenses incurred in the Aggressive Growth Fund Reorganization in light of such expected benefits, the effect incurring such expenses would have on the net asset value of Aggressive Growth Fund, whether there was a financial impact to AIM's profit and loss (positive or negative) and the relative performance of Aggressive Growth Fund and Buying Fund.

  WEINGARTEN FUND REORGANIZATION

     AIM similarly proposed the Weingarten Fund Reorganization as part of an effort to consolidate the AIM Funds' growth fund offerings. In considering the Weingarten Fund Reorganization, the Board noted that Buying Fund and Weingarten Fund have the same investment objectives, are managed using similar investment strategies and invest in similar securities. In addition, Buying Fund's long-term performance track record is better than Weingarten Fund's and the expenses of the combined fund are expected to be lower than those of Weingarten Fund.

     The Board noted that since September 16, 2005, Weingarten Fund and Buying Fund have been managed using the same discipline by the same lead portfolio manager and portfolio management team. The Board noted that because Weingarten Fund and Buying Fund have the same investment objectives and similar investment strategies, there is significant portfolio overlap between these two funds. As of July 31, 2005, approximately 64% of Weingarten Fund's total net assets were invested in securities Buying Fund also owns.

     In addition, the Board noted that Weingarten Fund is currently positioned as a large-cap growth fund, whereas Buying Fund has a multi-cap discipline focusing on mid- and large-cap stocks. Thus, as a result of the Weingarten Fund Reorganization, Weingarten Fund shareholders may lose some exposure to large-cap stocks in Buying Fund's investment process.

     The Board determined that it was appropriate for Buying Fund to be the surviving fund in the Weingarten Fund Reorganization. The portfolio composition, investment objectives and strategies, policies and restrictions of the combined fund will be those of Buying Fund. The expense structure of Buying Fund is more similar to the expense structure of the combined fund, and Buying Fund has significantly more assets than Weingarten Fund. Although the portfolio management team of the combined fund is more like the team that has managed Weingarten Fund since January 2002, the anticipated utilization of Buying Fund's multi-cap strategy and investment universe is a greater indicator that the combined fund will more closely resemble Buying Fund than Weingarten Fund in the future.

     Although the management team of the combined fund will be more similar to the team responsible for Weingarten Fund, the Board determined that it was appropriate for Buying Fund to be the surviving fund in the Weingarten Fund Reorganization. The Board determined Buying Fund should be the surviving fund primarily because the portfolio composition of the combined fund is expected to be more like that of Buying Fund and the investment style Buying Fund's management team currently utilizes to manage Buying Fund will apply to the combined fund after the Weingarten Fund Reorganization. Consequently, the Board determined that Buying Fund's performance track record more accurately reflects the results of the investment process that the combined fund will utilize after the Weingarten Fund Reorganization. The Board also considered the relative sizes of the two funds, noting that Buying Fund has a larger asset base. As of July 31, 2005, Buying Fund had net assets of approximately $5.8 billion, compared to net assets for Weingarten Fund of approximately $2.5 billion.

     The Board considered the performance of Buying Fund in relation to the performance of Weingarten Fund, noting that although Weingarten Fund has recently provided better returns, Buying Fund has provided better long-term returns to its shareholders than Weingarten Fund. As of July 31, 2005, the relative performance of Class A shares of Weingarten Fund and Buying Fund (without sales loads) was as follows:

                          AVERAGE ANNUAL TOTAL RETURNS

                                        ONE      FIVE      TEN       SINCE     INCEPTION
                                        YEAR    YEARS     YEARS    INCEPTION     DATE
                                       ------   ------    -----    ---------   ---------
Weingarten Fund......................  15.47%   (12.56)%  3.70%     11.68%     06/17/69
Buying Fund..........................  14.02%    (7.60)%  5.03%     14.38%     04/30/76

     The performance information in Exhibit B supports the Board's determination that Buying Fund's long-term performance has been better than that of Weingarten Fund. See "Exhibit B -- Comparison of Performance of Each Selling Fund and Buying Fund."

     The Board also considered the operating expenses the funds incur. The total annual operating expenses of Buying Fund prior to giving pro forma effect to the Weingarten Fund Reorganization, as a percentage of average daily net assets, are lower than the total annual operating expenses of Weingarten Fund. The Board noted that AIM has proposed to reduce the investment advisory fee applicable to the combined fund as described above in "SUMMARY Comparison of Fees and Expenses."

     AIM reported to the Board that, based upon historical data at a specified date and related projected data, on a pro forma basis, the total annual operating expense ratios of Buying Fund, after giving effect to current fee waivers, are expected to be approximately 0.13% lower than those of Weingarten Fund for Class A, Class B, Class C and Class R shares and approximately 0.10% lower for Institutional Class shares. In the absence of such fee waivers, on a pro forma basis, the total annual operating expense ratios of Buying Fund are also expected to be lower than those of Weingarten Fund after the Weingarten Fund Reorganization. The pro forma total annual operating expenses the Board considered differ from the pro forma fee and expenses tables contained in Exhibit C because the information the Board considered is as of a more recent date than that which is contained in Exhibit C.

     At the November 14, 2005 meeting, the Board was presented with a new advisory fee waiver schedule for Buying Fund to be effective as of the Closing of the Weingarten Fund Reorganization.

     As described above, the Board considered AIM's proposal to reduce the advisory fee schedule to be applicable to Buying Fund if both the Aggressive Growth Fund Reorganization and the Weingarten Fund Reorganization are approved. The Board noted that the reduced advisory fee schedule is the same as

Aggressive Growth Fund's current advisory fee schedule. The Board considered the proposed reduction of the advisory fee schedule in approving the Weingarten Fund Reorganization at the November 14, 2005 meeting.

     The Investment Company Act of 1940 requires that changes to an investment advisory agreement be approved at an in-person meeting. Accordingly, the Board did not formally approve the reduced advisory fee schedule until an in-person meeting on December 7, 2005.

     The Board also considered, based upon historical data at a specified date, the effect of the Weingarten Fund Reorganization on the anticipated tax benefits to shareholders from the utilization of the capital loss carryforwards of Weingarten Fund and of Buying Fund as offsets to future realized capital gains. As of July 31, 2005, Weingarten Fund's and Buying Fund's capital loss carryforwards were estimated to be $3,252,240,500, and $1,739,525,534, respectively. AIM provided the Board a model analyzing the year-to-year potential effect of the imposition of limitations on the use of Weingarten Fund's capital loss carryforwards based on certain assumptions, including assumptions regarding market appreciation, sales and redemptions, portfolio turnover and tax rates. This model estimated that as a result of the Weingarten Fund Reorganization, certain capital loss carryforwards available to the combined fund would expire earlier than if the Weingarten Fund Reorganization did not occur. In addition, although approximately 80% of the capital loss carryforwards of Weingarten Fund are estimated to be disallowed as a consequence of the Weingarten Fund Reorganization, Buying Fund would still retain capital loss carryforwards after the Reorganization that are estimated to be slightly greater than the net unrealized built-in gain in the assets that Buying Fund is expected to hold immediately after consummation of the Weingarten Fund Reorganization. The Board also noted that the treatment of these tax attributes can be affected by a variety of different factors occurring after the date of the data presented to the Board (both before and after the Closing). As a result, the outcome of these matters is difficult to predict.

     The total expenses to be incurred in connection with the Weingarten Fund Reorganization are expected to be approximately $1,530,000. Weingarten Fund's expenses incurred in connection with the Weingarten Fund Reorganization are expected to be approximately $1,500,000. The Board noted AIM's proposal that Weingarten Fund bear 50% and AIM bear 50% of Weingarten Fund's costs in connection with the Weingarten Fund Reorganization and concluded it was appropriate for Weingarten Fund to bear such portion of the expenses in light of the decrease in expenses that are expected to result from the Weingarten Fund Reorganization. Buying Fund's expenses to be incurred in connection with the Weingarten Fund Reorganization are expected to be approximately $30,000. Buying Fund will bear its costs and expenses incurred in connection with the Weingarten Fund Reorganization.

     To determine which party would bear the expenses to be incurred in connection with the Weingarten Fund Reorganization, AIM estimated the amount of mailing, printing, solicitation, and legal and accounting fees to be incurred by both Buying Fund and Weingarten Fund. AIM then performed a qualitative analysis that took into account, among other things, the expected benefits to be enjoyed by Weingarten Fund's shareholders through reduced expenses on a pro forma basis, the amount of time estimated for Weingarten Fund's shareholders to recoup expenses incurred in the Weingarten Fund Reorganization in light of such expected benefits, the effect incurring such expenses would have on the net asset value Weingarten Fund, whether there was a financial impact to AIM's profit and loss (positive or negative) and the relative performance of Weingarten Fund and Buying Fund.

OTHER TERMS

     If any amendment is made to the Plans following the mailing of this Proxy Statement/Prospectus and prior to the Closing which would have a material adverse effect on shareholders, such change will be submitted to the affected shareholders for their approval. However, if an amendment is made which would not have a material adverse effect on shareholders, the Plans may be amended without shareholder approval by mutual agreement of the parties.

     The obligations of Trust pursuant to the Plans are subject to various conditions, including the following conditions:

     - the assets of each Selling Fund to be acquired by Buying Fund shall constitute at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by such Selling Fund immediately prior to the Reorganization;

     - Trust's Registration Statement on Form N-14 under the Securities Act of 1933 (the "1933 Act") shall have been filed with the SEC and such Registration Statement shall have become effective, and no stop-order suspending the effectiveness of the Registration Statement shall have been issued, and no proceeding for that purpose shall have been initiated or threatened by the SEC (and not withdrawn or terminated);

     - the shareholders of Weingarten Fund shall have approved the Weingarten Plan;

     - the shareholders of Aggressive Growth Fund shall have approved the Aggressive Growth Plan, provided that it is also a condition to the Aggressive Growth Fund Reorganization that the Weingarten Fund Reorganization be consummated; and

     - Trust shall have received an opinion from Ballard Spahr Andrews & Ingersoll, LLP that the consummation of the transactions contemplated by the Plans will not result in the recognition of gain or loss for Federal income tax purposes for each Selling Fund, Buying Fund or their shareholders.

     The Board may waive without shareholder approval any default or any failure to satisfy any of the above conditions as long as such a waiver will not have a material adverse effect on the benefits intended under the Plans for the shareholders of each Selling Fund. The Plans may be terminated and the Reorganizations may be abandoned at any time if the shareholders of each Selling Fund do not approve their respective Plan or if the Closing does not occur on or before September 30, 2006.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a general summary of the material Federal income tax consequences of each Reorganization and is based upon the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the existing U.S. Treasury regulations thereunder, current administrative rulings of the Internal Revenue Service ("IRS") and published judicial decisions, all of which are subject to change. The principal Federal income tax consequences that are expected to result from each Reorganization, under currently applicable law, are as follows:

     - each Reorganization will qualify as a "reorganization" within the meaning of Section 368(a) of the Code;

     - no gain or loss will be recognized by a Selling Fund upon the transfer of its assets to Buying Fund solely in exchange for shares of Buying Fund and Buying Fund's assumption of the liabilities of such Selling Fund or on the distribution of those shares to such Selling Fund's shareholders;

     - no gain or loss will be recognized by Buying Fund on its receipt of assets of a Selling Fund in exchange for shares of Buying Fund issued directly to such Selling Fund's shareholders;

     - no gain or loss will be recognized by any shareholder of each Selling Fund upon the exchange of shares of such Selling Fund for shares of Buying Fund;

     - the tax basis of the shares of Buying Fund to be received by a shareholder of each Selling Fund will be the same as the shareholder's tax basis of the shares of such Selling Fund surrendered in exchange therefor;

     - the holding period of the shares of Buying Fund to be received by a shareholder of each Selling Fund will include the period for which such shareholder held the shares of such Selling Fund exchanged therefor, provided that such shares of each Selling Fund are capital assets in the hands of such shareholder as of the Closing; and

     - Buying Fund will thereafter succeed to and take into account any capital loss carryover and certain other tax attributes of each Selling Fund, subject to all relevant conditions and limitations on the use of such tax benefits.

     Trust has not requested and will not request an advance ruling from the IRS as to the Federal tax consequences of the Reorganizations. As a condition to Closing, Ballard Spahr Andrews & Ingersoll, LLP will render a favorable opinion to Trust as to the foregoing Federal income tax consequences of the Reorganizations, which opinion will be conditioned upon, among other things, the accuracy, as of the Effective Time, of certain representations of Trust upon which Ballard Spahr Andrews & Ingersoll, LLP will rely in rendering its opinion. The conclusions reached in that opinion could be jeopardized if the representations of Trust are incorrect in any material respect. A copy of the opinion will be filed with the Securities and Exchange Commission and will be available for public inspection. See "Information Filed with the Securities and Exchange Commission."

     THE FOREGOING DESCRIPTION OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE REORGANIZATIONS IS MADE WITHOUT REGARD TO THE PARTICULAR FACTS AND CIRCUMSTANCES OF ANY SHAREHOLDER OF EACH SELLING FUND. EACH SELLING FUND'S SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC CONSEQUENCES TO THEM OF THEIR REORGANIZATION, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

ACCOUNTING TREATMENT

     The Reorganizations will each be accounted for on a tax-free combined basis. Accordingly, the book cost basis to Buying Fund of the assets of each Selling Fund will be the same as the book cost basis of such assets to such Selling Fund.

                             RIGHTS OF SHAREHOLDERS

     Both Selling Funds and Buying Fund are each separate series of shares of beneficial interest of Trust. Since both Selling Funds and Buying Fund are part of the same legal entity, there are no material differences in the rights of shareholders.

                                 CAPITALIZATION

     The following table sets forth, as of October 31, 2005, (i) the capitalization of each class of shares of Weingarten Fund; (ii) the capitalization of each class of shares of Buying Fund; and (iii) the pro forma capitalization of each class of shares of Buying Fund as adjusted to give effect to the transactions contemplated by the Plans.

                                                                                           PRO FORMA
                               WEINGARTEN FUND      BUYING FUND       PRO FORMA           BUYING FUND
                               CLASS A SHARES     CLASS A SHARES     ADJUSTMENTS        CLASS A SHARES
                               ---------------   -----------------   ------------      -----------------
Net Assets...................  $1,723,043,673     $4,468,174,101     $   (588,088)(1)   $6,190,629,686
Shares Outstanding...........     128,335,494        189,127,212      (55,442,748)(2)      262,019,958
Net Asset Value Per Share....  $        13.43     $        23.63                        $        23.63

                                                                                             PRO FORMA
                                 WEINGARTEN FUND      BUYING FUND       PRO FORMA           BUYING FUND
                                 CLASS B SHARES     CLASS B SHARES     ADJUSTMENTS        CLASS B SHARES
                                 ---------------   -----------------   ------------      -----------------
Net Assets.....................   $511,424,921       $531,710,341      $   (133,248)(1)   $1,043,002,014
Shares Outstanding.............     41,794,186         24,173,495       (18,553,747)(2)       47,413,934
Net Asset Value Per Share......   $      12.24       $      22.00                         $        22.00

                                                                                               PRO FORMA
                                    WEINGARTEN FUND      BUYING FUND       PRO FORMA          BUYING FUND
                                    CLASS C SHARES     CLASS C SHARES     ADJUSTMENTS       CLASS C SHARES
                                    ---------------   -----------------   -----------      -----------------
Net Assets........................   $119,925,188       $132,283,566      $   (24,458)(1)    $252,184,296
Shares Outstanding................      9,792,684          6,015,953       (4,338,572)(2)      11,470,065
Net Asset Value Per Share.........   $      12.25       $      21.99                         $      21.99

                                                                                                 PRO FORMA
                                      WEINGARTEN FUND      BUYING FUND       PRO FORMA          BUYING FUND
                                      CLASS R SHARES     CLASS R SHARES     ADJUSTMENTS       CLASS R SHARES
                                      ---------------   -----------------   -----------      -----------------
Net Assets..........................    $1,854,284         $7,576,625        $   (586)(1)       $9,430,323
Shares Outstanding..................       139,169            321,860         (60,446)(2)          400,583
Net Asset Value Per Share...........    $    13.32         $    23.54                           $    23.54

                                                                                          PRO FORMA
                                      WEINGARTEN FUND    BUYING FUND                     BUYING FUND
                                       INSTITUTIONAL    INSTITUTIONAL    PRO FORMA      INSTITUTIONAL
                                       CLASS SHARES     CLASS SHARES    ADJUSTMENTS     CLASS SHARES
                                      ---------------   -------------   -----------     -------------
Net Assets..........................    $1,781,700      $192,595,792     $   (620)(1)   $194,376,872
Shares Outstanding..................       124,606         7,497,942      (55,270)(2)      7,567,278
Net Asset Value Per Share...........    $    14.30      $      25.69                    $      25.69

---------------

(1) Net Assets have been adjusted for the allocated portion of Weingarten Fund's expenses expected to be incurred in connection with the Weingarten Fund Reorganization. The Weingarten Fund Reorganization costs have been allocated among all classes based on relative net assets of each class of Weingarten Fund.

(2) Shares Outstanding have been adjusted for the accumulated change in the number of shares of Weingarten Fund's shareholder accounts based on the relative value of Weingarten Fund's and Buying Fund's Net Asset Value Per Share assuming the Weingarten Fund Reorganization would have taken place on October 31, 2005.

     The following table sets forth, as of October 31, 2005, (i) the capitalization of each class of shares of Aggressive Growth Fund and Weingarten Fund; (ii) the capitalization of each class of shares of Buying Fund; and (iii) the pro forma capitalization of each class of shares of Buying Fund as adjusted to give effect to the transactions contemplated by the Plans.

                          AGGRESSIVE                                                                     PRO FORMA
                          GROWTH FUND       WEINGARTEN FUND       BUYING FUND        PRO FORMA          BUYING FUND
                        CLASS A SHARES      CLASS A SHARES      CLASS A SHARES      ADJUSTMENTS       CLASS A SHARES
                       -----------------   -----------------   -----------------   -------------     -----------------
Net Assets...........   $1,211,689,478      $1,723,043,673      $4,468,174,101     $    (786,489)(1)  $7,402,120,763
Shares Outstanding...      117,075,436         128,335,494         189,127,212      (121,225,997)(2)     313,312,145
Net Asset Value Per
  Share..............   $        10.35      $        13.43      $        23.63                        $        23.63

                          AGGRESSIVE                                                                  PRO FORMA
                          GROWTH FUND      WEINGARTEN FUND      BUYING FUND       PRO FORMA          BUYING FUND
                        CLASS B SHARES      CLASS B SHARE     CLASS B SHARES     ADJUSTMENTS       CLASS B SHARES
                       -----------------   ---------------   -----------------   ------------     -----------------
Net Assets...........    $255,455,614       $511,424,921       $531,710,341      $   (164,407)(1)  $1,298,426,469
Shares Outstanding...      26,147,301         41,794,186         24,173,495       (33,084,416)(2)      59,030,566
Net Asset Value Per
  Share..............    $       9.77       $      12.24       $      22.00                        $        22.00

                             AGGRESSIVE                                                                 PRO FORMA
                             GROWTH FUND      WEINGARTEN FUND      BUYING FUND       PRO FORMA         BUYING FUND
                           CLASS C SHARES     CLASS C SHARES     CLASS C SHARES     ADJUSTMENTS      CLASS C SHARES
                          -----------------   ---------------   -----------------   -----------     -----------------
Net Assets..............     $72,530,722       $119,925,188       $132,283,566      $   (32,985)(1)   $324,706,491
Shares Outstanding......       7,424,842          9,792,684          6,015,953       (8,467,040)(2)     14,766,439
Net Asset Value Per
  Share.................     $      9.77       $      12.25       $      21.99                        $      21.99

                               AGGRESSIVE                                                                 PRO FORMA
                               GROWTH FUND      WEINGARTEN FUND      BUYING FUND       PRO FORMA         BUYING FUND
                             CLASS R SHARES     CLASS R SHARES     CLASS R SHARES     ADJUSTMENTS      CLASS R SHARES
                            -----------------   ---------------   -----------------   -----------     -----------------
Net Assets................     $3,497,857         $1,854,284         $7,576,625        $    (986)(1)     $12,927,780
Shares Outstanding........        341,108            139,169            321,860         (252,959)(2)         549,178
Net Asset Value Per
  Share...................     $    10.25         $    13.32         $    23.54                          $     23.54

                                 AGGRESSIVE       WEINGARTEN                                           PRO FORMA
                                 GROWTH FUND         FUND           BUYING FUND                       BUYING FUND
                                INSTITUTIONAL    INSTITUTIONAL     INSTITUTIONAL     PRO FORMA       INSTITUTIONAL
                                CLASS SHARES     CLASS SHARES      CLASS SHARES     ADJUSTMENTS      CLASS SHARES
                                -------------   ---------------   ---------------   -----------     ---------------
Net Assets....................    $4,010,110      $1,781,700       $192,595,792      $  (1,133)(1)   $198,386,469
Shares Outstanding............       379,600         124,606          7,497,942       (278,765)(2)      7,723,383
Net Asset Value Per Share.....    $    10.56      $    14.30       $      25.69                      $      25.69

---------------

(1) Net Assets have been adjusted for the allocated portion of the Selling Funds' expenses expected to be incurred in connection with the Reorganizations. The Reorganizations' costs have been allocated among all classes based on relative net assets of each class of the respective Selling Funds.

(2) Shares Outstanding have been adjusted for the accumulated change in the number of shares of the Selling Funds' shareholder accounts based on the relative value of the Selling Funds' and Buying Fund's Net Asset Value Per Share assuming the Reorganizations would have taken place on October 31, 2005.

                                 LEGAL MATTERS

     Certain legal matters concerning the tax consequences of the Reorganizations will be passed upon by Ballard Spahr Andrews & Ingersoll, LLP, 1735 Market Street, Philadelphia, PA 19103-7599.

                          ADDITIONAL INFORMATION ABOUT
                         BUYING FUND AND SELLING FUNDS

     For more information with respect to Buying Fund concerning the following topics, please refer to the following sections of the Buying Fund Prospectus, which has been made a part of this Proxy Statement/ Prospectus by reference and which is attached to this Proxy Statement/Prospectus as Appendix III: (i) see "Performance Information" for more information about the performance of Buying Fund; (ii) see "Fund Management" for more information about the management of Buying Fund; (iii) see "Other Information" for more information about Buying Fund's policy with respect to dividends and distributions; and (iv) see "Other Information" for more information about the pricing, purchase, redemption and repurchase of shares of Buying Fund, tax consequences to shareholders of various transactions in shares of Buying Fund, distribution arrangements and the multiple class structure of Buying Fund.

     For more information with respect to each Selling Fund concerning the following topics, please refer to the following sections of the Selling Fund Prospectuses, which have been made a part of this Proxy Statement/Prospectus by reference: (i) see "Performance Information" for more information about the performance of each Selling Fund; (ii) see "Fund Management" and "Portfolio Managers" for more information about the management of each Selling Fund; (iii) see "Pricing of Shares" for more information about the pricing of shares of each Selling Fund; (iv) see "Taxes" for more information about tax consequences to shareholders of various transactions in shares of each Selling Fund; and (v) see "Dividends" and "Capital Gains Distributions" for more information about each Selling Fund's policy with respect to dividends and distributions.

                     INFORMATION FILED WITH THE SECURITIES
                            AND EXCHANGE COMMISSION

     This Proxy Statement/Prospectus and the related Statement of Additional Information do not contain all the information set forth in the registration statements and the exhibits relating thereto and annual and semiannual reports which Trust has filed with the SEC pursuant to the requirements of the 1933 Act and the 1940 Act, to which reference is hereby made. The SEC file number of Trust's registration statement containing the Aggressive Growth Fund Prospectus and related Statement of Additional Information, the Weingarten Fund Prospectus and related Statement of Additional Information, and the Buying Fund Prospectus and related Statement of Additional Information, is Registration No. 811-1424. Such Prospectuses are incorporated herein by reference.

     Trust is subject to the informational requirements of the Securities Exchange Act of 1934 and the 1940 Act and in accordance therewith file reports and other information with the SEC. Reports, proxy material, registration statements and other information filed by Trust (including the Registration Statement of Buyer relating to Buying Fund on Form N-14 of which this Proxy Statement/Prospectus is a part) may be inspected without charge and copied at the public reference facilities maintained by the SEC at Room 1014, Judiciary Plaza, 450 Fifth Street, NW, Washington, DC 20549, and at the following regional office of the SEC: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the SEC at 450 Fifth Street, NW, Washington, DC 20549, at the prescribed rates. The SEC maintains a website at www.sec.gov that contains information regarding Trust and other registrants that file electronically with the SEC.

                INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

PROXY STATEMENT/PROSPECTUS

     We are sending you this Proxy Statement/Prospectus and the enclosed proxy card because the Board is soliciting your proxy to vote at the Special Meetings and at any adjournments of the Special Meetings. This Proxy Statement/Prospectus gives you information about the business to be conducted at the Special

Meetings. However, you do not need to attend the Special Meetings to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card or vote by telephone or through a website established for that purpose.

     Trust intends to mail this Proxy Statement/Prospectus, the enclosed Notice of Special Meeting of Shareholders and the enclosed proxy card on or about January 9, 2006 to all shareholders entitled to vote. Shareholders of record of each Selling Fund as of the close of business on December 2, 2005 (the "Record Date") are entitled to vote at the Special Meetings. The number of shares outstanding of each class of shares of each Selling Fund on the Record Date can be found at Exhibit D. Each share is entitled to one vote for each full share held, and a fractional vote for a fractional share held.

TIME AND PLACE OF SPECIAL MEETINGS

     We are holding both of the Special Meetings at 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173 on February 28, 2006, at 3:00 p.m., Central Time.

VOTING IN PERSON

     If you do attend the Special Meetings and wish to vote in person, we will provide you with a ballot prior to the vote. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a letter from the nominee indicating that you are the beneficial owner of the shares on the Record Date and authorizing you to vote. Please call Trust at (800) 952-3502 if you plan to attend the Special Meetings.

VOTING BY PROXY

     Whether you plan to attend the Special Meetings or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Special Meetings and vote.

     If you properly fill in and sign your proxy card and send it to us in time to vote at the Special Meetings, your "proxy" (the individual named on your proxy card) will vote your shares as you have directed. If you sign your proxy card but do not make specific choices, your proxy will vote your shares FOR the proposal to approve the Plans, as recommended by the Board, and in accordance with management's recommendation on other matters.

     Your proxy will have the authority to vote and act on your behalf at any adjournment of the Special Meetings.

     If you authorize a proxy, you may revoke it at any time before it is exercised by sending in another proxy card with a later date or by notifying the Secretary of Trust in writing to the address of Trust set forth on the cover page of this Proxy Statement/Prospectus before the Special Meetings that you have revoked your proxy. In addition, although merely attending the Special Meetings will not revoke your proxy, if you are present at the Special Meetings you may withdraw your proxy and vote in person. Shareholders may also transact any other business not currently contemplated that may properly come before the Special Meetings in the discretion of the proxies or their substitutes.

VOTING BY TELEPHONE OR THE INTERNET

     You may vote your shares by telephone or through a website established for that purpose by following the instructions that appear on the proxy card accompanying this Proxy Statement/Prospectus.

QUORUM REQUIREMENT AND ADJOURNMENT

     A quorum of shareholders is necessary to hold a valid meeting. A quorum will exist if shareholders entitled to vote one-third of the issued and outstanding shares of each Selling Fund on the Record Date are present at the Special Meetings in person or by proxy.

     Under the rules applicable to broker-dealers, if your broker holds your shares in its name, the broker will not be entitled to vote your shares if it has not received instructions from you. A "broker non-vote" occurs when a broker has not received voting instructions from a shareholder and is barred from voting the shares without shareholder instructions because the proposal is non-routine.

     Abstentions and broker non-votes will count as shares present at the Special Meetings for purposes of establishing a quorum.

     If a quorum is not present at the Special Meetings or a quorum is present but sufficient votes to approve the Plans are not received, the persons named as proxies may propose one or more adjournments of the Special Meetings to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the votes cast at the Special Meetings in person or by proxy. The persons named as proxies will vote those proxies that they are entitled to vote FOR the Reorganizations in favor of such an adjournment and will vote those proxies required to be voted AGAINST the Reorganizations against such adjournment. A shareholder vote may be taken on the Reorganizations prior to any such adjournment if sufficient votes have been received and it is otherwise appropriate.

VOTE NECESSARY TO APPROVE EACH PROPOSAL

     If a quorum is present with respect to the Aggressive Growth Fund Special Meeting, the affirmative vote of the majority of shares cast is required to approve the Aggressive Growth Fund Plan. It is a condition to consummation of the Aggressive Growth Fund Reorganization that Weingarten Fund shareholders approve the Weingarten Fund Plan.

     If a quorum is present with respect to the Weingarten Fund Special Meeting, the affirmative vote of the majority of shares cast is required to approve the Weingarten Fund Plan. It is not a condition to consummation of the Weingarten Fund Reorganization that Aggressive Growth Fund shareholders approve the Aggressive Growth Fund Plan.

     Abstentions and broker non-votes are counted as present but are not considered votes cast at the Special Meetings.

PROXY SOLICITATION

     Trust will solicit proxies for the Special Meetings. Trust expects to solicit proxies principally by mail, but may also solicit proxies by telephone, facsimile or personal interview. Trust's officers will not receive any additional or special compensation for any such solicitation. With respect to the Aggressive Growth Fund Reorganization, Aggressive Growth Fund will bear 25% of the costs and expenses incurred in connection with the reorganization, including solicitation costs. With respect to the Weingarten Fund Reorganization, Weingarten Fund and AIM will each bear 50% of the costs and expenses incurred in connection with the reorganization, including solicitation costs. Solicitation costs for Aggressive Growth Fund are expected to be approximately $15,700. Solicitation costs for Weingarten Fund are expected to be approximately $24,000.

OTHER MATTERS

     Management does not know of any matters to be presented at the Special Meetings other than those discussed in this Proxy Statement/Prospectus. If any other matters properly come before the Special Meetings, the shares represented by proxies will be voted with respect thereto in accordance with management's recommendation.

OWNERSHIP OF SHARES

     A list of the name, address and percent ownership of each person who, as of December 2, 2005, to the knowledge of Trust owned 5% or more of any class of the outstanding shares of each Selling Fund can be found at Exhibit E.

     A list of the name, address and percent ownership of each person who, as of December 2, 2005, to the knowledge of Trust owned 5% or more of any class of the outstanding shares of Buying Fund can be found at Exhibit F.

SECURITY OWNERSHIP OF MANAGEMENT AND TRUSTEES

     Information regarding the ownership of each class of your Fund's shares and Buying Fund's shares by trustees and current executive officers of Trust can be found in Exhibits E and F, respectively.

                                   EXHIBIT A

 CLASSES OF SHARES OF EACH SELLING FUND AND CORRESPONDING CLASSES OF SHARES OF
                                  BUYING FUND

     CLASSES OF SHARES OF            CLASSES OF SHARES OF          CORRESPONDING CLASSES OF
    AGGRESSIVE GROWTH FUND              WEINGARTEN FUND              SHARES OF BUYING FUND
    ----------------------           --------------------          ------------------------
            Class A                         Class A                         Class A
            Class B                         Class B                         Class B
            Class C                         Class C                         Class C
            Class R                         Class R                         Class R
      Institutional Class             Institutional Class             Institutional Class

                                   EXHIBIT B

         COMPARISON OF PERFORMANCE OF EACH SELLING FUND AND BUYING FUND

                                 (SELLING FUND)
                           AIM AGGRESSIVE GROWTH FUND

     The bar chart and table shown below provide an indication of the risks of investing in Selling Fund. Selling Fund's past performance (before and after taxes) is not necessarily an indication of its future performance.

     The following bar chart shows changes in the performance of Selling Fund's Class A shares from year to year. The bar chart does not reflect sales loads. If it did, the annual total returns shown would be lower.

                                                                         ANNUAL
                                                                          TOTAL
                                                                         RETURNS
                                                                         -------
1995...................................................................   41.51%
1996...................................................................   14.34%
1997...................................................................   12.24%
1998...................................................................    4.99%
1999...................................................................   44.98%
2000...................................................................    3.00%
2001...................................................................  -26.00%
2002...................................................................  -22.65%
2003...................................................................   27.36%
2004...................................................................   11.81%

     During the periods shown in the bar chart, the highest quarterly return was 31.35% (quarter ended December 31, 1999) and the lowest quarterly return was
- -24.66% (quarter ended September 30, 2001). The year-to-date return of AIM Aggressive Growth Fund Class A shares as of September 30, 2005 was 2.11%.

     The following performance table compares Selling Fund's performance to that of a broad-based securities market index, a style specific index and a peer group index. Selling Fund's performance reflects payment of sales loads, if applicable. The indices may not reflect payment of fees, expenses or taxes. Selling Fund is not managed to track the performance of any particular index, including the indices shown below, and consequently, the performance of the Selling Fund may deviate significantly from the performance of the indices shown below.

                          AVERAGE ANNUAL TOTAL RETURNS

                                                                                         SINCE       INCEPTION
(FOR THE PERIODS ENDED DECEMBER 31, 2004)       1 YEAR      5 YEARS      10 YEARS     INCEPTION(1)     DATE
-----------------------------------------      ---------   ----------   -----------   ------------   ---------
CLASS A                                                                                              05/01/84
  Return Before Taxes........................     5.69%      (4.52)%        8.17%           --
  Return After Taxes on Distributions........     5.69       (5.33)         7.15            --
  Return Before Taxes on Distributions and
     Sale of Fund Shares.....................     3.70       (3.88)         6.94            --
CLASS B                                                                                              03/01/99
  Return Before Taxes........................     6.00       (4.48)           --          4.30
CLASS C                                                                                              03/01/99
  Return Before Taxes........................    10.00       (4.17)           --          4.43
CLASS R(2)                                                                                           05/01/84(2)
  Return Before Taxes........................    11.54       (3.68)         8.51            --
S&P 500 Index(3).............................    10.87       (2.30)        12.07            --             --
Russell Midcap(TM) Growth Index(4)...........    15.48       (3.36)        11.23
Russell 2500(R) Growth Index(5)..............    14.59       (2.32)         9.66            --             --
Lipper Mid-Cap Growth Fund Index(6)..........    14.03       (6.07)         9.68            --             --

---------------

After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown, and after-tax returns shown are not relevant to investors who hold Selling Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts. After tax returns are shown for Class A only and after-tax returns for Class B, C and R will vary.

(1) Since Inception performance is only provided for a class with less than ten calendar years of performance.

(2) The returns shown for the one year period are the historical returns of Selling Fund's Class R shares. The returns shown for the five year period are the blended returns of the historical performance of Selling Fund's Class R shares since their inception and the restated historical performance of Selling Fund's Class A shares (for periods prior to inception of the Class R shares) at net asset value, adjusted to reflect the higher Rule 12b-l fees applicable to the Class R shares. The inception date shown in the table is that of Selling Fund's Class A shares. The inception date of Selling Fund's Class R shares is June 3, 2002.

(3) The Standard & Poor's 500 Index measures the performance of the 500 most widely held common stocks and is considered one of the best indicators of U.S. stock market performance. Selling Fund has elected to use the Standard & Poor's 500 Index as its broad-based index. Selling Fund has also elected to use the Russell Midcap(TM) Growth Index as its style specific index rather than the Russell 2500(R) Growth Index because Selling Fund believes the Russell Midcap(TM) Growth Index more closely reflects the performance of the types of securities in which Selling Fund invests. In addition, Selling Fund has included the Lipper Mid-Cap Growth Fund Index (which may or may not include Selling Fund) for comparison to a peer group.

(4) The Russell Midcap(TM) Growth Index measures the performance of those securities in the Russell Midcap(TM) Index with a higher than average growth forecast. The Russell Midcap(TM) Index measures the performance of the 800 smallest companies in the Russell 1000(R) Index. The Russell 1000(R) Index measures the performance of the 1,000 largest companies domiciled in the United States.

(5) The Russell 2500(R) Growth Index measures the performance of those Russell 2500(R) Index companies with higher price-to-book ratios and higher forecasted growth values. The Russell 2500(R) Index measures the 2,500 smallest companies, which represents approximately 16% of the market capitalization, of the Russell 3000(R) Index. The Russell 30000(R) Index includes a representative sample of 3,000 of the largest U.S. companies in leading industries and represents approximately 98% of the investable U.S. equity market.

(6) The Lipper Mid-Cap Growth Fund Index is an equally weighted representation of the 30 largest funds in the Lipper Mid-Cap Growth category. These funds, by portfolio practice, invest at least 75% of their equity assets in companies with market capitalizations (on a three-year weighted basis) less than 300% of the dollar-weighted median market capitalization of the middle 1,000 securities of the S&P SuperComposite 1500 Index. Mid-Cap Growth funds typically have an above-average price-to-earnings ratio, price-to-book ratio, and three year sales-per-share growth value, compared to the S&P MidCap 400 Index.

                                 (SELLING FUND)
                              AIM WEINGARTEN FUND

     The bar chart and table shown below provide an indication of the risks of investing in Selling Fund. Selling Fund's past performance (before and after taxes) is not necessarily an indication of its future performance.

     The following bar chart shows changes in the performance of Selling Fund's Class A shares from year to year. The bar chart does not reflect sales loads. If it did, the annual total returns shown would be lower.

                                                                         ANNUAL
                                                                          TOTAL
                                                                         RETURNS
                                                                         -------
1995...................................................................   34.76%
1996...................................................................   17.67%
1997...................................................................   25.96%
1998...................................................................   33.06%
1999...................................................................   34.90%
2000...................................................................  -20.37%
2001...................................................................  -34.10%
2002...................................................................  -31.50%
2003...................................................................   30.74%
2004...................................................................    7.95%

     During the periods shown in the bar chart, the highest quarterly return was 28.03% (quarter ended December 31, 1998) and the lowest quarterly return was
- -27.65% (quarter ended March 31, 2001). The year-to-date return of AIM Weingarten Fund Class A shares as of September 30, 2005 was 3.91%.

     The following performance table compares Selling Fund's performance to that of a broad-based securities market index, a style specific index and a peer group index. Selling Fund's performance reflects payment of sales loads, if applicable. The indices may not reflect payment of fees, expenses or taxes. Selling Fund is not managed to track the performance of any particular index, including the indices shown below, and consequently, the performance of Selling Fund may deviate significantly from the performance of the indices shown below.

                          AVERAGE ANNUAL TOTAL RETURNS

                                                                                         SINCE       INCEPTION
(FOR THE PERIODS ENDED DECEMBER 31, 2004)       1 YEAR      5 YEARS      10 YEARS     INCEPTION(1)     DATE
-----------------------------------------      ---------   ----------   -----------   ------------   ---------
CLASS A                                                                                              06/17/69
  Return Before Taxes........................     2.03%      (13.67)%       5.56%           --
  Return After Taxes on Distributions........     2.03       (14.19)        3.54            --
  Return Before Taxes on Distributions and
     Sale of Fund Shares.....................     1.32       (10.98)        4.14            --
CLASS B                                                                                              06/26/95
  Return Before Taxes........................     2.17       (13.60)          --          3.63
CLASS C                                                                                              08/04/97
  Return Before Taxes........................     6.16       (13.30)          --         (1.89)
CLASS R(2)                                                                                           06/17/69(2)
  Return Before Taxes........................     7.64       (12.88)        5.95            --
S&P 500 Index(3).............................    10.87        (2.30)       12.07            --
Russell 1000(R) Growth Index(4)..............     6.30        (9.29)        9.59            --
Lipper Large-Cap Growth Fund Index(5)........     7.45        (9.72)        8.64            --

---------------

After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown, and after-tax returns shown are not relevant to investors who hold their Selling Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts. After tax returns are shown for Class A only and after-tax returns for Class B, C and R will vary.

(1) Since Inception performance is only provided for a class with less than ten calendar years of performance.

(2) The returns shown for the one year period are the historical returns of Selling Fund's Class R shares. The returns shown for the five year period and ten year periods are the blended returns of the historical performance of Selling Fund's Class R shares since their inception and the restated historical performance of Selling Fund's Class A shares (for periods prior to inception of the Class R shares) at net asset value, adjusted to reflect the higher Rule 12b-l fees applicable to the Class R shares. The inception date shown in the table is that of the Selling Fund's Class A shares. The inception date of Selling Fund's Class R shares is June 3, 2002.

(3) The Standard & Poor's 500 Index measures the performance of the 500 most widely held common stocks and is considered one of the best indicators of U.S. stock market performance. Selling Fund has elected to use the Standard & Poor's 500 Index as its broad-based index. Selling Fund has also elected to use the Russell 1000(R) Growth Index, which Selling Fund believes more closely reflects the performance of the types of securities in which Selling Fund invests. In addition, Selling Fund has included the Lipper Large-Cap Growth Fund Index (which may or may not include Selling Fund) for comparison to a peer group.

(4) The Russell 1000(R) Growth Index measures the performance of those securities in the Russell 1000(R) Index with a higher than average growth forecast. The Russell 1000(R) Growth Index measures the performance of the largest 1,000 companies domiciled in the United States.

(5) The Lipper Large-Cap Growth Fund Index is an equally weighted representation of the 30 largest funds in the Lipper Large Cap Growth category. These funds, by portfolio practice, invest at least 75% of their equity assets in companies with market capitalizations (on a three-year weighted basis) less than 300% of the dollar-weighted median market capitalization of the middle 1,000 securities of the S&P SuperComposite 1500 Index. Large-Cap Growth funds typically have an above-average price-to-earnings ratio, price-to-book ratio, and three year sales-per-share growth value, compared to the S&P 500 Index.

                                 (BUYING FUND)
                             AIM CONSTELLATION FUND

     The bar chart and table shown below provide an indication of the risks of investing in Buying Fund. Buying Fund's past performance (before and after taxes) is not necessarily an indication of its future performance.

     The following bar chart shows changes in the performance of Buying Fund's Class A shares from year to year. The bar chart does not reflect sales loads. If it did, the annual total returns shown would be lower.

                                                                         ANNUAL
                                                                          TOTAL
                                                                         RETURNS
                                                                         -------
1995...................................................................   35.45%
1996...................................................................   16.27%
1997...................................................................   12.92%
1998...................................................................   18.89%
1999...................................................................   44.38%
2000...................................................................  -10.37%
2001...................................................................  -23.61%
2002...................................................................  -24.75%
2003...................................................................   29.34%
2004...................................................................    6.18%

     During the periods shown in the bar chart, the highest quarterly return was 36.59% (quarter ended December 31, 1999) and the lowest quarterly return was
- -23.34% (quarter ended September 30, 2001). The year-to-date return of AIM Constellation Fund Class A shares as of September 30, 2005 was 5.34%.

     The following performance table compares Buying Fund's performance to that of a broad-based securities market index, a style specific index and a peer group index. Buying Fund's performance reflects payment of sales loads, if applicable. The indices may not reflect payment of fees, expenses or taxes. Buying Fund is not managed to track the performance of any particular index, including the indices shown below, and consequently, the performance of Buying Fund may deviate significantly from the performance of the indices shown below.

                          AVERAGE ANNUAL TOTAL RETURNS

                                                                                        SINCE       INCEPTION
(FOR THE PERIODS ENDED DECEMBER 31, 2004)      1 YEAR      5 YEARS      10 YEARS     INCEPTION(1)     DATE
-----------------------------------------     ---------   ----------   -----------   ------------   ---------
CLASS A                                                                                              04/30/76
  Return Before Taxes.......................     0.35%      (7.73)%        7.40%           --
  Return After Taxes on Distributions.......     0.35       (8.50)         6.32            --
  Return After Taxes on Distributions and
     Sale of Fund Shares....................     0.23       (6.46)         6.24            --
CLASS B                                                                                              11/03/97
  Return Before Taxes.......................     0.47       (7.64)           --          1.23
CLASS C                                                                                              08/04/97
  Return Before Taxes.......................     4.47       (7.35)           --          1.06
CLASS R(2)                                                                                 --        04/30/76(2)
  Return Before Taxes.......................     5.95       (6.81)         7.83
S&P 500 Index(3)............................    10.87       (2.30)        12.07            --
Russell 1000(R) Growth Index(4).............     6.30       (9.29)         9.59            --
Lipper Multi-Cap Growth Fund Index(5).......    11.26       (7.00)         9.43            --

---------------

After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown, and after-tax returns shown are not relevant to investors who hold Buying Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts. After-tax returns are shown for Class A only and after-tax returns for Class B, C and R will vary.

(1) Since Inception performance is only provided for a class with less than ten calendar years of performance.

(2) The returns shown for the one year period are the historical returns of Buying Fund's Class R shares. The returns shown for the five year period and ten year period are the blended returns of the historical performance of Buying Fund's Class R shares since their inception and the restated historical performance of Buying Fund's Class A shares (for periods prior to inception of the Class R shares) at net asset value, adjusted to reflect the higher Rule 12b-1 fees applicable to the Class R shares. The inception date shown in the table is that of Buying Fund's Class A shares. The inception date of Buying Fund's Class R shares is June 3, 2002.

(3) The Standard & Poor's 500 Index measures the performance of the 500 most widely held common stock and is considered one of the best indicators of U.S. stock market performance. Buying Fund has elected to use the Standard & Poor's 500 Index as its broad-based index. Buying Fund has also included the Russell 1000(R) Index, which Buying Fund believes more closely reflects the performance of the types of securities in which Buying Fund invests. In addition, Buying Fund has included the Lipper Multi-Cap Growth Fund Index (which may or may not include Buying Fund) for comparison to a peer group.

(4) The Russell 1000(R) Growth Index measures the performance of those securities in the Russell 1000(R) Index with a higher than average growth forecast. The Russell 1000(R) Index measures the performance of the largest 1,000 companies domiciled in the United States.

(5) The Lipper Multi-Cap Growth Fund Index is an equally weighted representation of the 30 largest funds in the Lipper Multi-Cap Growth category. These funds typically have an above-average price-to-earnings ratio, price-to-book ratio, and a three year sales-per-share growth value, compared to the S&P Super Composite 1500 Index.

                                   EXHIBIT C

                   COMPARISON FEE TABLE AND EXPENSE EXAMPLES

FEE TABLE

     This table compares the shareholder fees and annual operating expenses, expressed as a percentage of net assets ("Expense Ratios"), of Class A, Class B, Class C, Class R, and Institutional Class shares of AIM Weingarten Fund ("Selling Fund") and Class A, Class B, Class C, Class R, and Institutional Class shares of AIM Constellation Fund ("Buying Fund"). Pro Forma Combined Expense Ratios of Buying Fund giving effect to the Reorganization are also provided. There is no guarantee that actual expenses will be the same as those shown in this table.

                                                        AIM WEINGARTEN FUND                              AIM CONSTELLATION FUND
                                                           SELLING FUND                                       BUYING FUND
                                                      (10/31/04 AS RESTATED)                             (10/31/04 AS RESTATED)
                               ---------------------------------------------------------------------   --------------------------
                                CLASS A        CLASS B      CLASS C      CLASS R      INSTITUTIONAL     CLASS A         CLASS B
                                 SHARES         SHARES       SHARES       SHARES      CLASS SHARES       SHARES          SHARES
                               ----------     ----------   ----------   ----------   ---------------   ----------      ----------
SHAREHOLDER TRANSACTION
 EXPENSES
Maximum Sales Charge (Load)
 Imposed on Purchase (as a
 percentage of offering
 price)......................     5.50%          None         None         None           None            5.50%           None
Maximum Deferred Sales Charge
 (as a percentage of original
 purchase price or redemption
 proceeds, as applicable)....     None(1)(2)     5.00%        1.00%        None(3)        None            None(1)(2)      5.00%
ANNUAL FUND OPERATING
 EXPENSES(4)
 (expenses that are deducted
   from fund assets)
Management fees..............     0.64%          0.64%        0.64%        0.64%          0.64%           0.63%           0.63%
Distribution and/or Service
 (12b-1) Fees(5).............     0.25%          1.00%        1.00%        0.50%            --            0.25%           1.00%
Other Expenses...............     0.46%          0.46%        0.46%        0.46%          0.21%           0.36%           0.36%
Total Annual Fund Operating
 Expenses....................     1.35%          2.10%        2.10%        1.60%          0.85%           1.24%           1.99%
Fee Waiver(6)(7)(8)..........       --             --           --           --             --            0.03%           0.03%
Net Annual Fund
 Expenses(9)(10).............     1.35%          2.10%        2.10%        1.60%          0.85%           1.21%           1.96%


                                        AIM CONSTELLATION FUND
                                              BUYING FUND
                                        (10/31/04 AS RESTATED)
                               -----------------------------------------
                                CLASS C      CLASS R      INSTITUTIONAL
                                 SHARES       SHARES      CLASS SHARES
                               ----------   ----------   ---------------
SHAREHOLDER TRANSACTION
 EXPENSES
Maximum Sales Charge (Load)
 Imposed on Purchase (as a
 percentage of offering
 price)......................     None         None           None
Maximum Deferred Sales Charge
 (as a percentage of original
 purchase price or redemption
 proceeds, as applicable)....     1.00%        None(3)        None
ANNUAL FUND OPERATING
 EXPENSES(4)
 (expenses that are deducted
   from fund assets)
Management fees..............     0.63%        0.63%          0.63%
Distribution and/or Service
 (12b-1) Fees(5).............     1.00%        0.50%            --
Other Expenses...............     0.36%        0.36%          0.11%
Total Annual Fund Operating
 Expenses....................     1.99%        1.49%          0.74%
Fee Waiver(6)(7)(8)..........     0.03%        0.03%          0.03%
Net Annual Fund
 Expenses(9)(10).............     1.96%        1.46%          0.71%

                                                      AIM CONSTELLATION FUND
                                                            BUYING FUND
                                                        PRO FORMA COMBINED
                                                            (10/31/04)
                               ---------------------------------------------------------------------
                                CLASS A        CLASS B      CLASS C      CLASS R      INSTITUTIONAL
                                 SHARES         SHARES       SHARES       SHARES      CLASS SHARES
                               ----------     ----------   ----------   ----------   ---------------
SHAREHOLDER TRANSACTION
 EXPENSES
Maximum Sales Charge (Load)
 Imposed on Purchase (as a
 percentage of offering
 price)......................     5.50%          None         None         None           None
Maximum Deferred Sales Charge
 (as a percentage of original
 purchase price or redemption
 proceeds, as applicable)....     None(1)(2)     5.00%        1.00%        None(3)        None
ANNUAL FUND OPERATING
 EXPENSES(4)
 (expenses that are deducted
   from fund assets)
Management fees..............     0.63%          0.63%        0.63%        0.63%          0.63%
Distribution and/or Service
 (12b-1) Fees(5).............     0.25%          1.00%        1.00%        0.50%            --
Other Expenses...............     0.36%          0.36%        0.36%        0.36%          0.11%
Total Annual Fund Operating
 Expenses....................     1.24%          1.99%        1.99%        1.49%          0.74%
Fee Waiver(6)(7)(8)..........     0.04%          0.04%        0.04%        0.04%          0.04%
Net Annual Fund
 Expenses(9)(10).............     1.20%          1.95%        1.95%        1.45%          0.70%

---------------

 (1) If you buy $1,000,000 or more of Class A shares and redeem these shares within 18 months from the date of purchase, you may pay a 1.00% contingent deferred sales charge (CDSC) at the time of redemption.

 (2) If you are a retirement plan participant and your retirement plan bought $1,000,000 or more of Class A shares, you may pay a 1.00% CDSC if a total redemption of the retirement plan assets occurs within 12 months from the date of the retirement plan's initial purchase.

 (3) If you are a retirement plan participant, you may pay a 0.75% CDSC if the distributor paid a concession to the dealer of record and a total redemption of the retirement plan assets occurs within 12 months from the date of the retirement plan's initial purchase.

 (4) There is no guarantee that actual expenses will be the same as those shown in the table.

 (5) Effective July 1, 2005, the Board of Trustees has approved a permanent reduction of the Rule 12b-1 fees applicable to Class A shares to 0.25%. Distribution and/or Service (12b-1) Fees reflect this agreement.

 (6) Effective January 1, 2005 through December 31, 2009, the advisor for AIM Weingarten Fund has contractually agreed to waive a portion of its advisory fees to the extent necessary so that the advisory fees payable by the Fund (based on the Fund's average daily net assets) do not exceed the annual rate of 0.695% of the first $250 million, plus 0.67% of the next $250 million, plus 0.645% of the next $500 million, plus 0.62% of the next $1.5 billion, plus 0.595% of the next $2.5 billion, plus 0.57% of the next $2.5 billion, plus 0.545% of the next $2.5 billion, plus 0.52% of the Fund's daily net assets in excess of $10 billion. The Fee Waiver reflects this agreement.

 (7) Effective January 1, 2005 through December 31, 2009, the advisor for AIM Constellation Fund has contractually agreed to waive a portion of its advisory fees to the extent necessary so that the advisory fees payable by the Fund (based on the Fund's average daily net assets) do not exceed the annual rate of 0.75% of the first $150 million, plus 0.615% of the next $4.85 billion, plus 0.57% of the next $2.5 billion, plus 0.545% of the next $2.5 billion, plus 0.52% of the Fund's daily net assets in excess of $10 billion. The Fee Waiver reflects this agreement.

 (8) Effective upon the closing of the Reorganization, the advisor for AIM Constellation Fund has contractually agreed to waive a portion of its advisory fees for the period January 1, 2005 through December 31, 2009, to the extent necessary so that the advisory fees payable by the Fund (based on the Fund's average daily net assets) do not exceed the annual rate of 0.695% of the first $250 million, plus 0.615% of the next $4 billion, plus 0.595% of the next $750 million, plus 0.57% of the next $2.5 billion, plus 0.545% of the next $2.5 billion, plus 0.52% of the Fund's daily net assets in excess of $10 billion. The Fee Waiver reflects this agreement.

 (9) At the request of the Board of Trustees, AMVESCAP (as defined herein) has agreed to reimburse AIM Weingarten Fund and AIM Constellation Fund for expenses related to market timing matters.

(10) AIM Weingarten Fund will incur additional expenses in connection with the Weingarten Fund Reorganization.

EXPENSE EXAMPLE

     This Example is intended to help you compare the costs of investing in different classes of Selling Fund and Buying Fund with the cost of investing in other mutual funds. Pro Forma Combined costs of investing in different classes of Buying Fund giving effect to the reorganization of Selling Fund into Buying Fund are also provided. All costs are based upon the information set forth in the Fee Table above.

     The Example assumes that you invest $10,000 for the time periods indicated and shows the expenses that you would pay both if you redeem all of your shares at the end of those periods and if you do not redeem your shares. The Example also assumes that your investment has a 5% return each year and that the operating expenses remain the same. The Example reflects fee waivers and/or expense reimbursements that are contractual, if any, but does not reflect voluntary fee waivers and/or expense reimbursements. To the extent fees are waived and/or expenses are reimbursed on a voluntary basis, your expenses will be lower. Although your actual returns and costs may be higher or lower, based on these assumptions your costs would be:

                                                        ONE    THREE    FIVE     TEN
                                                        YEAR   YEARS   YEARS    YEARS
                                                        ----   -----   ------   ------
AIM WEINGARTEN FUND (SELLING FUND)
Class A...............................................  $680   $954    $1,249   $2,085
Class B...............................................   713    958     1,329    2,240
Class C...............................................   313    658     1,129    2,431
Class R...............................................   163    505       871    1,900
Institutional Class...................................    87    271       471    1,049
AIM CONSTELLATION FUND (BUYING FUND)
Class A...............................................  $667   $913    $1,178   $1,953
Class B...............................................   699    915     1,257    2,109
Class C...............................................   299    615     1,057    2,303
Class R...............................................   149    462       797    1,765
Institutional Class...................................    73    227       395      903
AIM CONSTELLATION FUND (BUYING FUND) -- PRO FORMA
  COMBINED
Class A...............................................  $666   $910    $1,173   $1,949
Class B...............................................   698    912     1,252    2,105
Class C...............................................   298    612     1,052    2,299
Class R...............................................   148    459       792    1,760
Institutional Class...................................    72    224       390      898

     You would pay the following expenses if you did not redeem your shares:

                                                        ONE    THREE    FIVE     TEN
                                                        YEAR   YEARS   YEARS    YEARS
                                                        ----   -----   ------   ------
AIM WEINGARTEN FUND (SELLING FUND)
Class A...............................................  $680   $954    $1,249   $2,085
Class B...............................................   213    658     1,129    2,240
Class C...............................................   213    658     1,129    2,431
Class R...............................................   163    505       871    1,900
Institutional Class...................................    87    271       471    1,049
AIM CONSTELLATION FUND (BUYING FUND)
Class A...............................................  $667   $913    $1,178   $1,953
Class B...............................................   199    615     1,057    2,109
Class C...............................................   199    615     1,057    2,303
Class R...............................................   149    462       797    1,765
Institutional Class...................................    73    227       395      903
AIM CONSTELLATION FUND (BUYING FUND) -- PRO FORMA
  COMBINED
Class A...............................................  $666   $910    $1,173   $1,949
Class B...............................................   198    612     1,052    2,105
Class C...............................................   198    612     1,052    2,299
Class R...............................................   148    459       792    1,760
Institutional Class...................................    72    224       390      898

     THE EXAMPLE IS NOT A REPRESENTATION OF PAST OR FUTURE EXPENSES. SELLING FUND'S AND BUYING FUND'S ACTUAL EXPENSES, AND AN INVESTOR'S DIRECT AND INDIRECT EXPENSES, MAY BE MORE OR LESS THAN THOSE SHOWN. THE TABLE AND THE ASSUMPTION IN THE EXAMPLE OF A 5% ANNUAL RETURN ARE REQUIRED BY REGULATIONS OF THE SEC APPLICABLE TO ALL MUTUAL FUNDS. THE 5% ANNUAL RETURN IS NOT A PREDICTION OF AND DOES NOT REPRESENT SELLING FUND'S OR BUYING FUND'S PROJECTED OR ACTUAL PERFORMANCE.

     THE ACTUAL EXPENSES ATTRIBUTABLE TO EACH CLASS OF A FUND'S SHARES WILL DEPEND UPON, AMONG OTHER THINGS, THE LEVEL OF AVERAGE NET ASSETS AND THE EXTENT TO WHICH A FUND INCURS VARIABLE EXPENSES, SUCH AS TRANSFER AGENCY COSTS.

                                   EXHIBIT C

                   COMPARISON FEE TABLE AND EXPENSE EXAMPLES

FEE TABLE

     This table compares the shareholder fees and annual operating expenses, expressed as a percentage of net assets ("Expense Ratios"), of Class A, Class B, Class C, Class R, and Institutional Class shares of AIM Aggressive Growth Fund ("Selling Fund") and AIM Weingarten Fund ("Selling Fund") and Class A, Class B, Class C, Class R, and Institutional Class shares of AIM Constellation Fund ("Buying Fund"). Pro Forma Combined Expense Ratios of Buying Fund giving effect to the Reorganizations are also provided. There is no guarantee that actual expenses will be the same as those shown in this table.

                                             AIM AGGRESSIVE GROWTH FUND                            AIM WEINGARTEN FUND
                                                    SELLING FUND                                      SELLING FUND
                                                     (10/31/04)                                  (10/31/04 AS RESTATED)
                        ---------------------------------------------------------------------   -------------------------
                         CLASS A        CLASS B      CLASS C      CLASS R      INSTITUTIONAL     CLASS A        CLASS B
                          SHARES         SHARES       SHARES       SHARES      CLASS SHARES       SHARES         SHARES
                        ----------     ----------   ----------   ----------   ---------------   ----------     ----------
SHAREHOLDER
 TRANSACTION EXPENSES
Maximum Sales Charge
 (Load) Imposed on
 Purchase (as a
 percentage of
 offering price)......     5.50%          None         None         None           None            5.50%          None
Maximum Deferred Sales
 Charge (as a
 percentage of
 original purchase
 price or redemption
 proceeds, as
 applicable)..........     None(1)(2)     5.00%        1.00%        None(3)        None            None(1)(2)     5.00%
ANNUAL FUND OPERATING
 EXPENSES(4)
 (expenses that are
  deducted from fund
  assets)
Management fees(5)....     0.64%          0.64%        0.64%        0.64%          0.64%           0.64%          0.64%
Distribution and/or
 Service (12b-1)
 Fees(6)..............     0.25%          1.00%        1.00%        0.50%            --            0.25%          1.00%
Other Expenses........     0.41%          0.41%        0.41%        0.41%          0.09%           0.46%          0.46%
Total Annual Fund
 Operating
 Expenses(7)..........     1.30%          2.05%        2.05%        1.55%          0.73%           1.35%          2.10%
Fee Waiver(8)(9)......       --             --           --           --             --              --             --
Net Annual Fund
 Expenses(10)(11).....     1.30%          2.05%        2.05%        1.55%          0.73%           1.35%          2.10%


                                    AIM WEINGARTEN FUND
                                       SELLING FUND
                                  (10/31/04 AS RESTATED)
                        -------------------------------------------
                         CLASS C      CLASS R        INSTITUTIONAL
                          SHARES       SHARES        CLASS SHARES
                        ----------   ----------     ---------------
SHAREHOLDER
 TRANSACTION EXPENSES
Maximum Sales Charge
 (Load) Imposed on
 Purchase (as a
 percentage of
 offering price)......     None         None             None
Maximum Deferred Sales
 Charge (as a
 percentage of
 original purchase
 price or redemption
 proceeds, as
 applicable)..........     1.00%        None(3)          None
ANNUAL FUND OPERATING
 EXPENSES(4)
 (expenses that are
  deducted from fund
  assets)
Management fees(5)....     0.64%        0.64%            0.64%
Distribution and/or
 Service (12b-1)
 Fees(6)..............     1.00%        0.50%              --
Other Expenses........     0.46%        0.46%            0.21%
Total Annual Fund
 Operating
 Expenses(7)..........     2.10%        1.60%            0.85%
Fee Waiver(8)(9)......       --           --               --
Net Annual Fund
 Expenses(10)(11).....     2.10%        1.60%            0.85%


                                               AIM CONSTELLATION FUND
                                                     BUYING FUND
                                               (10/31/04 AS RESTATED)
                        ---------------------------------------------------------------------
                         CLASS A        CLASS B      CLASS C      CLASS R      INSTITUTIONAL
                          SHARES         SHARES       SHARES       SHARES      CLASS SHARES
                        ----------     ----------   ----------   ----------   ---------------
SHAREHOLDER
 TRANSACTION EXPENSES
Maximum Sales Charge
 (Load) Imposed on
 Purchase (as a
 percentage of
 offering price)......     5.50%          None         None         None           None
Maximum Deferred Sales
 Charge (as a
 percentage of
 original purchase
 price or redemption
 proceeds, as
 applicable)..........     None(1)(2)     5.00%        1.00%        None(3)        None
ANNUAL FUND OPERATING
 EXPENSES(4)
 (expenses that are
  deducted from fund
  assets)
Management fees(5)....     0.63%          0.63%        0.63%        0.63%          0.63%
Distribution and/or
 Service (12b-1)
 Fees(6)..............     0.25%          1.00%        1.00%        0.50%            --
Other Expenses........     0.36%          0.36%        0.36%        0.36%          0.11%
Total Annual Fund
 Operating
 Expenses(7)..........     1.24%          1.99%        1.99%        1.49%          0.74%
Fee Waiver(8)(9)......     0.03%          0.03%        0.03%        0.03%          0.03%
Net Annual Fund
 Expenses(10)(11).....     1.21%          1.96%        1.96%        1.46%          0.71%

                                               AIM CONSTELLATION FUND
                                                     BUYING FUND
                                                 PRO FORMA COMBINED
                                                     (10/31/04)
                        ---------------------------------------------------------------------
                         CLASS A        CLASS B      CLASS C      CLASS R      INSTITUTIONAL
                          SHARES         SHARES       SHARES       SHARES      CLASS SHARES
                        ----------     ----------   ----------   ----------   ---------------
SHAREHOLDER
 TRANSACTION EXPENSES
Maximum Sales Charge
 (Load) Imposed on
 Purchase (as a
 percentage of
 offering price)......     5.50%          None         None         None           None
Maximum Deferred Sales
 Charge (as a
 percentage of
 original purchase
 price or redemption
 proceeds, as
 applicable)..........     None(1)(2)     5.00%       1 .00%        None(3)        None
ANNUAL FUND OPERATING
 EXPENSES(4)
 (expenses that are
  deducted from fund
  assets)
Management fees(5)....     0.63%          0.63%        0.63%        0.63%          0.63%
Distribution and/or
 Service (12b-1)
 Fees(6)..............     0.25%          1.00%        1.00%        0.50%            --
Other Expenses........     0.36%          0.36%        0.36%        0.36%          0.11%
Total Annual Fund
 Operating
 Expenses(7)..........     1.24%          1.99%        1.99%        1.49%          0.74%
Fee Waiver(8)(9)......     0.05%          0.05%        0.05%        0.05%          0.05%
Net Annual Fund
 Expenses(10)(11).....     1.19%          1.94%        1.94%        1.44%          0.69%

---------------

 (1) If you buy $1,000,000 or more of Class A shares and redeem these shares within 18 months from the date of purchase, you may pay a 1.00% contingent deferred sales charge (CDSC) at the time of redemption.

 (2) If you are a retirement plan participant and your retirement plan bought $1,000,000 or more of Class A shares, you may pay a 1.00% CDSC if a total redemption of the retirement plan assets occurs within 12 months from the date of the retirement plan's initial purchase.

 (3) If you are a retirement plan participant, you may pay a 0.75% CDSC if the distributor paid a concession to the dealer of record and a total redemption of the retirement plan assets occurs within 12 months from the date of the retirement plan's initial purchase.

 (4) There is no guarantee that actual expenses will be the same as those shown in the table.

 (5) Effective upon the closing of the Reorganization, the Board approved a permanent reduction of the advisory fees of the AIM Constellation Fund to 0.80% of the first $150 million, plus 0.625% of the Fund's average daily net assets in excess of $150 million.

 (6) Effective July 1, 2005, the Board of Trustees has approved a permanent reduction of the Rule 12b-1 fees applicable to Class A shares of AIM Weingarten Fund and AIM Constellation Fund to 0.25%. Distribution and/or Service (12b-1) Fees reflect this agreement.

 (7) Effective January 1, 2005 through December 31, 2009, the advisor for AIM Weingarten Fund has contractually agreed to waive a portion of its advisory fees to the extent necessary so that the advisory fees payable by the Fund (based on the Fund's average daily net assets) do not exceed the annual uniform fee schedule rate of 0.695% of the first $250 million, plus 0.67% of the next $250 million, plus 0.645% of the next $500 million, plus 0.62% of the next $1.5 billion, plus 0.595% of the next $2.5 billion, plus 0.57% of the next $2.5 billion, plus 0.545% of the next $2.5 billion, plus 0.52% of the Fund's daily net assets in excess of $10 billion. The Fee Waiver reflects this agreement.

 (8) Effective January 1, 2005 through December 31, 2009, the advisor for AIM Constellation Fund has contractually agreed to waive a portion of its advisory fees to the extent necessary so that the advisory fees payable by the Fund (based on the Fund's average daily net assets) do not exceed the annual uniform fee schedule rate of 0.75% of the first $150 million, plus 0.615% of the next $4.85 billion, plus 0.57% of the next $2.5 billion, plus 0.545% of the next $2.5 billion, plus 0.52% of the Fund's daily net assets in excess of $10 billion. The Fee Waiver reflects this agreement.

 (9) Effective upon the closing of the Reorganization, the advisor for AIM Constellation Fund has contractually agreed to waive a portion of its advisory fees for the period January 1, 2005 through December 31, 2009, to the extent necessary so that the advisory fees payable by the Fund (based on the Fund's average daily net assets) do not exceed the annual uniform fee schedule rate of 0.695% of the first $250 million, plus 0.615% of the next $4 billion, plus 0.595% of the next $750 million, plus 0.57% of the next $2.5 billion, plus 0.545% of the next $2.5 billion, plus 0.52% of the Fund's daily net assets in excess of $10 billion. The Fee Waiver reflects this agreement.

(10) At the request of the Board of Trustees, AMVESCAP (as defined herein) has agreed to reimburse AIM Aggressive Growth Fund, AIM Weingarten Fund and AIM Constellation Fund for expenses related to market timing matters.

(11) AIM Aggressive Growth Fund and AIM Weingarten Fund may incur additional expenses related to the Reorganizations.

EXPENSE EXAMPLE

     This Example is intended to help you compare the costs of investing in different classes of each Selling Fund and Buying Fund with the cost of investing in other mutual funds. Pro Forma Combined costs of investing in different classes of Buying Fund giving effect to the reorganizations of the Selling Funds into Buying Fund are also provided. All costs are based upon the information set forth in the Fee Table above.

     The Example assumes that you invest $10,000 for the time periods indicated and shows the expenses that you would pay both if you redeem all of your shares at the end of those periods and if you do not redeem your shares. The Example also assumes that your investment has a 5% return each year and that the operating expenses remain the same. The Example reflects fee waivers and/or expense reimbursements that are contractual, if any, but does not reflect voluntary fee waivers and/or expense reimbursements. To the extent fees are waived and/or expenses are reimbursed on a voluntary basis, your expenses will be lower. Although your actual returns and costs may be higher or lower, based on these assumptions your costs would be:

                                                        ONE    THREE    FIVE     TEN
                                                        YEAR   YEARS   YEARS    YEARS
                                                        ----   -----   ------   ------
AIM AGGRESSIVE GROWTH FUND (SELLING FUND)
Class A...............................................  $675   $939    $1,224   $2,032
Class B...............................................   708    943     1,303    2,187
Class C...............................................   308    643     1,103    2,379
Class R...............................................   158    490       845    1,845
Institutional Class...................................    75    233       406      906
AIM WEINGARTEN FUND (SELLING FUND)
Class A...............................................  $680   $954    $1,249   $2,085
Class B...............................................   713    958     1,329    2,240
Class C...............................................   313    658     1,129    2,431
Class R...............................................   163    505       871    1,900
Institutional Class...................................    87    271       471    1,049
AIM CONSTELLATION FUND (BUYING FUND)
Class A...............................................  $667   $913    $1,178   $1,953
Class B...............................................   699    915     1,257    2,109
Class C...............................................   299    615     1,057    2,303
Class R...............................................   149    462       797    1,765
Institutional Class...................................    73    227       395      903
AIM CONSTELLATION FUND (BUYING FUND) -- PRO FORMA
  COMBINED
Class A...............................................  $665   $907    $1,168   $1,944
Class B...............................................   697    909     1,247    2,100
Class C...............................................   297    609     1,047    2,294
Class R...............................................   147    456       787    1,756
Institutional Class...................................    70    221       384      892

     You would pay the following expenses if you did not redeem your shares:

                                                        ONE    THREE    FIVE     TEN
                                                        YEAR   YEARS   YEARS    YEARS
                                                        ----   -----   ------   ------
AIM AGGRESSIVE GROWTH FUND (SELLING FUND)
Class A...............................................  $675   $939    $1,224   $2,032
Class B...............................................   208    643     1,103    2,187
Class C...............................................   208    643     1,103    2,379
Class R...............................................   158    490       845    1,845
Institutional Class...................................    75    233       406      906
AIM WEINGARTEN FUND (SELLING FUND)
Class A...............................................  $680   $954    $1,249   $2,085
Class B...............................................   213    658     1,129    2,240
Class C...............................................   213    658     1,129    2,431
Class R...............................................   163    505       871    1,900
Institutional Class...................................    87    271       471    1,049
AIM CONSTELLATION FUND (BUYING FUND)
Class A...............................................  $667   $913    $1,178   $1,953
Class B...............................................   199    615     1,057    2,109
Class C...............................................   199    615     1,057    2,303
Class R...............................................   149    462       797    1,765
Institutional Class...................................    73    227       395      903
AIM CONSTELLATION FUND (BUYING FUND) -- PRO FORMA
  COMBINED
Class A...............................................  $665   $907    $1,168   $1,944
Class B...............................................   197    609     1,047    2,100
Class C...............................................   197    609     1,047    2,294
Class R...............................................   147    456       787    1,756
Institutional Class...................................    70    221       384      892

     THE EXAMPLE IS NOT A REPRESENTATION OF PAST OR FUTURE EXPENSES. SELLING FUNDS' AND BUYING FUND'S ACTUAL EXPENSES, AND AN INVESTOR'S DIRECT AND INDIRECT EXPENSES, MAY BE MORE OR LESS THAN THOSE SHOWN. THE TABLE AND THE ASSUMPTION IN THE EXAMPLE OF A 5% ANNUAL RETURN ARE REQUIRED BY REGULATIONS OF THE SEC APPLICABLE TO ALL MUTUAL FUNDS. THE 5% ANNUAL RETURN IS NOT A PREDICTION OF AND DOES NOT REPRESENT SELLING FUNDS' OR BUYING FUND'S PROJECTED OR ACTUAL PERFORMANCE.

     THE ACTUAL EXPENSES ATTRIBUTABLE TO EACH CLASS OF A FUND'S SHARES WILL DEPEND UPON, AMONG OTHER THINGS, THE LEVEL OF AVERAGE NET ASSETS AND THE EXTENT TO WHICH A FUND INCURS VARIABLE EXPENSES, SUCH AS TRANSFER AGENCY COSTS.

                                   EXHIBIT D

      SHARES OUTSTANDING OF EACH CLASS OF EACH SELLING FUND ON RECORD DATE

     As of December 2, 2005, there were the following number of shares outstanding of each class of each Selling Fund:

AGGRESSIVE GROWTH FUND
----------------------
Class A Shares:............................................. 113,976,754.94
Class B Shares:.............................................  25,620,310.24
Class C Shares:.............................................   7,290,472.75
Class R Shares:.............................................     317,134.39
Institutional Class Shares:.................................     378,751.63

WEINGARTEN FUND
---------------
Class A Shares:............................................. 126,089,393.27
Class B Shares:.............................................  40,847,785.65
Class C Shares:.............................................   9,568,644.18
Class R Shares:.............................................     128,442.22
Institutional Class Shares:.................................     125,069.85

                                   EXHIBIT E

                    OWNERSHIP OF SHARES OF EACH SELLING FUND

SIGNIFICANT HOLDERS

     Listed below is the name, address and percent ownership of each person who, as of December 2, 2005, to the best knowledge of Trust owned 5% or more of any class of the outstanding shares of each selling Fund. A shareholder who owns beneficially 25% or more of the outstanding securities of each Selling Fund is presumed to "control" that Selling Fund as defined in the 1940 Act. Such control may affect the voting rights of other shareholders.

AIM AGGRESSIVE GROWTH FUND

                                                                         NUMBER OF     PERCENT OWNED
NAME AND ADDRESS                                   CLASS OF SHARES     SHARES OWNED     OF RECORD*
----------------                                 -------------------   -------------   -------------
Merrill Lynch Pierce Fenner & Smith............        Class A          7,983,193.16        7.00%
  FBO The Sole Benefit of Customers
  Attn: Fund Administration
  4800 Deer Lake Drive East 2nd Floor
  Jacksonville, FL 32246-6484
Citigroup Global Markets.......................        Class A          6,835,023.85        6.00%
  Attn: Cindy Tempesta
  333 W. 34th St. 7th Floor
  New York, New York 10001-2402
Merrill Lynch Pierce Fenner & Smith............        Class C            559,941.40        7.68%
  FBO The Sole Benefit of Customers
  Attn: Fund Administration
  4800 Deer Lake Drive East 2nd Floor
  Jacksonville, FL 32246-6484
Counsel Trust FBO..............................        Class R             20,959.48        6.61%
  FBO Olson International LTD
  Employee 401 K Salary Savings Plan
  235 St Charles Way, Suite 100
  York, PA 17402-4658
AMVESCAP National Trust Co TTEE................        Class R             19,982.17        6.30%
  FBO Frost FBO B & O Management Co.
  Discretionary Contribution Plan
  P.O. Box 105779
  Atlanta, GA 30348-5779
Reliance Trust Company.........................        Class R             16,199.53        5.11%
  FBO Northern Printing Network 401K
  P.O. Box 48529
  Atlanta, GA 30362-1529
JC Penny Company Inc...........................  Institutional Class      369,847.22       97.65%
  Savings PS & Stock Ownership Plan Trust
  105 Rosemont Road
  Westwood, MA 02090-2318

AIM WEINGARTEN FUND

                                                                                       PERCENT OWNED
NAME AND ADDRESS                                  CLASS OF SHARES      SHARES OWNED     OF RECORD*
----------------                                -------------------   --------------   -------------
Merrill Lynch Pierce Fenner & Smith...........        Class A          11,157,911.28        8.85%
  FBO The Sole Benefit of Customers
  Attn: Fund Administration
  4800 Deer Lake Drive East 2nd Floor
  Jacksonville, FL 32246-6484
Citigroup Global Markets......................        Class A           9,171,276.86        7.27%
  Attn: Cindy Tempesta
  333 W. 34th St. 7th Floor
  New York, New York 10001-2402
Citigroup Global Markets......................        Class B           2,848,934.51        6.97%
  Attn: Cindy Tempesta
  333 W. 34th St. 7th Floor
  NEW YORK NY 10001-2402
Merrill Lynch Pierce Fenner & Smith...........        Class B           2,314,020.58        5.66%
  FBO The Sole Benefit of Customers
  Attn: Fund Administration
  4800 Deer Lake Drive East 2nd Floor
  Jacksonville, FL 32246-6484
Merrill Lynch Pierce Fenner & Smith...........        Class C           1,339,572.92       14.00%
  FBO The Sole Benefit of Customers
  Attn: Fund Administration
  4800 Deer Lake Drive East 2nd Floor
  Jacksonville, FL 32246-6484
Citigroup Global Markets......................        Class C             828,445.69        8.66%
  Attn: Cindy Tempesta
  333 W. 34th St. 7th Floor
  NEW YORK NY 10001-2402
Merrill Lynch Pierce Fenner & Smith...........        Class R              22,889.78       17.82%
  FBO The Sole Benefit of Customers
  Attn: Fund Administration
  4800 Deer Lake Drive East 2nd Floor
  Jacksonville, FL 32246-6484
MG Trust Co. &................................        Class R              21,492.10       16.73%
  Harmony Printing Development
  700 17th St. Ste. 300
  Denver CO 80202-3531
Macquarium Inc................................        Class R              13,271.84       10.33%
  Louis K. or Mark F. Adler TTEES
  401k Omnibus Account
  910 Travis St. Ste. 1950
  Houston TX 77002-5806
Cortina Tool & Molding Co.....................        Class R               7,474.94        5.82%
  Michael Giannelli
  172 N Ridge Rd.
  Lake Forest IL 60045-2050
Reginald B. Berka or William Nichtberger              Class R               7,454.77        5.80%
  TTEES.......................................
  FBO Aphelion Inc. Employees Savings Trust
  1100 Nasa Road 1 Ste 606
  Houston TX 77058-3358

                                                                                       PERCENT OWNED
NAME AND ADDRESS                                  CLASS OF SHARES      SHARES OWNED     OF RECORD*
----------------                                -------------------   --------------   -------------
AIM Foundation................................  Institutional Class        37,856.15       30.27%
  Attn: Patricia Lewis
  11 Greenway Plaza, Ste 2600
  Houston TX 77046-1100
David, Leary, Trustee.........................  Institutional Class        13,938.43       11.14%
  FBO: Town of Weymouth
  457 Deferred Plan
  C/O Great West, Record Keeper
  8515 E. Orchard Rd 2t2
  Englewood CO 80111
City of Cambridge, Trustee FBO................  Institutional Class        11,445.91        9.15%
  City of Cambridge 457 DCP
  C/O Great West, Record Keeper
  8515 E Orchard Rd #2t2
  Englewood CO 80111-5002
City of Springfield, Trustee, FBO.............  Institutional Class         9,171.02        7.33%
  City of Springfield 457 DCP
  C/O Great West, Record Keeper
  8515 E Orchard Rd #2t2
  Englewood CO 80111-5002
First Command Bank Trust......................  Institutional Class         8,817.95        7.05%
  Attention: Trust Department
  PO Box 901075
  Fort Worth TX 76101-2075
Town of Watertown, Trustee....................  Institutional Class         7,119.05        5.69%
  FBO: Town of Watertown
  457 Deferred Compensation Plan
  C/O Great West, Record Keeper
  8515 E. Orchard Rd 2t2
  Englewood CO 80111

---------------

* Trust has no knowledge of whether all or any portion of the shares owned of record are also owned beneficially.

SECURITY OWNERSHIP OF MANAGEMENT AND TRUSTEES

     To the best of the knowledge of Trust, the ownership of shares of AIM Aggressive Growth Fund and AIM Weingarten Fund by executive officers and trustees of Trust as a group constituted less than 1% of the outstanding shares of each class of such funds as of December 2, 2005.

                                   EXHIBIT F

                       OWNERSHIP OF SHARES OF BUYING FUND

SIGNIFICANT HOLDERS

     Listed below is the name, address and percent ownership of each person who, as of December 2, 2005, to the best knowledge of Buyer owned 5% or more of any class of the outstanding shares of Buying Fund. A shareholder who owns beneficially 25% or more of the outstanding securities of Buying Fund is presumed to "control" Buying Fund as defined in the 1940 Act. Such control may affect the voting rights of other shareholders.

AIM CONSTELLATION FUND

                                                                        NUMBER OF      PERCENT OWNED
NAME AND ADDRESS                                  CLASS OF SHARES      SHARES OWNED     OF RECORD*
----------------                                -------------------   --------------   -------------
Merrill Lynch Pierce Fenner & Smith...........        Class A          14,344,953.01     7.74%
  FBO The Sole Benefit of Customers
  Attn: Fund Administration
  4800 Deer Lake Dr. East 2nd Floor
  Jacksonville, FL 32246-6484
Citigroup Global Markets......................        Class A          11,093,443.51     5.99%
  Attn: Cindy Tempesta
  333 West 34th, 7th Floor
  New York, New York 10001-2402
Merrill Lynch Pierce Fenner & Smith...........        Class C             791,269.86     13.33%
  FBO The Sole Benefit of Customers
  Attn: Fund Administration
  4800 Deer Lake Dr. East 2nd Floor
  Jacksonville, FL 32246-6484
Citigroup Global Markets......................        Class C             372,227.56     6.27%
  Attn: Cindy Tempesta
  333 West 34th, 7th Floor
  New York, New York 10001-2402
AMVESCAP National Trust Company TTEE..........        Class R              23,232.24     7.41%
  FBO Guys Inc. 401(K) Profit Sharing Plan
  P.O. Box 105779
  Atlanta, GA 30348-5779
Relistar Insurance Company of New York........        Class R              15,795.81     5.04%
  151 Farmington Avenue #TN41
  Hartford, CT 06156-0001
Ohio Public...................................  Institutional Class     3,759,966.46     45.79%
  Employees Deferred Compensation Plan
  250 Civic Center Drive Suite 350
  Columbus, OH 43215-5450
Merrill Lynch Pierce Fenner & Smith...........  Institutional Class     3,573,053.43     43.51%
  FBO The Sole Benefit of Customers
  Attn: Fund Administration
  4800 Deer Lake Drive East 2nd Floor
  Jacksonville, FL 32246-6484

                                                                        NUMBER OF      PERCENT OWNED
NAME AND ADDRESS                                  CLASS OF SHARES      SHARES OWNED     OF RECORD*
----------------                                -------------------   --------------   -------------
Wells Fargo Bank West NA......................  Institutional Class       650,198.49     7.92%
  City of Houston
  457 Deferred Compensation Plan
  C/O Great West, Recordkeeper
  8515 East Orchard Road 2T2
  Englewood, CO 80111

---------------

* Buyer has no knowledge of whether all or any portion of the shares owned of record are also owned beneficially.

SECURITY OWNERSHIP OF MANAGEMENT AND TRUSTEES

     To the best of the knowledge of Trust, the ownership of shares of AIM Constellation Fund by executive officers and trustees of Trust as a group constituted less than 1% of the outstanding shares of each class of such fund as of December 2, 2005.

                                                                      APPENDIX I

                             PLAN OF REORGANIZATION
                                      FOR
                          AIM AGGRESSIVE GROWTH FUND,
                            A SEPARATE PORTFOLIO OF
                                AIM EQUITY FUNDS
                               NOVEMBER 14, 2005

                               TABLE OF CONTENTS

                                                                                       PAGE
                                                                                       ----
ARTICLE 1 DEFINITIONS................................................................   A-1
  SECTION 1.1.           Definitions.................................................   A-1

ARTICLE 2 TRANSFER OF ASSETS.........................................................   A-4
  SECTION 2.1.           Reorganization of Selling Fund..............................   A-4
  SECTION 2.2.           Computation of Net Asset Value..............................   A-4
  SECTION 2.3.           Valuation Date..............................................   A-4
  SECTION 2.4.           Delivery....................................................   A-4
  SECTION 2.5.           Termination of Series and Redemption of Selling Fund
                         Shares......................................................   A-5
  SECTION 2.6.           Issuance of Buying Fund Shares..............................   A-5
  SECTION 2.7.           Investment Securities.......................................   A-5
  SECTION 2.8.           Liabilities.................................................   A-5

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF SELLING FUND.............................   A-5
  SECTION 3.1.           Registration and Regulation of Selling Fund.................   A-5
  SECTION 3.2.           Selling Fund Financial Statements...........................   A-5
  SECTION 3.3.           No Material Adverse Changes; Contingent Liabilities.........   A-6
  SECTION 3.4.           Selling Fund Shares; Business Operations....................   A-6
  SECTION 3.5.           Accountants.................................................   A-6
  SECTION 3.6.           Binding Obligation..........................................   A-6
  SECTION 3.7.           No Breaches or Defaults.....................................   A-6
  SECTION 3.8.           Permits.....................................................   A-7
  SECTION 3.9.           No Actions, Suits or Proceedings............................   A-7
  SECTION 3.10.          Contracts...................................................   A-7
  SECTION 3.11.          Properties and Assets.......................................   A-7
  SECTION 3.12.          Taxes.......................................................   A-7
  SECTION 3.13.          Benefit and Employment Obligations..........................   A-8
  SECTION 3.14.          Voting Requirements.........................................   A-8
  SECTION 3.15.          State Takeover Statutes.....................................   A-8
  SECTION 3.16.          Books and Records...........................................   A-8
  SECTION 3.17.          Prospectus and Statement of Additional Information..........   A-8
  SECTION 3.18.          No Distribution.............................................   A-8
  SECTION 3.19.          Liabilities of Selling Fund.................................   A-8
  SECTION 3.20.          Shareholder Expenses........................................   A-8

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF BUYING FUND..............................   A-9
  SECTION 4.1.           Registration and Regulation of Buying Fund..................   A-9
  SECTION 4.2.           Buying Fund Financial Statements............................   A-9
  SECTION 4.3.           No Material Adverse Changes; Contingent Liabilities.........   A-9
  SECTION 4.4.           Registration of Buying Fund Shares..........................   A-9
  SECTION 4.5.           Accountants.................................................  A-10
  SECTION 4.6.           Binding Obligation..........................................  A-10
  SECTION 4.7.           No Breaches or Defaults.....................................  A-10

                                                                                       PAGE
                                                                                       ----
  SECTION 4.8.           Permits.....................................................  A-10
  SECTION 4.9.           No Actions, Suits or Proceedings............................  A-10
  SECTION 4.10.          Taxes.......................................................  A-10
  SECTION 4.11.          Representations Concerning the Reorganization...............  A-11
  SECTION 4.12.          Prospectus and Statement of Additional Information..........  A-11

ARTICLE 4A CONDITIONS PRECEDENT WITH RESPECT TO EACH FUND............................  A-11
  SECTION 4A.1           No Governmental Actions.....................................  A-11
  SECTION 4A.2           No Brokers..................................................  A-12
  SECTION 4A.3           Value of Shares.............................................  A-12
  SECTION 4A.4           Intercompany Indebtedness; Consideration....................  A-12
  SECTION 4A.5           Authorizations or Consents..................................  A-12
  SECTION 4A.6           No Bankruptcy Proceedings...................................  A-12

ARTICLE 5 COVENANTS..................................................................  A-12
  SECTION 5.1.           Conduct of Business.........................................  A-12
  SECTION 5.2.           Expenses....................................................  A-13
  SECTION 5.3.           Further Assurances..........................................  A-13
  SECTION 5.4.           Consents, Approvals and Filings.............................  A-13
  SECTION 5.5.           Submission of Plan to Shareholders..........................  A-13

ARTICLE 6 FURTHER CONDITIONS PRECEDENT TO THE REORGANIZATION.........................  A-13
  SECTION 6.1.           Further Conditions Precedent with respect to Both Funds.....  A-13

ARTICLE 7 TERMINATION OF PLAN........................................................  A-15
  SECTION 7.1.           Termination.................................................  A-15
  SECTION 7.2.           Survival After Termination..................................  A-15

ARTICLE 8 MISCELLANEOUS..............................................................  A-15
  SECTION 8.1.           Survival of Representations, Warranties and Covenants.......  A-15
  SECTION 8.2.           Governing Law...............................................  A-15
  SECTION 8.3.           Binding Effect, Persons Benefiting, No Assignment...........  A-15
  SECTION 8.4.           Obligations of Trust........................................  A-15
  SECTION 8.5.           Amendments..................................................  A-16
  SECTION 8.6.           Entire Plan; Exhibits and Schedules.........................  A-16
  SECTION 8.7.           Successors and Assigns; Assignment..........................  A-16

EXHIBIT A
                  Excluded Liabilities of Selling Fund
SCHEDULE 2.1
                  Classes of Shares of Selling Fund and Corresponding Classes of Shares of Buying Fund
SCHEDULE 3.4
                  Certain Contingent Liabilities of Selling Fund
SCHEDULE 4.4
                  Certain Contingent Liabilities of Buying Fund
SCHEDULE 4.5(a)
                  Classes of Shares of Buying Fund
SCHEDULE 4.14(b)
                  Permitted Reorganizations of Funds
SCHEDULE 6.1(k)
                  Tax Opinions

                             PLAN OF REORGANIZATION

     PLAN OF REORGANIZATION, dated as of November 14, 2005 (this "Plan"), is adopted by AIM Equity Funds, a Delaware statutory trust ("Trust"), acting on behalf of AIM Aggressive Growth Fund ("Selling Fund"), and AIM Constellation Fund ("Buying Fund"), each a separate series of Trust.

                                   WITNESSETH

     WHEREAS, Trust is a management investment company registered with the SEC (as defined below) under the Investment Company Act (as defined below) that offers separate series of its shares representing interests in its investment portfolios, including Selling Fund and Buying Fund, for sale to the public; and

     WHEREAS, Investment Adviser (as defined below) provides investment advisory services to the Trust; and

     WHEREAS, the Trust desires to provide for the reorganization of Selling Fund through the transfer of all of its assets to Buying Fund in exchange for the assumption by Buying Fund of all of the Liabilities (as defined below) of Selling Fund and the issuance by Trust of shares of Buying Fund in the manner set forth in this Plan; and

     WHEREAS, the Investment Adviser (as defined below) serves as the investment advisor to both Buying Fund and Selling Fund; and

     WHEREAS, this Plan is intended to be and is adopted by Trust as a Plan of Reorganization within the meaning of the regulations under Section 368(a) of the Code (as defined below); and

     WHEREAS, Trust is duly organized, validly existing and in good standing under Applicable Law (as defined below), with all requisite power and authority to adopt this Plan and perform its obligations hereunder.

     NOW, THEREFORE, Trust hereby adopts the following:

                                   ARTICLE 1

                                  DEFINITIONS

     SECTION 1.1. Definitions. For all purposes in this Plan, the following terms shall have the respective meanings set forth in this Section 1.1 (such definitions to be equally applicable to both the singular and plural forms of the terms herein defined):

          "Advisers Act" means the Investment Advisers Act of 1940, as amended, and all rules and regulations of the SEC adopted pursuant thereto.

          "Affiliated Person" means an affiliated person as defined in Section 2(a)(3) of the Investment Company Act.

          "Applicable Law" means the applicable laws of the state of Delaware and shall include the Delaware Statutory Trust Act.

          "Benefit Plan" means any material "employee benefit plan" (as defined in Section 3(3) of ERISA) and any material bonus, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, vacation, retirement, profit sharing, welfare plans or other plan, arrangement or understanding maintained or contributed to by Trust on behalf of Selling Fund, or otherwise providing benefits to any current or former employee, officer or director/trustee of Trust.

          "Buying Fund" means AIM Constellation Fund, a separate series of Trust.

          "Buying Fund Auditors" means Ernst & Young LLP for the fiscal year ended October 31, 2004, and PricewaterhouseCoopers LLP for the periods subsequent to October 31, 2004.

          "Buying Fund Financial Statements" means the audited financial statements of Buying Fund for the fiscal year ended October 31, 2004, and the Buying Fund Semiannual Report to Shareholders dated April 30, 2005.

          "Buying Fund Shares" means shares of each class of Buying Fund issued pursuant to Section 2.6 of this Plan.

          "Closing" means the transfer of the assets of Selling Fund to Buying Fund, the assumption of all of Selling Fund's Liabilities by Buying Fund and the issuance of Buying Fund Shares directly to Selling Fund Shareholders as described in Section 2.1 of this Plan.

          "Closing Date" means March 13, 2006, or such other date as the parties may mutually agree upon.

          "Code" means the Internal Revenue Code of 1986, as amended, and all rules and regulations adopted pursuant thereto.

          "Corresponding" means, when used with respect to a class of shares of Selling Fund or Buying Fund, the classes of their shares set forth opposite each other on Schedule 2.1.

          "Custodian" means State Street Bank and Trust Company acting in its capacity as custodian for the assets of each Fund.

          "Effective Time" means 8:00 a.m. Eastern Time on the Closing Date.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all rules or regulations adopted pursuant thereto.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all rules and regulations adopted pursuant thereto.

          "Governing Documents" means the organic documents which govern the business and operations of Trust and shall include, as applicable, Amended and Restated Agreement and Declaration of Trust, Amended and Restated Bylaws and Bylaws.

          "Governmental Authority" means any foreign, United States or state government, government agency, department, board, commission (including the SEC) or instrumentality, and any court, tribunal or arbitrator of competent jurisdiction, and any governmental or non-governmental self-regulatory organization, agency or authority (including the NASD Regulation, Inc., the Commodity Futures Trading Commission, the National Futures Association, the Investment Management Regulatory Organization Limited and the Office of Fair Trading).

          "Investment Adviser" means A I M Advisors, Inc.

          "Investment Company Act" means the Investment Company Act of 1940, as amended, and all rules and regulations adopted pursuant thereto.

          "Liabilities" means all of the liabilities of any kind of Selling Fund, including without limitation all liabilities included in the calculation of the net asset value per share of each class of Selling Fund Shares on the Closing Date, but not including the excluded liabilities set forth on Exhibit A.

          "Lien" means any pledge, lien, security interest, charge, claim or encumbrance of any kind.

          "Material Adverse Effect" means an effect that would cause a change in the condition (financial or otherwise), properties, assets or prospects of an entity having an adverse monetary effect in an amount equal to or greater than $50,000.

          "NYSE" means the New York Stock Exchange.

          "Permits" shall have the meaning set forth in Section 3.8 of this Plan.

          "Person" means an individual or a corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

          "Plan" means this Plan of Reorganization, together with all exhibits and schedules attached hereto and all amendments hereto and thereof.

          "Registration Statement" means the registration statement on Form N-1A of Trust, as amended, 1940 Act Registration No. 811-1424.

          "Reorganization" means the acquisition of the assets of Selling Fund by Buying Fund in consideration of the assumption by Buying Fund of all of the Liabilities of Selling Fund and the issuance by Trust of Buying Fund Shares directly to Selling Fund Shareholders as described in this Plan, and the termination of Selling Fund's status as a designated series of shares of Trust.

          "Required Shareholder Vote" means, if a quorum is present, the affirmative vote of a majority of the shares cast at the Shareholders Meeting.

          "Return" means any return, report or form or any attachment thereto required to be filed with any taxing authority.

          "SEC" means the United States Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended, and all rules and regulations adopted pursuant thereto.

          "Selling Fund" means AIM Aggressive Growth Fund, a separate series of Trust.

          "Selling Fund Auditors" means Ernst & Young LLP for the fiscal year ended October 31, 2004, and PricewaterhouseCoopers LLP for the periods subsequent to October 31, 2004.

          "Selling Fund Financial Statements" means the audited financial statements of Selling Fund for the fiscal year ended October 31, 2004 and the Selling Fund Semiannual Report to Shareholders dated April 30, 2005.

          "Selling Fund Shareholders" means the holders of record of the outstanding shares of each class of Selling Fund as of the close of regular trading on the NYSE on the Valuation Date.

          "Selling Fund Shares" means the outstanding shares of each class of Selling Fund.

          "Shareholders Meeting" means a meeting of the shareholders of Selling Fund convened in accordance with Applicable Law and the Governing Documents of Trust to consider and vote upon the approval of this Plan.

          "Tax" means any tax or similar governmental charge, impost or levy (including income taxes (including alternative minimum tax and estimated tax), franchise taxes, transfer taxes or fees, sales taxes, use taxes, gross receipts taxes, value added taxes, employment taxes, excise taxes, ad valorem taxes, property taxes, withholding taxes, payroll taxes, minimum taxes, or windfall profit taxes), together with any related penalties, fines, additions to tax or interest, imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof.

          "Termination Date" means September 30, 2006, or such later date as the parties may mutually agree upon.

          "Treasury Regulations" means the Federal income tax regulations adopted pursuant to the Code.

          "Trust" means AIM Equity Funds, a Delaware statutory trust.

          "Trust Counsel" means Ballard Spahr Andrews & Ingersoll, LLP.

          "Trustee Benefit Plans" means the Deferred Compensation Agreement for the Directors/Trustees of the AIM Funds, the AIM Funds Retirement Plan for Eligible Directors/Trustees, the Deferred Fee Agreement, the INVESCO Funds Retirement Plan for Independent Directors and the Deferred Retirement Plan Account Agreement.

          "Valuation Date" shall have the meaning set forth in Section 2.2 of this Plan.

                                   ARTICLE 2

                               TRANSFER OF ASSETS

     SECTION 2.1. Reorganization of Selling Fund. At the Effective Time, all of the assets of Selling Fund shall be delivered to Custodian for the account of Buying Fund in exchange for the assumption by Buying Fund of all of the Liabilities of Selling Fund and delivery by Trust directly to the holders of record as of the Effective Time of the issued and outstanding shares of each class of Selling Fund of a number of shares of each corresponding class of Buying Fund, as set forth on Schedule 2.1 (including, if applicable, fractional shares rounded to the nearest thousandth), having an aggregate net asset value equal to the value of the net assets of Selling Fund so transferred, assigned and delivered, all determined and adjusted as provided in Section 2.2 below. Upon delivery of such assets, Buying Fund will receive good and marketable title to such assets free and clear of all Liens.

     SECTION 2.2.  Computation of Net Asset Value.

     (a) The net asset value per share of each class of Buying Fund Shares, and the value of the assets and the amount of the Liabilities of Selling Fund, shall, in each case, be determined as of the close of regular trading on the NYSE on the business day next preceding the Closing Date (the "Valuation Date").

     (b) The net asset value per share of each class of Buying Fund Shares shall be computed in accordance with the policies and procedures of Buying Fund as described in the Registration Statement.

     (c) The value of the assets and the amount of the Liabilities of Selling Fund to be transferred to Buying Fund pursuant to this Plan shall be computed in accordance with the policies and procedures of Selling Fund as described in the Registration Statement.

     (d) Subject to Sections 2.2(b) and (c) above, all computations of value regarding the assets and Liabilities of Selling Fund and the net asset value per share of each class of Buying Fund Shares to be issued pursuant to this Plan shall be made by Trust.

     SECTION 2.3. Valuation Date. The share transfer books of Selling Fund will be permanently closed as of the close of business on the Valuation Date and only requests for the redemption of shares of Selling Fund received in proper form prior to the close of regular trading on the NYSE on the Valuation Date shall be accepted by Selling Fund. Redemption requests thereafter received by Selling Fund shall be deemed to be redemption requests for Buying Fund Shares of the corresponding class (assuming that the transactions contemplated by this Plan have been consummated), to be distributed to Selling Fund Shareholders under this Plan.

     SECTION 2.4.  Delivery.

     (a) No later than three (3) business days preceding the Closing Date, Trust shall instruct Custodian to transfer all assets held by Selling Fund to the account of Buying Fund maintained at Custodian. Such assets shall be delivered by Trust to Custodian on the Closing Date. The assets so delivered shall be duly endorsed in proper form for transfer in such condition as to constitute a good delivery thereof, in accordance with the custom of brokers, and shall be accompanied by all necessary state stock transfer stamps, if any, or a check for the appropriate purchase price thereof. Cash held by Selling Fund shall be delivered on the Closing Date and shall be in the form of currency or wire transfer in Federal funds, payable to the order of the account of Buying Fund at Custodian.

     (b) If, on the Closing Date, Selling Fund is unable to make delivery in the manner contemplated by Section 2.4(a) of securities held by Selling Fund for the reason that any of such securities purchased prior to the Closing Date have not yet been delivered to Selling Fund or its broker, then Trust shall waive the delivery requirements of Section 2.4(a) with respect to said undelivered securities if Selling Fund has delivered to Custodian by or on the Closing Date, and with respect to said undelivered securities, executed copies of an agreement of assignment and escrow and due bills executed on behalf of said broker or brokers, together with such other documents as may be required by Custodian, including brokers' confirmation slips.

     SECTION 2.5.  Termination of Series and Redemption of Selling Fund
Shares. Following receipt of the Required Shareholder Vote and as soon as reasonably practicable after the Closing, the status of Selling Fund as a designated series of Trust shall be terminated and Trust shall redeem the outstanding shares of Selling Fund from Selling Fund Shareholders in accordance with its Governing Documents and all issued and outstanding shares of Selling Fund shall thereupon be canceled on the books of Trust.

     SECTION 2.6. Issuance of Buying Fund Shares. At the Effective Time, Selling Fund Shareholders holding shares of a class of Selling Fund shall be issued that number of full and fractional shares of the corresponding class of Buying Fund having a net asset value equal to the net asset value of such shares of such class of Selling Fund held by Selling Fund Shareholders on the Valuation Date in accordance with Sections 2.1 and 2.2. Trust shall provide instructions to the transfer agent of Trust with respect to the shares of each class of Buying Fund to be issued to Selling Fund Shareholders. Trust shall record on its books the ownership of the shares of each class of Buying Fund by Selling Fund Shareholders and shall forward a confirmation of such ownership to Selling Fund Shareholders. No redemption or repurchase of such shares credited to former Selling Fund Shareholders in respect of Selling Fund Shares represented by unsurrendered share certificates shall be permitted until such certificates have been surrendered to Trust for cancellation, or if such certificates are lost or misplaced, until lost certificate affidavits have been executed and delivered to Trust.

     SECTION 2.7. Investment Securities. On or prior to the Valuation Date, Trust shall prepare a list setting forth the securities Selling Fund then owned together with the respective Federal income tax bases thereof and holding periods therefor. Such records shall be prepared in accordance with the requirements for specific identification tax lot accounting and clearly reflect the bases used for determination of gain and loss realized on the sale of any security transferred to Buying Fund hereunder. Such records shall be made available by Trust prior to the Valuation Date for inspection by the Treasurer (or his or her designee) or Buying Fund Auditors upon reasonable request.

     SECTION 2.8. Liabilities. Selling Fund shall use reasonable best efforts to discharge all of its known liabilities, so far as may be possible, prior to the Closing Date.

                                   ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES OF SELLING FUND

     Trust, on behalf of Selling Fund, represents and warrants as follows:

     SECTION 3.1. Registration and Regulation of Selling Fund. All Selling Fund shares which have been or are being offered for sale have been duly registered under the Securities Act and have been duly registered, qualified or are exempt from registration or qualification under the securities laws of each state or other jurisdiction in which such shares have been or are being offered for sale, and no action has been taken by Trust to revoke or rescind any such registration or qualification. Selling Fund is in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, the Investment Company Act, the Securities Act, the Exchange Act and all applicable state securities laws. Selling Fund is in compliance in all material respects with the investment policies and restrictions applicable to it set forth in the Registration Statement. The value of the net assets of Selling Fund is determined using portfolio valuation methods that comply in all material respects with the requirements of the Investment Company Act and the policies of Selling Fund and all purchases and redemptions of Selling Fund Shares have been effected at the net asset value per share calculated in such manner.

     SECTION 3.2. Selling Fund Financial Statements. The books of account and related records of Selling Fund fairly reflect in reasonable detail its assets, liabilities and transactions in accordance with generally accepted accounting principles applied on a consistent basis. The Selling Fund Financial Statements present fairly in all material respects the financial position of Selling Fund as of the dates indicated and the results of operations and changes in net assets for the periods then ended in accordance with generally accepted accounting principles applied on a consistent basis for the periods then ended.

     SECTION 3.3. No Material Adverse Changes; Contingent Liabilities. Since the date of the Selling Fund Financial Statements, no material adverse change has occurred in the financial condition, results of operations, business, assets or liabilities of Selling Fund or the status of Selling Fund as a regulated investment company under the Code, other than changes resulting from any change in general conditions in the financial or securities markets or the performance of any investments made by Selling Fund or occurring in the ordinary course of business of Selling Fund. Except as set forth on Schedule 3.4, there are no contingent liabilities of Selling Fund not disclosed in the Selling Fund Financial Statements and no contingent liabilities of Selling Fund have arisen since the date of the Selling Fund Financial Statements.

     SECTION 3.4.  Selling Fund Shares; Business Operations.

     (a) Selling Fund Shares have been duly authorized and validly issued and are fully paid and non-assessable.

     (b) During the five-year period ending on the date of the Reorganization, neither Selling Fund nor any person related to Selling Fund (as defined in Section 1.368-1(e)(3) of the Treasury Regulations without regard to Section 1.368-1(e)(3)(i)(A)) will have directly or through any transaction, agreement, or arrangement with any other person, (i) acquired shares of Selling Fund for consideration other than shares of Selling Fund, except for shares redeemed in the ordinary course of Selling Fund's business as an open-end investment company as required by the Investment Company Act, or (ii) made distributions with respect to Selling Fund's shares, except for (a) distributions necessary to satisfy the requirements of Sections 852 and 4982 of the Code for qualification as a regulated investment company and avoidance of excise tax liability and (b) additional distributions, to the extent such additional distributions do not exceed 50 percent of the value (without giving effect to such distributions) of the proprietary interest in Selling Fund on the Effective Date.

     (c) At the time of its Reorganization, Selling Fund shall not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any Person could acquire Selling Fund Shares, except for the right of investors to acquire Selling Fund Shares at net asset value in the normal course of its business as a series of an open-end management investment company operating under the Investment Company Act.

     (d) From the date it commenced operations and ending on the Closing Date, Selling Fund will have conducted its historic business within the meaning of
Section 1.368-1(d)(2) of the Treasury Regulations in a substantially unchanged manner. In anticipation of its Reorganization, Selling Fund will not dispose of assets that, in the aggregate, will result in less than fifty percent (50%) of its historic business assets (within the meaning of Section 1.368-1(d)(3) of the Treasury Regulations) being transferred to Buying Fund.

     (e) Except for the Senior Officer Trust is required to employ pursuant to the Assurance of Discontinuance entered into by the Investment Adviser with the Attorney General of the State of New York on or about October 7, 2004, Trust does not have, and has not had during the six (6) months prior to the date of this Plan, any employees, and shall not hire any employees from and after the date of this Plan through the Closing Date.

     SECTION 3.5. Accountants. Selling Fund Auditors, which have reported upon the Selling Fund Financial Statements for the fiscal year ending October 31, 2004, are independent registered public accountants as required by the Securities Act and the Exchange Act.

     SECTION 3.6. Binding Obligation. This Plan has been duly authorized and delivered by Trust on behalf of Selling Fund and, assuming this Plan has been duly approved by the shareholders of Selling Fund, constitutes the legal, valid and binding obligation of Trust enforceable against Trust in accordance with its terms from and with respect to the revenues and assets of Selling Fund, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors rights generally, or by general equity principles (whether applied in a court of law or a court of equity and including limitations on the availability of specific performance or other equitable remedies).

     SECTION 3.7. No Breaches or Defaults. The adoption and delivery of this Plan by Trust on behalf of Selling Fund and performance by Trust of its obligations hereunder has been duly authorized by all necessary trust action on the part of Trust, other than approval by the shareholders of Selling Fund, and (i) do not, and on the Closing Date will not, result in any violation of the Governing Documents of Trust and (ii) do not, and on the Closing Date will not, result in a breach of any of the terms or provisions of, or constitute (with or without the giving of notice or the lapse of time or both) a default under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation or imposition of any Lien upon any property or assets of Selling Fund (except for such breaches or defaults or Liens that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect) under (A) any indenture, mortgage or loan agreement or any other material agreement or instrument to which Trust is a party or by which it may be bound and which relates to the assets of Selling Fund or to which any property of Selling Fund may be subject; (B) any Permit (as defined below); or (C) any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Authority having jurisdiction over Trust or any property of Selling Fund.

     SECTION 3.8. Permits. Except for the absence of, or default under, Permits (as defined below) that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, Trust has in full force and effect all approvals, consents, authorizations, certificates, filings, franchises, licenses, notices, permits and rights of Governmental Authorities (collectively, "Permits") necessary for it to conduct its business as presently conducted as it relates to Selling Fund. To the knowledge of Trust there are no proceedings relating to the suspension, revocation or modification of any Permit, except for such that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     SECTION 3.9. No Actions, Suits or Proceedings. There are no judicial, administrative or arbitration actions, suits, or proceedings instituted or pending or, to the knowledge of Trust, threatened in writing or, if probable of assertion, orally, against Trust affecting any property, asset, interest or right of Selling Fund, that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Selling Fund. There are not in existence on the date hereof any plea agreements, judgments, injunctions, consents, decrees, exceptions or orders that were entered by, filed with or issued by any Governmental Authority relating to Trust's conduct of the business of Selling Fund affecting in any significant respect the conduct of such business. Trust is not, and has not been, to the knowledge of Trust, the target of any investigation by the SEC or any state securities administrator with respect to its conduct of the business of Selling Fund, other than as has been disclosed to Trust's Board of Trustees.

     SECTION 3.10. Contracts. Trust is not in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party and which involves or affects the assets of Selling Fund, by which the assets, business, or operations of Selling Fund may be bound or affected, or under which it or the assets, business or operations of Selling Fund receives benefits, and which default could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and, to the knowledge of Trust there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

     SECTION 3.11. Properties and Assets. Selling Fund has good and marketable title to all properties and assets reflected in the Selling Fund Financial Statements as owned by it, free and clear of all Liens, except as described in the Selling Fund Financial Statements.

     SECTION 3.12.  Taxes.

     (a) Selling Fund has elected to be a regulated investment company under Subchapter M of the Code and is a fund that is treated as a separate corporation under Section 851(g) of the Code. Since inception, Selling Fund has qualified for treatment as a regulated investment company for each taxable year that has ended prior to the Closing Date and will have satisfied the requirements of Part I of Subchapter M of the Code to maintain such qualification for the period beginning on the first day of its current taxable year and ending on the Closing Date. Selling Fund has no earnings and profits accumulated in any taxable year in which the provisions of Subchapter M of the Code did not apply to it. In order to (i) ensure continued qualification of Selling Fund for treatment as a "regulated investment company" for tax purposes and (ii) eliminate any tax liability of Selling Fund arising by reason of undistributed investment company taxable income or net capital gain, Trust will declare on or prior to the Valuation Date to the shareholders of Selling

Fund a dividend or dividends that, together with all previous such dividends, shall have the effect of distributing (A) all of Selling Fund's investment company taxable income (determined without regard to any deductions for dividends paid) for the taxable year ended October 31, 2005 and for the short taxable year beginning on November 1, 2005 and ending on the Closing Date and
(B) all of Selling Fund's net capital gain recognized in its taxable year ended October 31, 2005 and in such short taxable year (after reduction for any capital loss carryover).

     (b) Selling Fund has timely filed all Returns required to be filed by it and all Taxes with respect thereto have been paid, except where the failure so to file or so to pay, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Adequate provision has been made in the Selling Fund Financial Statements for all Taxes in respect of all periods ended on or before the date of such financial statements, except where the failure to make such provisions would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No deficiencies for any Taxes have been proposed, assessed or asserted in writing by any taxing authority against Selling Fund, and no deficiency has been proposed, assessed or asserted, in writing, where such deficiency would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No waivers of the time to assess any such Taxes are outstanding nor are any written requests for such waivers pending and no Return of Selling Fund is currently being or has been audited with respect to income taxes or other Taxes by any Federal, state, local or foreign Tax authority.

     SECTION 3.13. Benefit and Employment Obligations. Except for any obligations under the Trustee Benefit Plans, Selling Fund has no obligation to provide any post-retirement or post-employment benefit to any Person, including but not limited to, under any Benefit Plan, and has no obligation to provide unfunded deferred compensation or other unfunded or self-funded benefits to any Person.

     SECTION 3.14. Voting Requirements. The Required Shareholder Vote is the only vote of the holders of any class of shares of Selling Fund necessary to approve this Plan.

     SECTION 3.15. State Takeover Statutes. No state takeover statute or similar statute or regulation applies or purports to apply to this Plan or any of the transactions contemplated by this Plan.

     SECTION 3.16. Books and Records. The books and records of Trust relating to Selling Fund, reflecting, among other things, the purchase and sale of Selling Fund Shares, the number of issued and outstanding shares owned by each Selling Fund Shareholder and the state or other jurisdiction in which such shares were offered and sold, are complete and accurate in all material respects.

     SECTION 3.17. Prospectus and Statement of Additional Information. The current prospectus and statement of additional information for Selling Fund as of the date on which they were issued did not contain, and as supplemented by any supplement thereto dated prior to or on the Closing Date do not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     SECTION 3.18. No Distribution. Buying Fund Shares are not being acquired for the purpose of any distribution thereof, other than in accordance with the terms of this Plan.

     SECTION 3.19. Liabilities of Selling Fund. The Liabilities of Selling Fund that are to be assumed by Buying Fund in connection with the Reorganization, or to which the assets of Selling Fund to be transferred in the Reorganization are subject, were incurred by Selling Fund in the ordinary course of its business. The fair market value of the assets of Selling Fund to be transferred to Buying Fund in the Reorganization will equal or exceed the sum of the Liabilities to be assumed by Buying Fund, plus the amount of Liabilities, if any, to which such transferred assets will be subject.

     SECTION 3.20. Shareholder Expenses. Selling Fund Shareholders will pay their own expenses, if any, incurred in connection with the Reorganization.

                                   ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF BUYING FUND

     Trust, on behalf of Buying Fund, represents and warrants as follows:

     SECTION 4.1. Registration and Regulation of Buying Fund. Buying Fund is in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, the Investment Company Act, the Securities Act, the Exchange Act and all applicable state securities laws. Buying Fund is in compliance in all material respects with the applicable investment policies and restrictions set forth in the Registration Statement. The value of the net assets of Buying Fund is determined using portfolio valuation methods that comply in all material respects with the requirements of the Investment Company Act and the policies of Buying Fund and all purchases and redemptions of Buying Fund Shares have been effected at the net asset value per share calculated in such manner.

     SECTION 4.2. Buying Fund Financial Statements. The books of account and related records of Buying Fund fairly reflect in reasonable detail its assets, liabilities and transactions in accordance with generally accepted accounting principles applied on a consistent basis. The audited Buying Fund Financial Statements present fairly in all material respects the financial position of Buying Fund as of the date(s) indicated and the results of operations and changes in net assets for the period(s) then ended in accordance with generally accepted accounting principles applied on a consistent basis for the period(s) then ended.

     SECTION 4.3. No Material Adverse Changes; Contingent Liabilities. Since the date of the Buying Fund Financial Statements, no material adverse change has occurred in the financial condition, results of operations, business, assets or liabilities of Buying Fund or the status of Buying Fund as a regulated investment company under the Code, other than changes resulting from any change in general conditions in the financial or securities markets or the performance of any investments made by Buying Fund or occurring in the ordinary course of business of Buying Fund or Trust. There are no contingent liabilities of Buying Fund not disclosed in the Buying Fund Financial Statements which are required to be disclosed in accordance with generally accepted accounting principles. Except as set forth on Schedule 4.4, no contingent liabilities of Buying Fund have arisen since the date of the Buying Fund Financial Statements which are required to be disclosed in accordance with generally accepted accounting principles.

     SECTION 4.4.  Registration of Buying Fund Shares.

     (a) Buying Fund currently has those classes of shares that are set forth on
Schedule 4.5(a). Under its Governing Documents, Trust is authorized to issue an unlimited number of shares of each such class.

     (b) Buying Fund Shares to be issued pursuant to Section 2.6 shall on the Closing Date be duly registered under the Securities Act by a Registration Statement on Form N-14 of Trust then in effect.

     (c) Buying Fund Shares to be issued pursuant to Section 2.6 are duly authorized and on the Closing Date will be validly issued and fully paid and non-assessable and will conform to the description thereof contained in the Registration Statement on Form N-14 then in effect. At the time of its Reorganization, Buying Fund shall not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any Person could acquire shares of Buying Fund, except for the right of investors to acquire shares of Buying Fund at net asset value in the normal course of its business as a series of an open-end management investment company operating under the Investment Company Act.

     (d) The combined proxy statement/prospectus (the "Combined Proxy Statement/Prospectus"), which forms a part of the Registration Statement on Form N-14, shall be furnished to the shareholders of Selling Fund entitled to vote at the Shareholders Meeting in accordance with normal market practice for such transactions. The Combined Proxy Statement/Prospectus and related Statement of Additional Information of Buying Fund, when they become effective, shall conform in all material respects to the applicable requirements of the Securities Act and the Investment Company Act and shall not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

     (e) The shares of Buying Fund which have been or are being offered for sale (other than the Buying Fund Shares to be issued in connection with the Reorganization) have been duly registered under the Securities Act by the Registration Statement and have been duly registered, qualified or are exempt from registration or qualification under the securities laws of each state or other jurisdiction in which such shares have been or are being offered for sale, and no action has been taken by Trust to revoke or rescind any such registration or qualification.

     SECTION 4.5. Accountants. Buying Fund Auditors, which have reported upon the Buying Fund Financial Statements for the fiscal year ending October 31, 2004, are independent registered public accountants as required by the Securities Act and the Exchange Act.

     SECTION 4.6. Binding Obligation. This Plan has been duly authorized and delivered by Trust on behalf of Buying Fund and, assuming this Plan has been duly authorized and delivered by Trust on behalf of Selling Fund, constitutes the legal, valid and binding obligation of Trust, enforceable against Trust in accordance with its terms from and with respect to the revenues and assets of Buying Fund, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors' rights generally, or by general equity principles (whether applied in a court of law or a court of equity and including limitations on the availability of specific performance or other equitable remedies).

     SECTION 4.7. No Breaches or Defaults. The execution and delivery of this Plan by Trust on behalf of Buying Fund and performance by Trust of its obligations hereunder have been duly authorized by all necessary trust action on the part of Trust and (i) do not, and on the Closing Date will not, result in any violation of the Governing Documents and (ii) do not, and on the Closing Date will not, result in a breach of any of the terms or provisions of, or constitute (with or without the giving of notice or the lapse of time or both) a default under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation or imposition of any Lien upon any property or assets of Buying Fund (except for such breaches or defaults or Liens that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect) under (A) any indenture, mortgage or loan agreement or any other material agreement or instrument to which Trust is a party or by which it may be bound and which relates to the assets of Buying Fund or to which any properties of Buying Fund may be subject; (B) any Permit; or (C) any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Authority having jurisdiction over Trust or any property of Buying Fund.

     SECTION 4.8. Permits. Except for the absence of, or default under, Permits that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, Trust has in full force and effect all Permits necessary for it to conduct its business as presently conducted as it relates to Buying Fund. To the knowledge of Trust there are no proceedings relating to the suspension, revocation or modification of any Permit, except for such that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     SECTION 4.9. No Actions, Suits or Proceedings. There are no judicial, administrative or arbitration actions, suits, or proceedings instituted or pending or, to the knowledge of Trust, threatened in writing or, if probable of assertion, orally, against Trust, affecting any property, asset, interest or right of Buying Fund, that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Buying Fund. There are not in existence on the date hereof any plea agreements, judgments, injunctions, consents, decrees, exceptions or orders that were entered by, filed with or issued by any Governmental Authority relating to Trust's conduct of the business of Buying Fund affecting in any significant respect the conduct of such business. Trust is not, and has not been, to the knowledge of Trust, the target of any investigation by the SEC or any state securities administrator with respect to its conduct of the business of Buying Fund, other than as has been disclosed to Trust's Board of Trustees.

     SECTION 4.10.  Taxes.

     (a) Buying Fund has elected to be a regulated investment company under Subchapter M of the Code and is a fund that is treated as a separate corporation under Section 851(g) of the Code. Since inception,

Buying Fund has qualified for treatment as a regulated investment company for each taxable year that has ended prior to the Closing Date and will satisfy the requirements of Part I of Subchapter M of the Code to maintain such qualification for its current taxable year. Buying Fund has no earnings or profits accumulated in any taxable year in which the provisions of Subchapter M of the Code did not apply to it.

     (b) Buying Fund has timely filed all Returns required to be filed by it and all Taxes with respect thereto have been paid, except where the failure so to file or so to pay, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Adequate provision has been made in the Buying Fund Financial Statements for all Taxes in respect of all periods ending on or before the date of such financial statements, except where the failure to make such provisions would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No deficiencies for any Taxes have been proposed, assessed or asserted in writing by any taxing authority against Buying Fund, and no deficiency has been proposed, assessed or asserted, in writing, where such deficiency would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No waivers of the time to assess any such Taxes are outstanding nor are any written requests for such waivers pending and no Return of Buying Fund is currently being or has been audited with respect to income taxes or other Taxes by any Federal, state, local or foreign Tax authority.

     SECTION 4.11.  Representations Concerning the Reorganization.

     (a) There is no plan or intention by Trust or any person related to Trust to acquire or redeem any of the Buying Fund Shares issues in the Reorganization either directly or through any transaction, agreement, or arrangement with any other person, other than redemptions in the ordinary course of Buying Fund's business as an open-end investment company as required by the Investment Company Act.

     (b) Buying Fund has no plan or intention to sell or otherwise dispose of any of the assets of Selling Fund acquired in the Reorganization, other than in the ordinary course of its business and to the extent necessary to maintain its status as a "regulated investment company" under the Code; provided, however, that this Section 4.11(b) shall not preclude any of the reorganizations of funds set forth on Schedule 4.11(b).

     (c) Following the Reorganization, Buying Fund will continue an "historic business" of Selling Fund or use a significant portion of Selling Fund's "historic business assets" in a business. For purposes of this representation, the terms "historic business" and "historic business assets" shall have the meanings ascribed to them in Section 1.368-1(d) of the Treasury Regulations; provided, however, that this Section 4.11(c) shall not preclude any of the reorganizations of funds set forth on Schedule 4.14 (b).

     (d) Prior to or in the Reorganization, neither Buying Fund nor any person related to Buying Fund (for purposes of this paragraph as defined in Section 1.368-1(e)(3) of the Treasury Regulations) will have acquired directly or through any transaction, agreement or arrangement with any other person, shares of Selling Fund with consideration other than shares of Buying Fund.

     SECTION 4.12. Prospectus and Statement of Additional Information. The current prospectus and statement of additional information for Buying Fund as of the date on which it was issued does not contain, and as supplemented by any supplement thereto dated prior to or on the Closing Date does not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                                   ARTICLE 4A

                 CONDITIONS PRECEDENT WITH RESPECT TO EACH FUND

     Trust's obligations to implement this Plan on each Fund's behalf shall be subject to satisfaction of the following conditions on or before the Closing Date, any one or more of which Trust may waive:

     SECTION 4A.1 No Governmental Actions. There is no pending action, suit or proceeding, nor, to the knowledge of Trust, has any litigation been overtly threatened in writing or, if probable of assertion, orally, against Trust before any Governmental Authority which questions the validity or legality of this Plan or of the transactions contemplated hereby or which seeks to prevent the consummation of the transactions contemplated hereby, including the Reorganization.

     SECTION 4A.2 No Brokers. No broker, finder or similar intermediary has acted for or on behalf of Trust in connection with this Plan or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with Trust or any action taken by it.

     SECTION 4A.3 Value of Shares. The fair market value of the shares of each class of Buying Fund received by Selling Fund Shareholders in the Reorganization will be approximately equal, as of the Effective Time, to the fair market value of the shares of each corresponding class of Selling Fund to be constructively surrendered in exchange therefor. The fair market value of the assets of Buying Fund will exceed the amount of its liabilities immediately after the exchange.

     SECTION 4A.4 Intercompany Indebtedness; Consideration. There is no intercompany indebtedness between the Funds that was issued or acquired, or will be settled, at a discount. No consideration other than Buying Fund Shares (and Buying Fund's assumption of Selling Fund's Liabilities, including for this purpose any liabilities to which the assets of Selling Fund are subject) will be given in exchange for the assets of Selling Fund acquired by Buying Fund in connection with the Reorganization. The fair market value of the assets of Selling Fund transferred to Buying Fund in the Reorganization will equal or exceed the sum of the Liabilities assumed by Buying Fund, plus the amount of liabilities, if any, to which such transferred assets are subject.

     SECTION 4A.5 Authorizations or Consents. Other than those which shall have been obtained or made on or prior to the Closing Date and any that must be made after the Closing Date to comply with Section 2.5 of this Plan, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required to be obtained or made by Trust in connection with the due adoption by Trust of this Plan and the consummation by Trust of the transactions contemplated hereby.

     SECTION 4A.6 No Bankruptcy Proceedings. Trust is not, with respect to either Fund, under the jurisdiction of a court in a proceeding under Title 11 of the United States Code or similar case within the meaning of Section 368(a)(3)(A) of the Code.

                                   ARTICLE 5

                                   COVENANTS

     SECTION 5.1.  Conduct of Business.

     (a) From the date of this Plan up to and including the Closing Date (or, if earlier, the date upon which this Plan is terminated pursuant to Article 7), Trust shall conduct the business of Selling Fund only in the ordinary course and substantially in accordance with past practices, and shall use its reasonable best efforts to preserve intact its business organization and material assets and maintain the rights, franchises and business and customer relations necessary to conduct the business operations of Selling Fund in the ordinary course in all material respects; provided, however, that this Section 5.1(a) shall not preclude any of the reorganizations of funds set forth on Schedule 4.14(b).

     (b) From the date of this Plan up to and including the Closing Date (or, if earlier, the date upon which this Plan is terminated pursuant to Article 7), Trust shall conduct the business of Buying Fund only in the ordinary course and substantially in accordance with past practices, and shall use its reasonable best efforts to preserve intact its business organization and material assets and maintain the rights, franchises and business and customer relations necessary to conduct the business operations of Buying Fund in the ordinary course in all material respects; provided, however, that this Section 5.1(b) shall not preclude any of the reorganizations of funds set forth on Schedule 4.14(b).

     SECTION 5.2. Expenses. Buying Fund shall bear all of its costs and expenses incurred in connection with this Plan and the Reorganization without any reimbursement therefor. Prior to the submission of the Plan to the Boards of Trustees of Trust for approval, the Investment Adviser, in the ordinary course of its business as a registered investment advisor operating under the Advisors Act, agreed to bear 75% of the costs and expenses of Selling Fund incurred in connection with this Plan and the Reorganization and other transactions contemplated hereby; provided that any such expenses incurred by Selling Fund shall not be reimbursed or paid for by the Investment Advisor or any other Person unless those expenses are solely and directly related to the Reorganization.

     SECTION 5.3. Further Assurances. Each of the parties hereto shall execute such documents and other papers and perform such further acts as may be reasonably required to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall, on or prior to the Closing Date, use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the Reorganization, including the execution and delivery of any documents, certificates, instruments or other papers that are reasonably required for the consummation of the Reorganization.

     SECTION 5.4. Consents, Approvals and Filings. Trust shall make all necessary filings, as soon as reasonably practicable, including, without limitation, those required under the Securities Act, the Exchange Act, the Investment Company Act and the Advisers Act, in order to facilitate prompt consummation of the Reorganization and the other transactions contemplated by this Plan. In addition, Trust shall use its reasonable best efforts (i) to comply as promptly as reasonably practicable with all requirements of Governmental Authorities applicable to the Reorganization and the other transactions contemplated herein and (ii) to obtain as promptly as reasonably practicable all necessary permits, orders or other consents of Governmental Authorities and consents of all third parties necessary for the consummation of the Reorganization and the other transactions contemplated herein. Trust shall use reasonable efforts to provide such information and communications to Governmental Authorities as such Governmental Authorities may request.

     SECTION 5.5. Submission of Plan to Shareholders. Trust shall take all action necessary in accordance with applicable law and its Governing Documents to convene the Shareholders Meeting. Trust shall, through its Board of Trustees, recommend to the shareholders of Selling Fund approval of this Plan. Trust shall use its reasonable best efforts to hold a Shareholders Meeting as soon as practicable after the date hereof.

                                   ARTICLE 6

               FURTHER CONDITIONS PRECEDENT TO THE REORGANIZATION

     SECTION 6.1. Further Conditions Precedent with respect to Both Funds. The obligation of Trust to consummate the Reorganization is subject to the satisfaction, at or prior to the Closing Date, of all of the following conditions, any one or more of which may be waived in writing by Trust.

     (a) The representations and warranties of Trust on behalf of Selling Fund and Buying Fund set forth in this Plan shall be true and correct in all material respects as of the date of this Plan and as of the Closing Date with the same effect as though all such representations and warranties had been made as of the Closing Date.

     (b) Trust shall have complied with and satisfied in all material respects all agreements and conditions relating to Selling Fund and Buying Fund set forth herein to be performed or satisfied at or prior to the Closing Date.

     (c) There shall be delivered at the Closing Date (i) a certificate, dated as of the Closing Date, from an officer of Trust, in such individual's capacity as an officer of Trust and not as an individual, to the effect that the conditions specified in Sections 6.1(a) and (b) have been satisfied and (ii) a certificate, dated as of the Closing Date, from the Secretary or Assistant Secretary (in such capacity) of Trust certifying as to the accuracy and completeness of the attached Governing Documents of Trust, and resolutions, consents and authorizations of or regarding Trust with respect to the execution and delivery of this Plan and the transactions contemplated hereby.

     (d) The dividend or dividends described in the last sentence of Section 3.12(a) shall have been declared.

     (e) To the extent applicable, the Investment Adviser shall have terminated or waived, in either case in writing, any rights to reimbursement from Selling Fund to which it is entitled for fees and expenses absorbed by the Investment Adviser pursuant to voluntary and contractual fee waiver or expense limitation commitments between the Investment Adviser and Selling Fund.

     (f) All filings required to be made prior to the Closing Date with, and all consents, approvals, permits and authorizations required to be obtained on or prior to the Closing Date from, Governmental Authorities in connection with the execution and delivery of this Plan and the consummation of the transactions contemplated herein by Trust shall have been made or obtained, as the case may be; provided, however, that such consents, approvals, permits and authorizations may be subject to conditions that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     (g) This Plan, the Reorganization of Selling Fund and related matters shall have been approved and adopted at the Shareholders Meeting by the shareholders of Selling Fund on the record date by the Required Shareholder Vote.

     (h) The assets of Selling Fund to be acquired by Buying Fund shall constitute at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by Selling Fund immediately prior to the Reorganization. For purposes of this Section 6.1(h), assets used by Selling Fund to pay the expenses it incurs in connection with this Plan and the Reorganization and to effect all shareholder redemptions and distributions (other than regular, normal dividends and regular, normal redemptions pursuant to the Investment Company Act, and not in excess of the requirements of Section 852 of the Code, occurring in the ordinary course of Selling Fund's business as a series of an open-end management investment company) after the date of this Plan shall be included as assets of Selling Fund held immediately prior to the Reorganization.

     (i) No temporary restraining order, preliminary or permanent injunction or other order issued by any Governmental Authority preventing the consummation of the Reorganization on the Closing Date shall be in effect; provided, however, that the party or parties invoking this condition shall use reasonable efforts to have any such order or injunction vacated.

     (j) The Registration Statement on Form N-14 filed by Trust with respect to Buying Fund Shares to be issued to Selling Fund Shareholders in connection with the Reorganization shall have become effective under the Securities Act and shall include an undertaking therein to file the opinion referenced in Section 6.1(k) as a post-effective amendment to such Registration Statement after the Closing Date, and no stop order suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the Securities Act.

     (k) Trust shall have received on or before the Closing Date an opinion of Trust Counsel in form and substance reasonably acceptable to Trust, as to the matters set forth on Schedule 6.1(k). In rendering such opinion, Trust Counsel may request and rely upon representations contained in certificates of officers of Trust and others, and the officers of Trust shall use their best efforts to make available such truthful certificates.

     (l) The reorganization of AIM Weingarten Fund into Buying Fund shall have been approved by the shareholders of AIM Weingarten Fund and shall have been consummated in accordance with the Plan of Reorganization, dated as of November 14, 2005, adopted by Trust on behalf of AIM Weingarten Fund and Buying Fund.

                                   ARTICLE 7

                              TERMINATION OF PLAN

     SECTION 7.1. Termination. This Plan may be terminated by Trust on or prior to the Closing Date as follows:

          (a) if circumstances develop that, in its judgment, make proceeding with the Reorganization inadvisable for either Fund;

          (b) if the Closing Date shall not be on or before the Termination
     Date;

          (c) if, upon a vote at the Shareholders Meeting or any final adjournment thereof, the Required Shareholder Vote shall not have been obtained as contemplated by Section 5.5; or

          (d) if any Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Reorganization and such order, decree, ruling or other action shall have become final and nonappealable.

     SECTION 7.2. Survival After Termination. If this Plan is terminated in accordance with Section 7.1 hereof and the Reorganization of Selling Fund is not consummated, this Plan shall become void and of no further force and effect with respect to the Reorganization and Selling Fund, except for the provisions of
Section 5.2.

                                   ARTICLE 8

                                 MISCELLANEOUS

     SECTION 8.1. Survival of Representations, Warranties and Covenants. The representations and warranties in this Plan, and the covenants in this Plan that are required to be performed at or prior to the Closing Date, shall terminate upon the consummation of the transactions contemplated hereunder. The covenants in this Plan that are required to be performed in whole or in part subsequent to the Closing Date shall survive the consummation of the transactions contemplated hereunder for a period of one (1) year following the Closing Date.

     SECTION 8.2. Governing Law. This Plan shall be construed and interpreted according to the laws of the State of Delaware applicable to contracts made and to be performed wholly within such state.

     SECTION 8.3. Binding Effect, Persons Benefiting, No Assignment. This Plan shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties and such Persons. Nothing in this Plan is intended or shall be construed to confer upon any entity or Person other than the parties hereto and their respective successors and permitted assigns any right, remedy or claim under or by reason of this Plan or any part hereof. Without the prior written consent of the parties hereto, this Plan may not be assigned by any of the parties hereto.

     SECTION 8.4. Obligations of Trust. Trust hereby acknowledges and agrees that each of Buying Fund and Selling Fund is a separate investment portfolio of Trust, that Trust is executing this Plan on behalf of each Buying Fund and Selling Fund, and that any amounts payable by Trust under or in connection with this Plan shall be payable solely from the revenues and assets of Buying Fund or Selling Fund, as applicable. Trust further acknowledges and agrees that this Plan has been executed by a duly authorized officer of Trust in his or her capacity as an officer of Trust intending to bind Trust as provided herein, and that no officer, trustee or shareholder of Trust shall be personally liable for the liabilities or obligation of Trust incurred hereunder. Finally, Trust acknowledges and agrees that the liabilities and obligations of Selling Fund pursuant to this Plan shall be enforceable against the assets of Buying Fund or Selling Fund, as applicable, only and not against the assets of Trust generally or assets belonging to any other series of Trust.

     SECTION 8.5. Amendments. This Plan may not be amended, altered or modified except with the approval of Trust's Board of Trustees.

     SECTION 8.6. Entire Plan; Exhibits and Schedules. This Plan, including the Exhibits, Schedules, certificates and lists referred to herein, and any documents executed by the parties simultaneously herewith or pursuant thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, written or oral, between the parties with respect to such subject matter.

     SECTION 8.7. Successors and Assigns; Assignment. This Plan shall be binding upon and inure to the benefit of Trust, on behalf of Selling Fund, and Trust, on behalf of Buying Fund, and their respective successors and permitted assigns.

                                   EXHIBIT A

                      EXCLUDED LIABILITIES OF SELLING FUND

     None.

                                  SCHEDULE 2.1

CLASSES OF SHARES OF SELLING FUND AND CORRESPONDING CLASSES OF SHARES OF BUYING
                                      FUND

                                                         CORRESPONDING CLASSES OF
      CLASSES OF SHARES OF SELLING FUND                    SHARES OF BUYING FUND
      ---------------------------------                  ------------------------
         AIM Aggressive Growth Fund                       AIM Constellation Fund
               Class A Shares                                 Class A Shares
               Class B Shares                                 Class B Shares
               Class C Shares                                 Class C Shares
               Class R Shares                                 Class R Shares
         Institutional Class Shares                     Institutional Class Shares

                                  SCHEDULE 3.4

                 CERTAIN CONTINGENT LIABILITIES OF SELLING FUND

     None.

                                  SCHEDULE 4.4

                 CERTAIN CONTINGENT LIABILITIES OF BUYING FUND

     None.

                                SCHEDULE 4.5(A)

                        CLASSES OF SHARES OF BUYING FUND

       CLASSES OF SHARES OF BUYING FUND
       --------------------------------
                Class A Shares
                Class B Shares
                Class C Shares
                Class R Shares
             Institutional Shares

                                SCHEDULE 4.11(B)

                       PERMITTED REORGANIZATIONS OF FUNDS

AIM Weingarten Fund into AIM Constellation Fund

AIM Blue Chip Fund into AIM Large Cap Growth Fund

AIM Mid Cap Growth Fund into AIM Dynamics Fund

AIM Small Company Growth Fund into AIM Small Cap Growth Fund

AIM Premier Equity Fund into AIM Charter Fund

AIM V.I. Aggressive Growth Fund into AIM V.I. Capital Appreciation Fund

AIM V.I. Growth Fund into AIM V.I. Capital Appreciation Fund

AIM V.I. Blue Chip Fund into AIM V.I. Large Cap Growth Fund

AIM V.I. Premier Equity Fund into AIM V.I. Core Equity Fund

                                SCHEDULE 6.1(K)

                                  TAX OPINIONS

     (i) The transfer of the assets of Selling Fund to Buying Fund in exchange solely for Buying Fund Shares distributed directly to Selling Fund Shareholders and Buying Fund's assumption of the Liabilities, as provided in the Plan, will constitute a "reorganization" within the meaning of Section 368(a) of the Code and Selling Fund and Buying Fund will be "a party to a reorganization" within the meaning of Section 368(b) of the Code.

     (ii) In accordance with Section 361(a) and Section 361(c)(1) of the Code, no gain or loss will be recognized by Selling Fund on the transfer of its assets to Buying Fund solely in exchange for Buying Fund Shares and Buying Fund's assumption of the Liabilities or on the distribution of Buying Fund Shares to Selling Fund Shareholders.

     (iii) In accordance with Section 1032 of the Code, no gain or loss will be recognized by Buying Fund upon the receipt of assets of Selling Fund in exchange for Buying Fund Shares issued directly to Selling Fund Shareholders.

     (iv) In accordance with Section 354(a)(1) of the Code, no gain or loss will be recognized by Selling Fund Shareholders on the receipt of Buying Fund Shares in exchange for Selling Fund Shares.

     (v) In accordance with Section 362(b) of the Code, the basis to Buying Fund of the assets of Selling Fund will be the same as the basis of such assets in the hands of Selling Fund immediately prior to the Reorganization.

     (vi) In accordance with Section 358(a) of the Code, a Selling Fund Shareholder's basis for Buying Fund Shares received by the Selling Fund Shareholder will be the same as his or her basis for Selling Fund Shares exchanged therefor.

     (vii) In accordance with Section 1223(1) of the Code, a Selling Fund Shareholder's holding period for Buying Fund Shares will be determined by including such Selling Fund Shareholder's holding period for Selling Fund Shares exchanged therefor, provided that such Selling Fund Shareholder held such Selling Fund Shares as a capital asset.

     (viii) In accordance with Section 1223(2) of the Code, the holding period with respect to the assets of Selling Fund transferred to Buying Fund in the Reorganization will include the holding period for such assets in the hands of Selling Fund.

     (ix) In accordance with Section 381(a)(2) of the Code, Buying Fund will succeed to and take into account the items of Selling Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381 through 384 of the Code and the Treasury Regulations thereunder.

                                                                     APPENDIX II

                             PLAN OF REORGANIZATION
                                      FOR
                              AIM WEINGARTEN FUND,
                            A SEPARATE PORTFOLIO OF
                                AIM EQUITY FUNDS
                               NOVEMBER 14, 2005

                               TABLE OF CONTENTS

                                                                                      PAGE
                                                                                      ----
ARTICLE 1 DEFINITIONS...............................................................   A-1
  SECTION 1.1.          Definitions.................................................   A-1

ARTICLE 2 TRANSFER OF ASSETS........................................................   A-4
  SECTION 2.1.          Reorganization of Selling Fund..............................   A-4
  SECTION 2.2.          Computation of Net Asset Value..............................   A-4
  SECTION 2.3.          Valuation Date..............................................   A-4
  SECTION 2.4.          Delivery....................................................   A-4
  SECTION 2.5.          Termination of Series and Redemption of Selling Fund
                        Shares......................................................   A-5
  SECTION 2.6.          Issuance of Buying Fund Shares..............................   A-5
  SECTION 2.7.          Investment Securities.......................................   A-5
  SECTION 2.8.          Liabilities.................................................   A-5

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF SELLING FUND............................   A-5
  SECTION 3.1.          Registration and Regulation of Selling Fund.................   A-5
  SECTION 3.2.          Selling Fund Financial Statements...........................   A-5
  SECTION 3.3.          No Material Adverse Changes; Contingent Liabilities.........   A-6
  SECTION 3.4.          Selling Fund Shares; Business Operations....................   A-6
  SECTION 3.5.          Accountants.................................................   A-6
  SECTION 3.6.          Binding Obligation..........................................   A-6
  SECTION 3.7.          No Breaches or Defaults.....................................   A-6
  SECTION 3.8.          Permits.....................................................   A-7
  SECTION 3.9.          No Actions, Suits or Proceedings............................   A-7
  SECTION 3.10.         Contracts...................................................   A-7
  SECTION 3.11.         Properties and Assets.......................................   A-7
  SECTION 3.12.         Taxes.......................................................   A-7
  SECTION 3.13.         Benefit and Employment Obligations..........................   A-8
  SECTION 3.14.         Voting Requirements.........................................   A-8
  SECTION 3.15.         State Takeover Statutes.....................................   A-8
  SECTION 3.16.         Books and Records...........................................   A-8
  SECTION 3.17.         Prospectus and Statement of Additional Information..........   A-8
  SECTION 3.18.         No Distribution.............................................   A-8
  SECTION 3.19.         Liabilities of Selling Fund.................................   A-8
  SECTION 3.20.         Shareholder Expenses........................................   A-8

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF BUYING FUND.............................   A-9
  SECTION 4.1.          Registration and Regulation of Buying Fund..................   A-9
  SECTION 4.2.          Buying Fund Financial Statements............................   A-9
  SECTION 4.3.          No Material Adverse Changes; Contingent Liabilities.........   A-9
  SECTION 4.4.          Registration of Buying Fund Shares..........................   A-9
  SECTION 4.5.          Accountants.................................................  A-10
  SECTION 4.6.          Binding Obligation..........................................  A-10
  SECTION 4.7.          No Breaches or Defaults.....................................  A-10

                                                                                      PAGE
                                                                                      ----
  SECTION 4.8.          Permits.....................................................  A-10
  SECTION 4.9.          No Actions, Suits or Proceedings............................  A-10
  SECTION 4.10.         Taxes.......................................................  A-10
  SECTION 4.11.         Representations Concerning the Reorganization...............  A-11
  SECTION 4.12.         Prospectus and Statement of Additional Information..........  A-11

ARTICLE 4A CONDITIONS PRECEDENT WITH RESPECT TO EACH FUND...........................  A-11
  SECTION 4A.1          No Governmental Actions.....................................  A-11
  SECTION 4A.2          No Brokers..................................................  A-12
  SECTION 4A.3          Value of Shares.............................................  A-12
  SECTION 4A.4          Intercompany Indebtedness; Consideration....................  A-12
  SECTION 4A.5          Authorizations or Consents..................................  A-12
  SECTION 4A.6          No Bankruptcy Proceedings...................................  A-12

ARTICLE 5 COVENANTS.................................................................  A-12
  SECTION 5.1.          Conduct of Business.........................................  A-12
  SECTION 5.2.          Expenses....................................................  A-12
  SECTION 5.3.          Further Assurances..........................................  A-13
  SECTION 5.4.          Consents, Approvals and Filings.............................  A-13
  SECTION 5.5.          Submission of Plan to Shareholders..........................  A-13

ARTICLE 6 FURTHER CONDITIONS PRECEDENT TO THE REORGANIZATION........................  A-13
  SECTION 6.1.          Further Conditions Precedent with respect to Both Funds.....  A-13

ARTICLE 7 TERMINATION OF PLAN.......................................................  A-14
  SECTION 7.1.          Termination.................................................  A-14
  SECTION 7.2.          Survival After Termination..................................  A-15

ARTICLE 8 MISCELLANEOUS.............................................................  A-15
  SECTION 8.1.          Survival of Representations, Warranties and Covenants.......  A-15
  SECTION 8.2.          Governing Law...............................................  A-15
  SECTION 8.3.          Binding Effect, Persons Benefiting, No Assignment...........  A-15
  SECTION 8.4.          Obligations of Trust........................................  A-15
  SECTION 8.5.          Amendments..................................................  A-15
  SECTION 8.6.          Entire Plan; Exhibits and Schedules.........................  A-15
  SECTION 8.7.          Successors and Assigns; Assignment..........................  A-15

EXHIBIT A
                  Excluded Liabilities of Selling Fund
SCHEDULE 2.1
                  Classes of Shares of Selling Fund and Corresponding Classes of Shares of Buying Fund
SCHEDULE 3.4
                  Certain Contingent Liabilities of Selling Fund
SCHEDULE 4.4
                  Certain Contingent Liabilities of Buying Fund
SCHEDULE 4.5(a)
                  Classes of Shares of Buying Fund
SCHEDULE 4.14(b)
                  Permitted Reorganizations of Funds
SCHEDULE 6.1(k)
                  Tax Opinions

                             PLAN OF REORGANIZATION

     PLAN OF REORGANIZATION, dated as of November 14, 2005 (this "Plan"), is adopted by AIM Equity Funds, a Delaware statutory trust ("Trust"), acting on behalf of AIM Weingarten Fund ("Selling Fund"), and AIM Constellation Fund ("Buying Fund"), each a separate series of Trust.

                                   WITNESSETH

     WHEREAS, Trust is a management investment company registered with the SEC (as defined below) under the Investment Company Act (as defined below) that offers separate series of its shares representing interests in its investment portfolios, including Selling Fund and Buying Fund, for sale to the public; and

     WHEREAS, Investment Adviser (as defined below) provides investment advisory services to the Trust; and

     WHEREAS, the Trust desires to provide for the reorganization of Selling Fund through the transfer of all of its assets to Buying Fund in exchange for the assumption by Buying Fund of all of the Liabilities (as defined below) of Selling Fund and the issuance by Trust of shares of Buying Fund in the manner set forth in this Plan; and

     WHEREAS, the Investment Adviser (as defined below) serves as the investment advisor to both Buying Fund and Selling Fund; and

     WHEREAS, this Plan is intended to be and is adopted by Trust as a Plan of Reorganization within the meaning of the regulations under Section 368(a) of the Code (as defined below); and

     WHEREAS, Trust is duly organized, validly existing and in good standing under Applicable Law (as defined below), with all requisite power and authority to adopt this Plan and perform its obligations hereunder.

     NOW, THEREFORE, Trust hereby adopts the following:

                                   ARTICLE 1

                                  DEFINITIONS

     SECTION 1.1. Definitions. For all purposes in this Plan, the following terms shall have the respective meanings set forth in this Section 1.1 (such definitions to be equally applicable to both the singular and plural forms of the terms herein defined):

          "Advisers Act" means the Investment Advisers Act of 1940, as amended, and all rules and regulations of the SEC adopted pursuant thereto.

          "Affiliated Person" means an affiliated person as defined in Section 2(a)(3) of the Investment Company Act.

          "Applicable Law" means the applicable laws of the state of Delaware and shall include the Delaware Statutory Trust Act.

          "Benefit Plan" means any material "employee benefit plan" (as defined in Section 3(3) of ERISA) and any material bonus, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, vacation, retirement, profit sharing, welfare plans or other plan, arrangement or understanding maintained or contributed to by Trust on behalf of Selling Fund, or otherwise providing benefits to any current or former employee, officer or director/trustee of Trust.

          "Buying Fund" means AIM Constellation Fund, a separate series of Trust.

          "Buying Fund Auditors" means Ernst & Young LLP for the fiscal year ended October 31, 2004, and PricewaterhouseCoopers LLP for the periods subsequent to October 31, 2004.

          "Buying Fund Financial Statements" means the audited financial statements of Buying Fund for the fiscal year ended October 31, 2004, and the Buying Fund Semiannual Report to Shareholders dated April 30, 2005.

          "Buying Fund Shares" means shares of each class of Buying Fund issued pursuant to Section 2.6 of this Plan.

          "Closing" means the transfer of the assets of Selling Fund to Buying Fund, the assumption of all of Selling Fund's Liabilities by Buying Fund and the issuance of Buying Fund Shares directly to Selling Fund Shareholders as described in Section 2.1 of this Plan.

          "Closing Date" means March 13, 2006, or such other date as the parties may mutually agree upon.

          "Code" means the Internal Revenue Code of 1986, as amended, and all rules and regulations adopted pursuant thereto.

          "Corresponding" means, when used with respect to a class of shares of Selling Fund or Buying Fund, the classes of their shares set forth opposite each other on Schedule 2.1.

          "Custodian" means State Street Bank and Trust Company acting in its capacity as custodian for the assets of each Fund.

          "Effective Time" means 8:00 a.m. Eastern Time on the Closing Date.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all rules or regulations adopted pursuant thereto.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all rules and regulations adopted pursuant thereto.

          "Governing Documents" means the organic documents which govern the business and operations of Trust and shall include, as applicable, Amended and Restated Agreement and Declaration of Trust, Amended and Restated Bylaws and Bylaws.

          "Governmental Authority" means any foreign, United States or state government, government agency, department, board, commission (including the SEC) or instrumentality, and any court, tribunal or arbitrator of competent jurisdiction, and any governmental or non-governmental self-regulatory organization, agency or authority (including the NASD Regulation, Inc., the Commodity Futures Trading Commission, the National Futures Association, the Investment Management Regulatory Organization Limited and the Office of Fair Trading).

          "Investment Adviser" means A I M Advisors, Inc.

          "Investment Company Act" means the Investment Company Act of 1940, as amended, and all rules and regulations adopted pursuant thereto.

          "Liabilities" means all of the liabilities of any kind of Selling Fund, including without limitation all liabilities included in the calculation of the net asset value per share of each class of Selling Fund Shares on the Closing Date, but not including the excluded liabilities set forth on Exhibit A.

          "Lien" means any pledge, lien, security interest, charge, claim or encumbrance of any kind.

          "Material Adverse Effect" means an effect that would cause a change in the condition (financial or otherwise), properties, assets or prospects of an entity having an adverse monetary effect in an amount equal to or greater than $50,000.

          "NYSE" means the New York Stock Exchange.

          "Permits" shall have the meaning set forth in Section 3.8 of this Plan.

          "Person" means an individual or a corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

          "Plan" means this Plan of Reorganization, together with all exhibits and schedules attached hereto and all amendments hereto and thereof.

          "Registration Statement" means the registration statement on Form N-1A of Trust, as amended, 1940 Act Registration No. 811-1424.

          "Reorganization" means the acquisition of the assets of Selling Fund by Buying Fund in consideration of the assumption by Buying Fund of all of the Liabilities of Selling Fund and the issuance by Trust of Buying Fund Shares directly to Selling Fund Shareholders as described in this Plan, and the termination of Selling Fund's status as a designated series of shares of Trust.

          "Required Shareholder Vote" means, if a quorum is present, the affirmative vote of a majority of the shares cast at the Shareholders Meeting.

          "Return" means any return, report or form or any attachment thereto required to be filed with any taxing authority.

          "SEC" means the United States Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended, and all rules and regulations adopted pursuant thereto.

          "Selling Fund" means AIM Weingarten Fund, a separate series of Trust.

          "Selling Fund Auditors" means Ernst & Young LLP for the fiscal year ended October 31, 2004, and PricewaterhouseCoopers LLP for the periods subsequent to October 31, 2004.

          "Selling Fund Financial Statements" means the audited financial statements of Selling Fund for the fiscal year ended October 31, 2004 and the Selling Fund Semiannual Report to Shareholders dated April 30, 2005.

          "Selling Fund Shareholders" means the holders of record of the outstanding shares of each class of Selling Fund as of the close of regular trading on the NYSE on the Valuation Date.

          "Selling Fund Shares" means the outstanding shares of each class of Selling Fund.

          "Shareholders Meeting" means a meeting of the shareholders of Selling Fund convened in accordance with Applicable Law and the Governing Documents of Trust to consider and vote upon the approval of this Plan.

          "Tax" means any tax or similar governmental charge, impost or levy (including income taxes (including alternative minimum tax and estimated tax), franchise taxes, transfer taxes or fees, sales taxes, use taxes, gross receipts taxes, value added taxes, employment taxes, excise taxes, ad valorem taxes, property taxes, withholding taxes, payroll taxes, minimum taxes, or windfall profit taxes), together with any related penalties, fines, additions to tax or interest, imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof.

          "Termination Date" means September 30, 2006, or such later date as the parties may mutually agree upon.

          "Treasury Regulations" means the Federal income tax regulations adopted pursuant to the Code.

          "Trust" means AIM Equity Funds, a Delaware statutory trust.

          "Trust Counsel" means Ballard Spahr Andrews & Ingersoll, LLP.

          "Trustee Benefit Plans" means the Deferred Compensation Agreement for the Directors/Trustees of the AIM Funds, the AIM Funds Retirement Plan for Eligible Directors/Trustees, the Deferred Fee Agreement, the INVESCO Funds Retirement Plan for Independent Directors and the Deferred Retirement Plan Account Agreement.

          "Valuation Date" shall have the meaning set forth in Section 2.2 of this Plan.

                                   ARTICLE 2

                               TRANSFER OF ASSETS

     SECTION 2.1. Reorganization of Selling Fund. At the Effective Time, all of the assets of Selling Fund shall be delivered to Custodian for the account of Buying Fund in exchange for the assumption by Buying Fund of all of the Liabilities of Selling Fund and delivery by Trust directly to the holders of record as of the Effective Time of the issued and outstanding shares of each class of Selling Fund of a number of shares of each corresponding class of Buying Fund, as set forth on Schedule 2.1 (including, if applicable, fractional shares rounded to the nearest thousandth), having an aggregate net asset value equal to the value of the net assets of Selling Fund so transferred, assigned and delivered, all determined and adjusted as provided in Section 2.2 below. Upon delivery of such assets, Buying Fund will receive good and marketable title to such assets free and clear of all Liens.

     SECTION 2.2.  Computation of Net Asset Value.

     (a) The net asset value per share of each class of Buying Fund Shares, and the value of the assets and the amount of the Liabilities of Selling Fund, shall, in each case, be determined as of the close of regular trading on the NYSE on the business day next preceding the Closing Date (the "Valuation Date").

     (b) The net asset value per share of each class of Buying Fund Shares shall be computed in accordance with the policies and procedures of Buying Fund as described in the Registration Statement.

     (c) The value of the assets and the amount of the Liabilities of Selling Fund to be transferred to Buying Fund pursuant to this Plan shall be computed in accordance with the policies and procedures of Selling Fund as described in the Registration Statement.

     (d) Subject to Sections 2.2(b) and (c) above, all computations of value regarding the assets and Liabilities of Selling Fund and the net asset value per share of each class of Buying Fund Shares to be issued pursuant to this Plan shall be made by Trust.

     SECTION 2.3. Valuation Date. The share transfer books of Selling Fund will be permanently closed as of the close of business on the Valuation Date and only requests for the redemption of shares of Selling Fund received in proper form prior to the close of regular trading on the NYSE on the Valuation Date shall be accepted by Selling Fund. Redemption requests thereafter received by Selling Fund shall be deemed to be redemption requests for Buying Fund Shares of the corresponding class (assuming that the transactions contemplated by this Plan have been consummated), to be distributed to Selling Fund Shareholders under this Plan.

     SECTION 2.4.  Delivery.

     (a) No later than three (3) business days preceding the Closing Date, Trust shall instruct Custodian to transfer all assets held by Selling Fund to the account of Buying Fund maintained at Custodian. Such assets shall be delivered by Trust to Custodian on the Closing Date. The assets so delivered shall be duly endorsed in proper form for transfer in such condition as to constitute a good delivery thereof, in accordance with the custom of brokers, and shall be accompanied by all necessary state stock transfer stamps, if any, or a check for the appropriate purchase price thereof. Cash held by Selling Fund shall be delivered on the Closing Date and shall be in the form of currency or wire transfer in Federal funds, payable to the order of the account of Buying Fund at Custodian.

     (b) If, on the Closing Date, Selling Fund is unable to make delivery in the manner contemplated by Section 2.4(a) of securities held by Selling Fund for the reason that any of such securities purchased prior to the Closing Date have not yet been delivered to Selling Fund or its broker, then Trust shall waive the delivery requirements of Section 2.4(a) with respect to said undelivered securities if Selling Fund has delivered to Custodian by or on the Closing Date, and with respect to said undelivered securities, executed copies of an agreement of assignment and escrow and due bills executed on behalf of said broker or brokers, together with such other documents as may be required by Custodian, including brokers' confirmation slips.

     SECTION 2.5.  Termination of Series and Redemption of Selling Fund
Shares. Following receipt of the Required Shareholder Vote and as soon as reasonably practicable after the Closing, the status of Selling Fund as a designated series of Trust shall be terminated and Trust shall redeem the outstanding shares of Selling Fund from Selling Fund Shareholders in accordance with its Governing Documents and all issued and outstanding shares of Selling Fund shall thereupon be canceled on the books of Trust.

     SECTION 2.6. Issuance of Buying Fund Shares. At the Effective Time, Selling Fund Shareholders holding shares of a class of Selling Fund shall be issued that number of full and fractional shares of the corresponding class of Buying Fund having a net asset value equal to the net asset value of such shares of such class of Selling Fund held by Selling Fund Shareholders on the Valuation Date in accordance with Sections 2.1 and 2.2. Trust shall provide instructions to the transfer agent of Trust with respect to the shares of each class of Buying Fund to be issued to Selling Fund Shareholders. Trust shall record on its books the ownership of the shares of each class of Buying Fund by Selling Fund Shareholders and shall forward a confirmation of such ownership to Selling Fund Shareholders. No redemption or repurchase of such shares credited to former Selling Fund Shareholders in respect of Selling Fund Shares represented by unsurrendered share certificates shall be permitted until such certificates have been surrendered to Trust for cancellation, or if such certificates are lost or misplaced, until lost certificate affidavits have been executed and delivered to Trust.

     SECTION 2.7. Investment Securities. On or prior to the Valuation Date, Trust shall prepare a list setting forth the securities Selling Fund then owned together with the respective Federal income tax bases thereof and holding periods therefor. Such records shall be prepared in accordance with the requirements for specific identification tax lot accounting and clearly reflect the bases used for determination of gain and loss realized on the sale of any security transferred to Buying Fund hereunder. Such records shall be made available by Trust prior to the Valuation Date for inspection by the Treasurer (or his or her designee) or Buying Fund Auditors upon reasonable request.

     SECTION 2.8. Liabilities. Selling Fund shall use reasonable best efforts to discharge all of its known liabilities, so far as may be possible, prior to the Closing Date.

                                   ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES OF SELLING FUND

     Trust, on behalf of Selling Fund, represents and warrants as follows:

     SECTION 3.1. Registration and Regulation of Selling Fund. All Selling Fund shares which have been or are being offered for sale have been duly registered under the Securities Act and have been duly registered, qualified or are exempt from registration or qualification under the securities laws of each state or other jurisdiction in which such shares have been or are being offered for sale, and no action has been taken by Trust to revoke or rescind any such registration or qualification. Selling Fund is in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, the Investment Company Act, the Securities Act, the Exchange Act and all applicable state securities laws. Selling Fund is in compliance in all material respects with the investment policies and restrictions applicable to it set forth in the Registration Statement. The value of the net assets of Selling Fund is determined using portfolio valuation methods that comply in all material respects with the requirements of the Investment Company Act and the policies of Selling Fund and all purchases and redemptions of Selling Fund Shares have been effected at the net asset value per share calculated in such manner.

     SECTION 3.2. Selling Fund Financial Statements. The books of account and related records of Selling Fund fairly reflect in reasonable detail its assets, liabilities and transactions in accordance with generally accepted accounting principles applied on a consistent basis. The Selling Fund Financial Statements present fairly in all material respects the financial position of Selling Fund as of the dates indicated and the results of operations and changes in net assets for the periods then ended in accordance with generally accepted accounting principles applied on a consistent basis for the periods then ended.

     SECTION 3.3. No Material Adverse Changes; Contingent Liabilities. Since the date of the Selling Fund Financial Statements, no material adverse change has occurred in the financial condition, results of operations, business, assets or liabilities of Selling Fund or the status of Selling Fund as a regulated investment company under the Code, other than changes resulting from any change in general conditions in the financial or securities markets or the performance of any investments made by Selling Fund or occurring in the ordinary course of business of Selling Fund. Except as set forth on Schedule 3.4, there are no contingent liabilities of Selling Fund not disclosed in the Selling Fund Financial Statements and no contingent liabilities of Selling Fund have arisen since the date of the Selling Fund Financial Statements.

     SECTION 3.4.  Selling Fund Shares; Business Operations.

     (a) Selling Fund Shares have been duly authorized and validly issued and are fully paid and non-assessable.

     (b) During the five-year period ending on the date of the Reorganization, neither Selling Fund nor any person related to Selling Fund (as defined in Section 1.368-1(e)(3) of the Treasury Regulations without regard to Section 1.368-1(e)(3)(i)(A)) will have directly or through any transaction, agreement, or arrangement with any other person, (i) acquired shares of Selling Fund for consideration other than shares of Selling Fund, except for shares redeemed in the ordinary course of Selling Fund's business as an open-end investment company as required by the Investment Company Act, or (ii) made distributions with respect to Selling Fund's shares, except for (a) distributions necessary to satisfy the requirements of Sections 852 and 4982 of the Code for qualification as a regulated investment company and avoidance of excise tax liability and (b) additional distributions, to the extent such additional distributions do not exceed 50 percent of the value (without giving effect to such distributions) of the proprietary interest in Selling Fund on the Effective Date.

     (c) At the time of its Reorganization, Selling Fund shall not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any Person could acquire Selling Fund Shares, except for the right of investors to acquire Selling Fund Shares at net asset value in the normal course of its business as a series of an open-end management investment company operating under the Investment Company Act.

     (d) From the date it commenced operations and ending on the Closing Date, Selling Fund will have conducted its historic business within the meaning of
Section 1.368-1(d)(2) of the Treasury Regulations in a substantially unchanged manner. In anticipation of its Reorganization, Selling Fund will not dispose of assets that, in the aggregate, will result in less than fifty percent (50%) of its historic business assets (within the meaning of Section 1.368-1(d)(3) of the Treasury Regulations) being transferred to Buying Fund.

     (e) Except for the Senior Officer Trust is required to employ pursuant to the Assurance of Discontinuance entered into by the Investment Adviser with the Attorney General of the State of New York on or about October 7, 2004, Trust does not have, and has not had during the six (6) months prior to the date of this Plan, any employees, and shall not hire any employees from and after the date of this Plan through the Closing Date.

     SECTION 3.5. Accountants. Selling Fund Auditors, which have reported upon the Selling Fund Financial Statements for the fiscal year ending October 31, 2004, are independent registered public accountants as required by the Securities Act and the Exchange Act.

     SECTION 3.6. Binding Obligation. This Plan has been duly authorized and delivered by Trust on behalf of Selling Fund and, assuming this Plan has been duly approved by the shareholders of Selling Fund, constitutes the legal, valid and binding obligation of Trust enforceable against Trust in accordance with its terms from and with respect to the revenues and assets of Selling Fund, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors rights generally, or by general equity principles (whether applied in a court of law or a court of equity and including limitations on the availability of specific performance or other equitable remedies).

     SECTION 3.7. No Breaches or Defaults. The adoption and delivery of this Plan by Trust on behalf of Selling Fund and performance by Trust of its obligations hereunder has been duly authorized by all necessary trust action on the part of Trust, other than approval by the shareholders of Selling Fund, and (i) do not, and on the Closing Date will not, result in any violation of the Governing Documents of Trust and (ii) do not, and on the Closing Date will not, result in a breach of any of the terms or provisions of, or constitute (with or without the giving of notice or the lapse of time or both) a default under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation or imposition of any Lien upon any property or assets of Selling Fund (except for such breaches or defaults or Liens that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect) under (A) any indenture, mortgage or loan agreement or any other material agreement or instrument to which Trust is a party or by which it may be bound and which relates to the assets of Selling Fund or to which any property of Selling Fund may be subject; (B) any Permit (as defined below); or (C) any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Authority having jurisdiction over Trust or any property of Selling Fund.

     SECTION 3.8. Permits. Except for the absence of, or default under, Permits (as defined below) that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, Trust has in full force and effect all approvals, consents, authorizations, certificates, filings, franchises, licenses, notices, permits and rights of Governmental Authorities (collectively, "Permits") necessary for it to conduct its business as presently conducted as it relates to Selling Fund. To the knowledge of Trust there are no proceedings relating to the suspension, revocation or modification of any Permit, except for such that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     SECTION 3.9. No Actions, Suits or Proceedings. There are no judicial, administrative or arbitration actions, suits, or proceedings instituted or pending or, to the knowledge of Trust, threatened in writing or, if probable of assertion, orally, against Trust affecting any property, asset, interest or right of Selling Fund, that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Selling Fund. There are not in existence on the date hereof any plea agreements, judgments, injunctions, consents, decrees, exceptions or orders that were entered by, filed with or issued by any Governmental Authority relating to Trust's conduct of the business of Selling Fund affecting in any significant respect the conduct of such business. Trust is not, and has not been, to the knowledge of Trust, the target of any investigation by the SEC or any state securities administrator with respect to its conduct of the business of Selling Fund, other than as has been disclosed to Trust's Board of Trustees.

     SECTION 3.10. Contracts. Trust is not in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party and which involves or affects the assets of Selling Fund, by which the assets, business, or operations of Selling Fund may be bound or affected, or under which it or the assets, business or operations of Selling Fund receives benefits, and which default could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and, to the knowledge of Trust there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

     SECTION 3.11. Properties and Assets. Selling Fund has good and marketable title to all properties and assets reflected in the Selling Fund Financial Statements as owned by it, free and clear of all Liens, except as described in the Selling Fund Financial Statements.

     SECTION 3.12.  Taxes.

     (a) Selling Fund has elected to be a regulated investment company under Subchapter M of the Code and is a fund that is treated as a separate corporation under Section 851(g) of the Code. Since inception, Selling Fund has qualified for treatment as a regulated investment company for each taxable year that has ended prior to the Closing Date and will have satisfied the requirements of Part I of Subchapter M of the Code to maintain such qualification for the period beginning on the first day of its current taxable year and ending on the Closing Date. Selling Fund has no earnings and profits accumulated in any taxable year in which the provisions of Subchapter M of the Code did not apply to it. In order to (i) ensure continued qualification of Selling Fund for treatment as a "regulated investment company" for tax purposes and (ii) eliminate any tax liability of Selling Fund arising by reason of undistributed investment company taxable income or net capital gain, Trust will declare on or prior to the Valuation Date to the shareholders of Selling

Fund a dividend or dividends that, together with all previous such dividends, shall have the effect of distributing (A) all of Selling Fund's investment company taxable income (determined without regard to any deductions for dividends paid) for the taxable year ended October 31, 2005 and for the short taxable year beginning on November 1, 2005 and ending on the Closing Date and
(B) all of Selling Fund's net capital gain recognized in its taxable year ended October 31, 2005 and in such short taxable year (after reduction for any capital loss carryover).

     (b) Selling Fund has timely filed all Returns required to be filed by it and all Taxes with respect thereto have been paid, except where the failure so to file or so to pay, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Adequate provision has been made in the Selling Fund Financial Statements for all Taxes in respect of all periods ended on or before the date of such financial statements, except where the failure to make such provisions would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No deficiencies for any Taxes have been proposed, assessed or asserted in writing by any taxing authority against Selling Fund, and no deficiency has been proposed, assessed or asserted, in writing, where such deficiency would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No waivers of the time to assess any such Taxes are outstanding nor are any written requests for such waivers pending and no Return of Selling Fund is currently being or has been audited with respect to income taxes or other Taxes by any Federal, state, local or foreign Tax authority.

     SECTION 3.13. Benefit and Employment Obligations. Except for any obligations under the Trustee Benefit Plans, Selling Fund has no obligation to provide any post-retirement or post-employment benefit to any Person, including but not limited to, under any Benefit Plan, and has no obligation to provide unfunded deferred compensation or other unfunded or self-funded benefits to any Person.

     SECTION 3.14. Voting Requirements. The Required Shareholder Vote is the only vote of the holders of any class of shares of Selling Fund necessary to approve this Plan.

     SECTION 3.15. State Takeover Statutes. No state takeover statute or similar statute or regulation applies or purports to apply to this Plan or any of the transactions contemplated by this Plan.

     SECTION 3.16. Books and Records. The books and records of Trust relating to Selling Fund, reflecting, among other things, the purchase and sale of Selling Fund Shares, the number of issued and outstanding shares owned by each Selling Fund Shareholder and the state or other jurisdiction in which such shares were offered and sold, are complete and accurate in all material respects.

     SECTION 3.17. Prospectus and Statement of Additional Information. The current prospectus and statement of additional information for Selling Fund as of the date on which they were issued did not contain, and as supplemented by any supplement thereto dated prior to or on the Closing Date do not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     SECTION 3.18. No Distribution. Buying Fund Shares are not being acquired for the purpose of any distribution thereof, other than in accordance with the terms of this Plan.

     SECTION 3.19. Liabilities of Selling Fund. The Liabilities of Selling Fund that are to be assumed by Buying Fund in connection with the Reorganization, or to which the assets of Selling Fund to be transferred in the Reorganization are subject, were incurred by Selling Fund in the ordinary course of its business. The fair market value of the assets of Selling Fund to be transferred to Buying Fund in the Reorganization will equal or exceed the sum of the Liabilities to be assumed by Buying Fund, plus the amount of Liabilities, if any, to which such transferred assets will be subject.

     SECTION 3.20. Shareholder Expenses. Selling Fund Shareholders will pay their own expenses, if any, incurred in connection with the Reorganization.

                                   ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF BUYING FUND

     Trust, on behalf of Buying Fund, represents and warrants as follows:

     SECTION 4.1. Registration and Regulation of Buying Fund. Buying Fund is in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, the Investment Company Act, the Securities Act, the Exchange Act and all applicable state securities laws. Buying Fund is in compliance in all material respects with the applicable investment policies and restrictions set forth in the Registration Statement. The value of the net assets of Buying Fund is determined using portfolio valuation methods that comply in all material respects with the requirements of the Investment Company Act and the policies of Buying Fund and all purchases and redemptions of Buying Fund Shares have been effected at the net asset value per share calculated in such manner.

     SECTION 4.2. Buying Fund Financial Statements. The books of account and related records of Buying Fund fairly reflect in reasonable detail its assets, liabilities and transactions in accordance with generally accepted accounting principles applied on a consistent basis. The audited Buying Fund Financial Statements present fairly in all material respects the financial position of Buying Fund as of the date(s) indicated and the results of operations and changes in net assets for the period(s) then ended in accordance with generally accepted accounting principles applied on a consistent basis for the period(s) then ended.

     SECTION 4.3. No Material Adverse Changes; Contingent Liabilities. Since the date of the Buying Fund Financial Statements, no material adverse change has occurred in the financial condition, results of operations, business, assets or liabilities of Buying Fund or the status of Buying Fund as a regulated investment company under the Code, other than changes resulting from any change in general conditions in the financial or securities markets or the performance of any investments made by Buying Fund or occurring in the ordinary course of business of Buying Fund or Trust. There are no contingent liabilities of Buying Fund not disclosed in the Buying Fund Financial Statements which are required to be disclosed in accordance with generally accepted accounting principles. Except as set forth on Schedule 4.4, no contingent liabilities of Buying Fund have arisen since the date of the Buying Fund Financial Statements which are required to be disclosed in accordance with generally accepted accounting principles.

     SECTION 4.4.  Registration of Buying Fund Shares.

     (a) Buying Fund currently has those classes of shares that are set forth on
Schedule 4.5(a). Under its Governing Documents, Trust is authorized to issue an unlimited number of shares of each such class.

     (b) Buying Fund Shares to be issued pursuant to Section 2.6 shall on the Closing Date be duly registered under the Securities Act by a Registration Statement on Form N-14 of Trust then in effect.

     (c) Buying Fund Shares to be issued pursuant to Section 2.6 are duly authorized and on the Closing Date will be validly issued and fully paid and non-assessable and will conform to the description thereof contained in the Registration Statement on Form N-14 then in effect. At the time of its Reorganization, Buying Fund shall not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any Person could acquire shares of Buying Fund, except for the right of investors to acquire shares of Buying Fund at net asset value in the normal course of its business as a series of an open-end management investment company operating under the Investment Company Act.

     (d) The combined proxy statement/prospectus (the "Combined Proxy Statement/Prospectus"), which forms a part of the Registration Statement on Form N-14, shall be furnished to the shareholders of Selling Fund entitled to vote at the Shareholders Meeting in accordance with normal market practice for such transactions. The Combined Proxy Statement/Prospectus and related Statement of Additional Information of Buying Fund, when they become effective, shall conform in all material respects to the applicable requirements of the Securities Act and the Investment Company Act and shall not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

     (e) The shares of Buying Fund which have been or are being offered for sale (other than the Buying Fund Shares to be issued in connection with the Reorganization) have been duly registered under the Securities Act by the Registration Statement and have been duly registered, qualified or are exempt from registration or qualification under the securities laws of each state or other jurisdiction in which such shares have been or are being offered for sale, and no action has been taken by Trust to revoke or rescind any such registration or qualification.

     SECTION 4.5. Accountants. Buying Fund Auditors, which have reported upon the Buying Fund Financial Statements for the fiscal year ending October 31, 2004, are independent registered public accountants as required by the Securities Act and the Exchange Act.

     SECTION 4.6. Binding Obligation. This Plan has been duly authorized and delivered by Trust on behalf of Buying Fund and, assuming this Plan has been duly authorized and delivered by Trust on behalf of Selling Fund, constitutes the legal, valid and binding obligation of Trust, enforceable against Trust in accordance with its terms from and with respect to the revenues and assets of Buying Fund, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors' rights generally, or by general equity principles (whether applied in a court of law or a court of equity and including limitations on the availability of specific performance or other equitable remedies).

     SECTION 4.7. No Breaches or Defaults. The execution and delivery of this Plan by Trust on behalf of Buying Fund and performance by Trust of its obligations hereunder have been duly authorized by all necessary trust action on the part of Trust and (i) do not, and on the Closing Date will not, result in any violation of the Governing Documents and (ii) do not, and on the Closing Date will not, result in a breach of any of the terms or provisions of, or constitute (with or without the giving of notice or the lapse of time or both) a default under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation or imposition of any Lien upon any property or assets of Buying Fund (except for such breaches or defaults or Liens that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect) under (A) any indenture, mortgage or loan agreement or any other material agreement or instrument to which Trust is a party or by which it may be bound and which relates to the assets of Buying Fund or to which any properties of Buying Fund may be subject; (B) any Permit; or (C) any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Authority having jurisdiction over Trust or any property of Buying Fund.

     SECTION 4.8. Permits. Except for the absence of, or default under, Permits that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, Trust has in full force and effect all Permits necessary for it to conduct its business as presently conducted as it relates to Buying Fund. To the knowledge of Trust there are no proceedings relating to the suspension, revocation or modification of any Permit, except for such that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     SECTION 4.9. No Actions, Suits or Proceedings. There are no judicial, administrative or arbitration actions, suits, or proceedings instituted or pending or, to the knowledge of Trust, threatened in writing or, if probable of assertion, orally, against Trust, affecting any property, asset, interest or right of Buying Fund, that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Buying Fund. There are not in existence on the date hereof any plea agreements, judgments, injunctions, consents, decrees, exceptions or orders that were entered by, filed with or issued by any Governmental Authority relating to Trust's conduct of the business of Buying Fund affecting in any significant respect the conduct of such business. Trust is not, and has not been, to the knowledge of Trust, the target of any investigation by the SEC or any state securities administrator with respect to its conduct of the business of Buying Fund, other than as has been disclosed to Trust's Board of Trustees.

     SECTION 4.10.  Taxes.

     (a) Buying Fund has elected to be a regulated investment company under Subchapter M of the Code and is a fund that is treated as a separate corporation under Section 851(g) of the Code. Since inception,

Buying Fund has qualified for treatment as a regulated investment company for each taxable year that has ended prior to the Closing Date and will satisfy the requirements of Part I of Subchapter M of the Code to maintain such qualification for its current taxable year. Buying Fund has no earnings or profits accumulated in any taxable year in which the provisions of Subchapter M of the Code did not apply to it.

     (b) Buying Fund has timely filed all Returns required to be filed by it and all Taxes with respect thereto have been paid, except where the failure so to file or so to pay, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Adequate provision has been made in the Buying Fund Financial Statements for all Taxes in respect of all periods ending on or before the date of such financial statements, except where the failure to make such provisions would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No deficiencies for any Taxes have been proposed, assessed or asserted in writing by any taxing authority against Buying Fund, and no deficiency has been proposed, assessed or asserted, in writing, where such deficiency would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No waivers of the time to assess any such Taxes are outstanding nor are any written requests for such waivers pending and no Return of Buying Fund is currently being or has been audited with respect to income taxes or other Taxes by any Federal, state, local or foreign Tax authority.

     SECTION 4.11.  Representations Concerning the Reorganization.

     (a) There is no plan or intention by Trust or any person related to Trust to acquire or redeem any of the Buying Fund Shares issues in the Reorganization either directly or through any transaction, agreement, or arrangement with any other person, other than redemptions in the ordinary course of Buying Fund's business as an open-end investment company as required by the Investment Company Act.

     (b) Buying Fund has no plan or intention to sell or otherwise dispose of any of the assets of Selling Fund acquired in the Reorganization, other than in the ordinary course of its business and to the extent necessary to maintain its status as a "regulated investment company" under the Code; provided, however, that this Section 4.11(b) shall not preclude any of the reorganizations of funds set forth on Schedule 4.14(b).

     (c) Following the Reorganization, Buying Fund will continue an "historic business" of Selling Fund or use a significant portion of Selling Fund's "historic business assets" in a business. For purposes of this representation, the terms "historic business" and "historic business assets" shall have the meanings ascribed to them in Section 1.368-1(d) of the Treasury Regulations; provided, however, that this Section 4.11(c) shall not preclude any of the reorganizations of funds set forth on Schedule 4.11(b).

     (d) Prior to or in the Reorganization, neither Buying Fund nor any person related to Buying Fund (for purposes of this paragraph as defined in Section 1.368-1(e)(3) of the Treasury Regulations) will have acquired directly or through any transaction, agreement or arrangement with any other person, shares of Selling Fund with consideration other than shares of Buying Fund.

     SECTION 4.12. Prospectus and Statement of Additional Information. The current prospectus and statement of additional information for Buying Fund as of the date on which it was issued does not contain, and as supplemented by any supplement thereto dated prior to or on the Closing Date does not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                                   ARTICLE 4A

                 CONDITIONS PRECEDENT WITH RESPECT TO EACH FUND

     Trust's obligations to implement this Plan on each Fund's behalf shall be subject to satisfaction of the following conditions on or before the Closing Date, any one or more of which Trust may waive:

     SECTION 4A.1 No Governmental Actions. There is no pending action, suit or proceeding, nor, to the knowledge of Trust, has any litigation been overtly threatened in writing or, if probable of assertion, orally, against Trust before any Governmental Authority which questions the validity or legality of this Plan or of the transactions contemplated hereby or which seeks to prevent the consummation of the transactions contemplated hereby, including the Reorganization.

     SECTION 4A.2 No Brokers. No broker, finder or similar intermediary has acted for or on behalf of Trust in connection with this Plan or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with Trust or any action taken by it.

     SECTION 4A.3 Value of Shares. The fair market value of the shares of each class of Buying Fund received by Selling Fund Shareholders in the Reorganization will be approximately equal, as of the Effective Time, to the fair market value of the shares of each corresponding class of Selling Fund to be constructively surrendered in exchange therefor. The fair market value of the assets of Buying Fund will exceed the amount of its liabilities immediately after the exchange.

     SECTION 4A.4 Intercompany Indebtedness; Consideration. There is no intercompany indebtedness between the Funds that was issued or acquired, or will be settled, at a discount. No consideration other than Buying Fund Shares (and Buying Fund's assumption of Selling Fund's Liabilities, including for this purpose any liabilities to which the assets of Selling Fund are subject) will be given in exchange for the assets of Selling Fund acquired by Buying Fund in connection with the Reorganization. The fair market value of the assets of Selling Fund transferred to Buying Fund in the Reorganization will equal or exceed the sum of the Liabilities assumed by Buying Fund, plus the amount of liabilities, if any, to which such transferred assets are subject.

     SECTION 4A.5 Authorizations or Consents. Other than those which shall have been obtained or made on or prior to the Closing Date and any that must be made after the Closing Date to comply with Section 2.5 of this Plan, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required to be obtained or made by Trust in connection with the due adoption by Trust of this Plan and the consummation by Trust of the transactions contemplated hereby.

     SECTION 4A.6 No Bankruptcy Proceedings. Trust is not, with respect to either Fund, under the jurisdiction of a court in a proceeding under Title 11 of the United States Code or similar case within the meaning of Section 368(a)(3)(A) of the Code.

                                   ARTICLE 5

                                   COVENANTS

     SECTION 5.1.  Conduct of Business.

     (a) From the date of this Plan up to and including the Closing Date (or, if earlier, the date upon which this Plan is terminated pursuant to Article 7), Trust shall conduct the business of Selling Fund only in the ordinary course and substantially in accordance with past practices, and shall use its reasonable best efforts to preserve intact its business organization and material assets and maintain the rights, franchises and business and customer relations necessary to conduct the business operations of Selling Fund in the ordinary course in all material respects; provided, however, that this Section 5.1(a) shall not preclude any of the reorganizations of funds set forth on Schedule 4.14(b).

     (b) From the date of this Plan up to and including the Closing Date (or, if earlier, the date upon which this Plan is terminated pursuant to Article 7), Trust shall conduct the business of Buying Fund only in the ordinary course and substantially in accordance with past practices, and shall use its reasonable best efforts to preserve intact its business organization and material assets and maintain the rights, franchises and business and customer relations necessary to conduct the business operations of Buying Fund in the ordinary course in all material respects; provided, however, that this Section 5.1(b) shall not preclude any of the reorganizations of funds set forth on Schedule 4.14(b).

     SECTION 5.2. Expenses. Buying Fund shall bear all of its costs and expenses incurred in connection with this Plan and the Reorganization without any reimbursement therefor. Prior to the submission of the Plan to the Boards of Trustees of Trust for approval, the Investment Adviser, in the ordinary course of its business as a registered investment advisor operating under the Advisors Act, agreed to bear 50% of the costs and expenses of Selling Fund incurred in connection with this Plan and the Reorganization and other transactions contemplated hereby; provided that any such expenses incurred by Selling Fund shall not be reimbursed or paid for by the Investment Advisor or any other Person unless those expenses are solely and directly related to the Reorganization.

     SECTION 5.3. Further Assurances. Each of the parties hereto shall execute such documents and other papers and perform such further acts as may be reasonably required to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall, on or prior to the Closing Date, use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the Reorganization, including the execution and delivery of any documents, certificates, instruments or other papers that are reasonably required for the consummation of the Reorganization.

     SECTION 5.4. Consents, Approvals and Filings. Trust shall make all necessary filings, as soon as reasonably practicable, including, without limitation, those required under the Securities Act, the Exchange Act, the Investment Company Act and the Advisers Act, in order to facilitate prompt consummation of the Reorganization and the other transactions contemplated by this Plan. In addition, Trust shall use its reasonable best efforts (i) to comply as promptly as reasonably practicable with all requirements of Governmental Authorities applicable to the Reorganization and the other transactions contemplated herein and (ii) to obtain as promptly as reasonably practicable all necessary permits, orders or other consents of Governmental Authorities and consents of all third parties necessary for the consummation of the Reorganization and the other transactions contemplated herein. Trust shall use reasonable efforts to provide such information and communications to Governmental Authorities as such Governmental Authorities may request.

     SECTION 5.5. Submission of Plan to Shareholders. Trust shall take all action necessary in accordance with applicable law and its Governing Documents to convene the Shareholders Meeting. Trust shall, through its Board of Trustees, recommend to the shareholders of Selling Fund approval of this Plan. Trust shall use its reasonable best efforts to hold a Shareholders Meeting as soon as practicable after the date hereof.

                                   ARTICLE 6

               FURTHER CONDITIONS PRECEDENT TO THE REORGANIZATION

     SECTION 6.1. Further Conditions Precedent with respect to Both Funds. The obligation of Trust to consummate the Reorganization is subject to the satisfaction, at or prior to the Closing Date, of all of the following conditions, any one or more of which may be waived in writing by Trust.

     (a) The representations and warranties of Trust on behalf of Selling Fund and Buying Fund set forth in this Plan shall be true and correct in all material respects as of the date of this Plan and as of the Closing Date with the same effect as though all such representations and warranties had been made as of the Closing Date.

     (b) Trust shall have complied with and satisfied in all material respects all agreements and conditions relating to Selling Fund and Buying Fund set forth herein to be performed or satisfied at or prior to the Closing Date.

     (c) There shall be delivered at the Closing Date (i) a certificate, dated as of the Closing Date, from an officer of Trust, in such individual's capacity as an officer of Trust and not as an individual, to the effect that the conditions specified in Sections 6.1(a) and (b) have been satisfied and (ii) a certificate, dated as of the Closing Date, from the Secretary or Assistant Secretary (in such capacity) of Trust certifying as to the accuracy and completeness of the attached Governing Documents of Trust, and resolutions, consents and authorizations of or regarding Trust with respect to the execution and delivery of this Plan and the transactions contemplated hereby.

     (d) The dividend or dividends described in the last sentence of Section 3.12(a) shall have been declared.

     (e) To the extent applicable, the Investment Adviser shall have terminated or waived, in either case in writing, any rights to reimbursement from Selling Fund to which it is entitled for fees and expenses absorbed by the Investment Adviser pursuant to voluntary and contractual fee waiver or expense limitation commitments between the Investment Adviser and Selling Fund.

     (f) All filings required to be made prior to the Closing Date with, and all consents, approvals, permits and authorizations required to be obtained on or prior to the Closing Date from, Governmental Authorities in connection with the execution and delivery of this Plan and the consummation of the transactions contemplated herein by Trust shall have been made or obtained, as the case may be; provided, however, that such consents, approvals, permits and authorizations may be subject to conditions that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     (g) This Plan, the Reorganization of Selling Fund and related matters shall have been approved and adopted at the Shareholders Meeting by the shareholders of Selling Fund on the record date by the Required Shareholder Vote.

     (h) The assets of Selling Fund to be acquired by Buying Fund shall constitute at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by Selling Fund immediately prior to the Reorganization. For purposes of this Section 6.1(h), assets used by Selling Fund to pay the expenses it incurs in connection with this Plan and the Reorganization and to effect all shareholder redemptions and distributions (other than regular, normal dividends and regular, normal redemptions pursuant to the Investment Company Act, and not in excess of the requirements of Section 852 of the Code, occurring in the ordinary course of Selling Fund's business as a series of an open-end management investment company) after the date of this Plan shall be included as assets of Selling Fund held immediately prior to the Reorganization.

     (i) No temporary restraining order, preliminary or permanent injunction or other order issued by any Governmental Authority preventing the consummation of the Reorganization on the Closing Date shall be in effect; provided, however, that the party or parties invoking this condition shall use reasonable efforts to have any such order or injunction vacated.

     (j) The Registration Statement on Form N-14 filed by Trust with respect to Buying Fund Shares to be issued to Selling Fund Shareholders in connection with the Reorganization shall have become effective under the Securities Act and shall include an undertaking therein to file the opinion referenced in Section 6.1(k) as a post-effective amendment to such Registration Statement after the Closing Date, and no stop order suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the Securities Act.

     (k) Trust shall have received on or before the Closing Date an opinion of Trust Counsel in form and substance reasonably acceptable to Trust, as to the matters set forth on Schedule 6.1(k). In rendering such opinion, Trust Counsel may request and rely upon representations contained in certificates of officers of Trust and others, and the officers of Trust shall use their best efforts to make available such truthful certificates.

                                   ARTICLE 7

                              TERMINATION OF PLAN

     SECTION 7.1. Termination. This Plan may be terminated by Trust on or prior to the Closing Date as follows:

          (a) if circumstances develop that, in its judgment, make proceeding with the Reorganization inadvisable for either Fund;

          (b) if the Closing Date shall not be on or before the Termination
     Date;

          (c) if, upon a vote at the Shareholders Meeting or any final adjournment thereof, the Required Shareholder Vote shall not have been obtained as contemplated by Section 5.5; or

          (d) if any Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Reorganization and such order, decree, ruling or other action shall have become final and nonappealable.

     SECTION 7.2. Survival After Termination. If this Plan is terminated in accordance with Section 7.1 hereof and the Reorganization of Selling Fund is not consummated, this Plan shall become void and of no further force and effect with respect to the Reorganization and Selling Fund, except for the provisions of
Section 5.2.

                                   ARTICLE 8

                                 MISCELLANEOUS

     SECTION 8.1. Survival of Representations, Warranties and Covenants. The representations and warranties in this Plan, and the covenants in this Plan that are required to be performed at or prior to the Closing Date, shall terminate upon the consummation of the transactions contemplated hereunder. The covenants in this Plan that are required to be performed in whole or in part subsequent to the Closing Date shall survive the consummation of the transactions contemplated hereunder for a period of one (1) year following the Closing Date.

     SECTION 8.2. Governing Law. This Plan shall be construed and interpreted according to the laws of the State of Delaware applicable to contracts made and to be performed wholly within such state.

     SECTION 8.3. Binding Effect, Persons Benefiting, No Assignment. This Plan shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties and such Persons. Nothing in this Plan is intended or shall be construed to confer upon any entity or Person other than the parties hereto and their respective successors and permitted assigns any right, remedy or claim under or by reason of this Plan or any part hereof. Without the prior written consent of the parties hereto, this Plan may not be assigned by any of the parties hereto.

     SECTION 8.4. Obligations of Trust. Trust hereby acknowledges and agrees that each of Buying Fund and Selling Fund is a separate investment portfolio of Trust, that Trust is executing this Plan on behalf of each Buying Fund and Selling Fund, and that any amounts payable by Trust under or in connection with this Plan shall be payable solely from the revenues and assets of Buying Fund or Selling Fund, as applicable. Trust further acknowledges and agrees that this Plan has been executed by a duly authorized officer of Trust in his or her capacity as an officer of Trust intending to bind Trust as provided herein, and that no officer, trustee or shareholder of Trust shall be personally liable for the liabilities or obligation of Trust incurred hereunder. Finally, Trust acknowledges and agrees that the liabilities and obligations of Selling Fund pursuant to this Plan shall be enforceable against the assets of Buying Fund or Selling Fund, as applicable, only and not against the assets of Trust generally or assets belonging to any other series of Trust.

     SECTION 8.5. Amendments. This Plan may not be amended, altered or modified except with the approval of Trust's Board of Trustees.

     SECTION 8.6. Entire Plan; Exhibits and Schedules. This Plan, including the Exhibits, Schedules, certificates and lists referred to herein, and any documents executed by the parties simultaneously herewith or pursuant thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, written or oral, between the parties with respect to such subject matter.

     SECTION 8.7. Successors and Assigns; Assignment. This Plan shall be binding upon and inure to the benefit of Trust, on behalf of Selling Fund, and Trust, on behalf of Buying Fund, and their respective successors and permitted assigns.

                                   EXHIBIT A

                      EXCLUDED LIABILITIES OF SELLING FUND

     None.

                                  SCHEDULE 2.1

CLASSES OF SHARES OF SELLING FUND AND CORRESPONDING CLASSES OF SHARES OF BUYING
                                      FUND

                                                         CORRESPONDING CLASSES OF
      CLASSES OF SHARES OF SELLING FUND                    SHARES OF BUYING FUND
      ---------------------------------                  ------------------------
             AIM Weingarten Fund                          AIM Constellation Fund
               Class A Shares                                 Class A Shares
               Class B Shares                                 Class B Shares
               Class C Shares                                 Class C Shares
               Class R Shares                                 Class R Shares
         Institutional Class Shares                     Institutional Class Shares

                                  SCHEDULE 3.4

                 CERTAIN CONTINGENT LIABILITIES OF SELLING FUND

     None.

                                  SCHEDULE 4.4

                 CERTAIN CONTINGENT LIABILITIES OF BUYING FUND

     None.

                                SCHEDULE 4.5(A)

                        CLASSES OF SHARES OF BUYING FUND

       CLASSES OF SHARES OF BUYING FUND
       --------------------------------
                Class A Shares
                Class B Shares
                Class C Shares
                Class R Shares
             Institutional Shares

                                SCHEDULE 4.11(B)

                       PERMITTED REORGANIZATIONS OF FUNDS

AIM Aggressive Growth Fund into AIM Constellation Fund

AIM Blue Chip Fund into AIM Large Cap Growth Fund

AIM Mid Cap Growth Fund into AIM Dynamics Fund

AIM Small Company Growth Fund into AIM Small Cap Growth Fund

AIM Premier Equity Fund into AIM Charter Fund

AIM V.I. Aggressive Growth Fund into AIM V.I. Capital Appreciation Fund

AIM V.I. Growth Fund into AIM V.I. Capital Appreciation Fund

AIM V.I. Blue Chip Fund into AIM V.I. Large Cap Growth Fund

AIM V.I. Premier Equity Fund into AIM V.I. Core Equity Fund

                                SCHEDULE 6.1(K)

                                  TAX OPINIONS

     (i) The transfer of the assets of Selling Fund to Buying Fund in exchange solely for Buying Fund Shares distributed directly to Selling Fund Shareholders and Buying Fund's assumption of the Liabilities, as provided in the Plan, will constitute a "reorganization" within the meaning of Section 368(a) of the Code and Selling Fund and Buying Fund will be "a party to a reorganization" within the meaning of Section 368(b) of the Code.

     (ii) In accordance with Section 361(a) and Section 361(c)(1) of the Code, no gain or loss will be recognized by Selling Fund on the transfer of its assets to Buying Fund solely in exchange for Buying Fund Shares and Buying Fund's assumption of the Liabilities or on the distribution of Buying Fund Shares to Selling Fund Shareholders.

     (iii) In accordance with Section 1032 of the Code, no gain or loss will be recognized by Buying Fund upon the receipt of assets of Selling Fund in exchange for Buying Fund Shares issued directly to Selling Fund Shareholders.

     (iv) In accordance with Section 354(a)(1) of the Code, no gain or loss will be recognized by Selling Fund Shareholders on the receipt of Buying Fund Shares in exchange for Selling Fund Shares.

     (v) In accordance with Section 362(b) of the Code, the basis to Buying Fund of the assets of Selling Fund will be the same as the basis of such assets in the hands of Selling Fund immediately prior to the Reorganization.

     (vi) In accordance with Section 358(a) of the Code, a Selling Fund Shareholder's basis for Buying Fund Shares received by the Selling Fund Shareholder will be the same as his or her basis for Selling Fund Shares exchanged therefor.

     (vii) In accordance with Section 1223(1) of the Code, a Selling Fund Shareholder's holding period for Buying Fund Shares will be determined by including such Selling Fund Shareholder's holding period for Selling Fund Shares exchanged therefor, provided that such Selling Fund Shareholder held such Selling Fund Shares as a capital asset.

     (viii) In accordance with Section 1223(2) of the Code, the holding period with respect to the assets of Selling Fund transferred to Buying Fund in the Reorganization will include the holding period for such assets in the hands of Selling Fund.

     (ix) In accordance with Section 381(a)(2) of the Code, Buying Fund will succeed to and take into account the items of Selling Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381 through 384 of the Code and the Treasury Regulations thereunder.

                                                                   APPENDIX III

               AIM COUNSELOR SERIES TRUST                                                AIM FUNDS GROUP

          AIM Advantage Health Sciences Fund -                       AIM Basic Balanced Fund - Class A, B, C, R and Investor
                    Class A, B and C                                         Supplement dated December 8, 2005 to the
        Supplement dated December 8, 2005 to the                                 Prospectus dated April 29, 2005
           Prospectus dated December 3, 2004                                         as revised July 18, 2005
as supplemented December 3, 2004, December 29, 2004(A),                         and as supplemented July 18, 2005
     March 2, 2005, March 4, 2005, April 29, 2005,
          July 1, 2005 and September 16, 2005                           AIM European Small Company Fund - Class A, B and C
                                                                        AIM Mid Cap Basic Value Fund - Class A, B, C and R
        AIM Multi-Sector Fund - Class A, B and C                         AIM Small Cap Equity Fund - Class A, B, C and R
        Supplement dated December 8, 2005 to the                             Supplement dated December 8, 2005 to the
           Prospectus dated December 3, 2004                                    Prospectuses dated April 29, 2005
 as supplemented December 3, 2004, December 29, 2004(A),                           as supplemented July 1, 2005
          December 29, 2004(B), March 2, 2005,
            July 1, 2005 and October 3, 2005                                 AIM Global Value Fund - Class A, B and C
                                                                             Supplement dated December 8, 2005 to the
                    AIM EQUITY FUNDS                                             Prospectus dated April 29, 2005
                                                                          as supplemented July 1, 2005, August 5, 2005,
              AIM Aggressive Growth Fund -                                    October 25, 2005 and December 7, 2005
                  Class A, B, C and R
        Supplement dated December 8, 2005 to the                     AIM International Small Company Fund - Class A, B and C
           Prospectus dated February 28, 2005                                Supplement dated December 8, 2005 to the
    as supplemented July 1, 2005, September 16, 2005                             Prospectus dated April 29, 2005
                 and November 14, 2005                                  as supplemented July 1, 2005 and November 9, 2005

             AIM Capital Development Fund -                               AIM Premier Equity Fund - Class A, B, C and R
             Class A, B, C, R and Investor                                   Supplement dated December 8, 2005 to the
            AIM Large Cap Basic Value Fund -                                     Prospectus dated April 29, 2005
             Class A, B, C, R and Investor                              as supplemented July 1, 2005 and November 14, 2005
              AIM Large Cap Growth Fund -
             Class A, B, C, R and Investor                                  AIM Select Equity Fund - Class A, B and C
        Supplement dated December 8, 2005 to the                             Supplement dated December 8, 2005 to the
          Prospectuses dated February 28, 2005                                   Prospectus dated April 29, 2005
              as supplemented July 1, 2005                                       as supplemented July 1, 2005 and
                                                                                        September 21, 2005
   AIM Blue Chip Fund - Class A, B, C, R and Investor
     AIM Mid Cap Growth Fund - Class A, B, C and R                                      AIM GROWTH SERIES
        Supplement dated December 8, 2005 to the
          Prospectuses dated February 28, 2005                              AIM Basic Value Fund - Class A, B, C and R
   as supplemented July 1, 2005 and November 14, 2005               AIM Moderate Growth Allocation Fund - Class A, B, C and R
                                                                          AIM Moderately Conservative Allocation Fund -
         AIM Charter Fund - Class A, B, C and R                                        Class A, B, C and R
        Supplement dated December 8, 2005 to the                             Supplement dated December 8, 2005 to the
           Prospectus dated February 28, 2005                                   Prospectuses dated April 29, 2005
            as supplemented July 1, 2005 and                                       as supplemented July 1, 2005
                    October 31, 2005
                                                                           AIM Global Equity Fund - Class A, B, C and R
      AIM Constellation Fund - Class A, B, C and R                       AIM Income Allocation Fund - Class A, B, C and R
        Supplement dated December 8, 2005 to the                             Supplement dated December 8, 2005 to the
           Prospectus dated February 28, 2005                                  Prospectuses dated October 31, 2005
    as supplemented July 1, 2005, September 16, 2005
                  and October 31, 2005                                  AIM Mid Cap Core Equity Fund - Class A, B, C and R
                                                                             Supplement dated December 8, 2005 to the
            AIM Diversified Dividend Fund -                                      Prospectus dated April 29, 2005
             Class A, B, C, R and Investor                                 as supplemented May 12, 2005, May 13, 2005,
        Supplement dated December 8, 2005 to the                      July 1, 2005, September 16, 2005, and October 3, 2005
           Prospectus dated October 25, 2005
                                                                         AIM Small Cap Growth Fund - Class A, B, C and R
       AIM Weingarten Fund - Class A, B, C and R                             Supplement dated December 8, 2005 to the
        Supplement dated December 8, 2005 to the                                 Prospectus dated April 29, 2005
           Prospectus dated February 28, 2005                              as supplemented May 12, 2005, May 13, 2005,
     as supplemented July 1, 2005, October 31, 2005                             July 1, 2005, October 3, 2005 and
                 and November 14, 2005                                                   October 6, 2005

             AIM INTERNATIONAL MUTUAL FUNDS                                               AIM SECTOR FUNDS

    AIM Asia Pacific Growth Fund - Class A, B and C                         AIM Energy Fund - Class A, B, C and Investor
               AIM European Growth Fund -                             AIM Financial Services Fund - Class A, B, C and Investor
             Class A, B, C, R and Investor                          AIM Gold & Precious Metals Fund - Class A, B, C and Investor
          AIM International Core Equity Fund -                            AIM Leisure Fund - Class A, B, C, R and Investor
             Class A, B, C, R and Investor                                AIM Technology Fund - Class A, B, C and Investor
  AIM International Growth Fund - Class A, B, C and R                     AIM Utilities Fund - Class A, B, C and Investor
        Supplement dated December 8, 2005 to the                              Supplement dated December 8, 2005 to the
          Prospectuses dated February 28, 2005                                  Prospectuses dated October 25, 2005
              as supplemented July 1, 2005
                                                                                  AIM SPECIAL OPPORTUNITIES FUNDS
  AIM Global Aggressive Growth Fund - Class A, B and C
       AIM Global Growth Fund - Class A, B and C                            AIM Opportunities I Fund - Class A, B and C
        Supplement dated December 8, 2005 to the                            AIM Opportunities II Fund - Class A, B and C
          Prospectuses dated February 28, 2005                              AIMOpportunities III Fund - Class A, B and C
     as supplemented July 1, 2005, October 3, 2005                            Supplement dated December 8, 2005 to the
                  and November 9, 2005                                          Prospectuses dated February 28, 2005
                                                                                    as revised May 23, 2005 and
                  AIM INVESTMENT FUNDS                                  as supplemented July 1, 2005 and September 21, 2005

     AIM Developing Markets Fund - Class A, B and C                                       AIM STOCK FUNDS
    AIM Trimark Endeavor Fund - Class A, B, C and R
         AIM Trimark Fund - Class A, B, C and R                          AIM Dynamics Fund - Class A, B, C, R and Investor
        Supplement dated December 8, 2005 to the                              AIM S&P 500 Index Fund - Investor Class
          Prospectuses dated February 28, 2005                                Supplement dated December 8, 2005 to the
              as supplemented July 1, 2005                                      Prospectuses dated October 25, 2005

AIM Global Health Care Fund - Class A, B, C and Investor                          AIM Small Company Growth Fund -
        Supplement dated December 8, 2005 to the                                   Class A, B, C, R and Investor
            Prospectus dated April 29, 2005,                                  Supplement dated December 8, 2005 to the
              as revised July 18, 2005 and                                       Prospectus dated October 25, 2005
  as supplemented July 18, 2005 and September 16, 2005                           as supplemented November 14, 2005

 AIM Trimark Small Companies Fund - Class A, B, C and R                          AIM SUMMIT FUND - Class A, B and C
        Supplement dated December 8, 2005 to the                              Supplement dated December 8, 2005 to the
           Prospectus dated February 28, 2005                                    Prospectus dated October 31, 2005
  as supplemented July 1, 2005 and September 30, 2005                             as supplemented October 31, 2005

            AIM INVESTMENT SECURITIES FUNDS                                             AIM TAX-EXEMPT FUNDS

   AIM Global Real Estate Fund - Class A, B, C and R                     AIM High Income Municipal Fund - Class A, B and C
    AIM High Yield Fund -Class A, B, C and Investor                           Supplement dated December 8, 2005 to the
    AIM Income Fund - Class A, B, C, R and Investor                                Prospectus dated July 29, 2005
           AIM Intermediate Government Fund -                                      as supplemented August 5, 2005
             Class A, B, C, R and Investor
  AIM Limited Maturity Treasury Fund - Class A and A3                     AIM Tax-Exempt Cash Fund - Class A and Investor
    AIM Money Market Fund - AIM Cash Reserve Shares,                      AIM Tax-Free Intermediate Fund - Class A and A3
               Class B, C, R and Investor                                     Supplement dated December 8, 2005 to the
  AIM Municipal Bond Fund - Class A, B, C and Investor                            Prospectuses dated July 29, 2005
  AIM Real Estate Fund - Class A, B, C, R and Investor
      AIM Short Term Bond Fund - Class A, C and R                                   AIM TREASURER'S SERIES TRUST
    AIM Total Return Bond Fund - Class A, B, C and R
        Supplement dated December 8, 2005 to the                                 Premier Portfolio - Investor Class
          Prospectuses dated October 25, 2005                              Premier Tax-Exempt Portfolio - Investor Class
                                                                      Premier U.S. Government Money Portfolio - Investor Class
                                                                              Supplement dated December 8, 2005 to the
                                                                                 Prospectus dated February 25, 2005
                                                                                   as supplemented June 30, 2005

Effective February 27, 2006, shareholders of AIM International Allocation Fund may be charged a 2% redemption fee (on redemption proceeds) if shares are redeemed, including redeeming by exchange, within 30 days of their purchase.

Also effective February 27, 2006, AIM International Allocation Fund is added to the list of funds appearing immediately under the heading "SHAREHOLDER INFORMATION - REDEEMING SHARES - REDEMPTION FEES" in the prospectus.

              AIM CONSTELLATION FUND -- CLASS A, B, C AND R SHARES

                        Supplement dated October 31, 2005
           to the Prospectus dated February 28, 2005, as supplemented
                       July 1, 2005 and September 16, 2005


This supplement supersedes and replaces in its entirety the information appearing in the supplements dated July 1, 2005 and September 16, 2005.

The following information replaces in its entirety the information appearing under the heading "FEE TABLE AND EXPENSE EXAMPLE" in the prospectus:

"FEE TABLE

This table describes the fees and expenses that you may pay if you buy and hold shares of the fund.

SHAREHOLDER FEES
-----------------------------------------------------------------------------------------------
(fees paid directly from
your investment)                                   CLASS A      CLASS B     CLASS C   CLASS R
-----------------------------------------------------------------------------------------------
Maximum Sales Charge (Load)
Imposed on Purchases
(as a percentage of offering price)                   5.50%       None        None      None

Maximum Deferred Sales Charge (Load)
(as a percentage of
original purchase price or redemption
proceeds, whichever is less)                      None(1,2)       5.00%       1.00%     None(3)
-----------------------------------------------------------------------------------------------



ANNUAL FUND OPERATING EXPENSES(4)
-----------------------------------------------------------------------------------------------
(expenses that are deducted
from fund assets)                                     CLASS A    CLASS B     CLASS C    CLASS R
-----------------------------------------------------------------------------------------------
Management Fees                                         0.63%      0.63%       0.63%      0.63%

Distribution and/or Service (12b-1) Fees(5)             0.25       1.00        1.00       0.50

Other Expenses                                          0.36       0.36        0.36       0.36

Total Annual Fund Operating Expenses                    1.24       1.99        1.99       1.49

Fee Waiver(6)                                           0.03       0.03        0.03       0.03

Net Annual Fund Operating Expenses(7)                   1.21       1.96        1.96       1.46
-----------------------------------------------------------------------------------------------

(1) If you buy $1,000,000 or more of Class A shares and redeem these shares within 18 months from the date of purchase, you may pay a 1.00% contingent deferred sales charge (CDSC) at the time of redemption.

(2) If you are a retirement plan participant and you bought $1,000,000 or more of Class A shares, you may pay a 1.00% CDSC if a total redemption of the retirement plan assets occurs within 12 months from the date of the retirement plan's initial purchase.

(3) If you are a retirement plan participant, you may pay a 0.75% CDSC if the distributor paid a concession to the dealer of record and a total redemption of the retirement plan assets occurs within 12 months from the date of the retirement plan's initial purchase.

(4) There is no guarantee that actual expenses will be the same as those shown in the table.

(5) The Board of Trustees has approved a permanent reduction of the Rule 12b-1 fees applicable to Class A shares to 0.25% effective July 1, 2005. Distribution and/or Service (12b-1) Fees reflect this agreement.

(6) Effective January 1, 2005 through December 31, 2009, the advisor has contractually agreed to waive a portion of its advisory fees. The Fee Waiver reflects this agreement. (See "Fund Management--Advisor Compensation" following.)

(7) At the request of the Board of Trustees, AMVESCAP (as defined herein) has agreed to reimburse the fund for expenses related to market timing matters. Net Annual Fund Operating Expenses restated for the items in Note 5 and Note 6 above and net of this arrangement were 1.20%, 1.95%, 1.95% and 1.45% for Class A, Class B, Class C and Class R shares respectively, for the year ended October 31, 2004.

If a financial institution is managing your account, you may also be charged a transaction or other fee by such financial institution.

      As a result of 12b-1 fees, long-term shareholders in the fund may pay more than the maximum permitted initial sales charge.

EXPENSE EXAMPLE


This example is intended to help you compare the costs of investing in different classes of the fund with the cost of investing in other mutual funds.

      The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year, that the fund's operating expenses remain the same and includes the effect of contractual fee waivers and/or expense reimbursement, if any. To the extent fees are waived and/or expenses are reimbursed voluntarily, your expenses will be lower. Although your actual returns and costs may be higher or lower, based on these assumptions your costs would be:

                                 1 YEAR      3 YEARS       5 YEARS     10 YEARS
                               ----------   ----------   ----------   ----------

Class A                        $      667   $      913   $    1,178   $    1,953
Class B                               699          915        1,257        2,109
Class C                               299          615        1,057        2,303
Class R                               149          462          797        1,765

You would pay the following expenses if you did not redeem your shares:

                                 1 YEAR      3 YEARS      5 YEARS      10 YEARS
                               ----------   ----------   ----------   ----------

Class A                        $      667   $      913   $    1,178   $    1,953
Class B                               199          615        1,057        2,109
Class C                               199          615        1,057        2,303
Class R                               149          462          797        1,765

HYPOTHETICAL INVESTMENT AND EXPENSE INFORMATION

The following supplemental hypothetical investment information provides additional information in a different format from the preceding Fee Table and Expense Example about the effect of a fund's expenses, including investment advisory fees and other fund costs, on the fund's return over a 10-year period. Because a fund's annual return when quoted is already reduced by the fund's fees and expenses for that year, this hypothetical expense information is intended to help you understand the annual and cumulative impact of a fund's fees and expenses on your investment. Assuming a hypothetical investment of $10,000 in each class of shares of the fund and a 5% return before expenses each year, the chart shows the cumulative return before expenses, the cumulative return after expenses, the ending balance and the estimated annual expenses for each year one through ten. The chart also assumes that the current annual expense ratio stays the same throughout the 10-year period. The current annual expense ratio for each class, which is the same as stated in the Fee Table above, is reflected in the chart and is net of any contractual fee waiver or expense reimbursement. There is no assurance that the annual expense ratio will be the expense ratio for the fund class. To the extent that the advisor makes any waivers or reimbursements pursuant to a voluntary arrangement, your actual expenses may be less. The chart does not take into account initial or contingent deferred sales charges, if any. You should understand that this is only a hypothetical presentation made to illustrate what expenses and returns would be under the above scenarios; your actual returns and expenses are likely to differ (higher or lower) from those shown below.

CLASS A--
ANNUAL
EXPENSE
RATIO
1.21%        YEAR 1      YEAR 2      YEAR 3      YEAR 4      YEAR 5      YEAR 6      YEAR 7      YEAR 8      YEAR 9     YEAR 10
-------------------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
Cumulative
Return
Before
Expenses         5.00%      10.25%      15.76%      21.55%      27.63%      34.01%      40.71%      47.75%      55.13%      62.89%

Cumulative
Return
After
Expenses         3.79%       7.72%      11.81%      16.04%      20.44%      25.01%      29.74%      34.66%      39.77%      45.06%

End of
Year
Balance    $10,379.00  $10,772.36  $11,180.64  $11,604.38  $12,044.19  $12,500.66  $12,974.44  $13,466.17  $13,976.54  $14,506.25

Estimated
Annual
Expenses   $   123.29  $   127.97  $   132.82  $   137.85  $   143.07  $   148.50  $   154.12  $   159.97  $   166.03  $   172.32



CLASS B--
ANNUAL
EXPENSE
RATIO
1.96%        YEAR 1      YEAR 2      YEAR 3      YEAR 4      YEAR 5      YEAR 6      YEAR 7      YEAR 8      YEAR 9      YEAR 10
-------------------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
Cumulative
Return
Before
Expenses         5.00%      10.25%      15.76%      21.55%      27.63%      34.01%      40.71%      47.75%      55.13%      62.89%

Cumulative
Return
After
Expenses         3.04%       6.17%       9.40%      12.73%      16.15%      19.68%      23.32%      27.07%      31.89%      36.89%

End of
Year
Balance    $10,304.00  $10,617.24  $10,940.01  $11,272.58  $11,615.27  $11,968.37  $12,332.21  $12,707.11  $13,188.71  $13,688.56

Estimated
Annual
Expenses   $   198.98  $   205.03  $   211.26  $   217.68  $   224.30  $   231.12  $   238.15  $   245.39  $   156.67  $   162.61



CLASS C--
ANNUAL
EXPENSE
RATIO
1.96%        YEAR 1      YEAR 2      YEAR 3      YEAR 4      YEAR 5      YEAR 6      YEAR 7      YEAR 8      YEAR 9      YEAR 10
-------------------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
Cumulative
Return
Before
Expenses         5.00%      10.25%      15.76%      21.55%      27.63%      34.01%      40.71%      47.75%      55.13%      62.89%

Cumulative
Return
After
Expenses         3.04%       6.17%       9.40%      12.73%      16.15%      19.68%      23.32%      27.07%      30.93%      34.91%

End of
Year
Balance    $10,304.00  $10,617.24  $10,940.01  $11,272.58  $11,615.27  $11,968.37  $12,332.21  $12,707.11  $13,093.41  $13,491.45

Estimated
Annual
Expenses   $   198.98  $   205.03  $   211.26  $   217.68  $   224.30  $   231.12  $   238.15  $   245.39  $   252.85  $   260.53

CLASS R--
ANNUAL
EXPENSE
RATIO
1.46%        YEAR 1      YEAR 2      YEAR 3      YEAR 4      YEAR 5      YEAR 6      YEAR 7      YEAR 8      YEAR 9      YEAR 10
-------------------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
Cumulative
Return
Before
Expenses         5.00%      10.25%      15.76%      21.55%      27.63%      34.01%      40.71%      47.75%      55.13%      62.89%

Cumulative
Return
After
Expenses         3.54%       7.21%      11.00%      14.93%      19.00%      23.21%      27.57%      32.09%      36.76%      41.61%

End of
Year
Balance    $10,354.00  $10,720.53  $11,100.04  $11,492.98  $11,899.83  $12,321.09  $12,757.25  $13,208.86  $13,676.45  $14,160.60

Estimated
Annual
Expenses   $   148.58  $   153.84  $   159.29  $   164.93  $   170.77  $   176.81  $   183.07  $   189.55  $   196.26  $   203.21



The following replaces in its entirety the heading and the first two paragraphs appearing under the heading "FUND MANAGEMENT -- THE ADVISORS" on page 5 of the prospectus:

      "FUND MANAGEMENT -- THE ADVISOR

      A I M Advisors, Inc. (the advisor or AIM) serves as the fund's investment advisor and is responsible for its day-to-day management. The advisor is located at 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173. The advisor supervises all aspects of the fund's operations and provides investment advisory services to the fund, including obtaining and evaluating economic, statistical and financial information to formulate and implement investment programs for the fund.

      The advisor has acted as an investment advisor since its organization in 1976. Today, the advisor, together with its subsidiaries, advises or manages over 200 investment portfolios, including the fund, encompassing a broad range of investment objectives."

The following replaces in its entirety the information appearing under the heading "FUND MANAGEMENT - PORTFOLIO MANAGERS" on page 6 of the prospectus:

      "The following individuals are jointly and primarily responsible for the day-to-day management of the fund's portfolio:

      o Lanny H. Sachnowitz (lead manager), Senior Portfolio Manager, who has been responsible for the fund since 2005 and has been associated with the advisor and/or its affiliates since 1987. As the lead manager, Mr. Sachnowitz generally has final authority over all aspects of the fund's investment portfolio, including but not limited to, purchases and sales of individual securities, portfolio construction techniques, portfolio risk assessment, and the management of daily cash flows in accordance with portfolio holdings. The degree to which Mr. Sachnowitz may perform these functions, and the nature of these functions, may change from time to time.

      o Kirk L. Anderson, Portfolio Manager, who has been responsible for the fund since 2005 and has been associated with the advisor and/or its affiliates since 1994.

      o James G. Birdsall, Portfolio Manager, who has been responsible for the fund since 2005 and has been associated with the advisor and/or its affiliates since 1995.

      o Robert J. Lloyd, Portfolio Manager, who has been responsible for the fund since 2003 and has been associated with the advisor and/or its affiliates since 2000. From 1997 to 2000, he was employed by American Electric Power.

      They are assisted by the advisor's Large/Multi-Cap Growth Team, which may be comprised of portfolio managers, research analysts and other investment professionals of the advisor. Team members provide research support and make securities recommendations with respect to the fund's portfolio, but do not have day-to-day management responsibilities with respect to the fund's portfolio. Members of the team may change from time to time. More information on these portfolio managers and the team, including biographies of other members of the team, may be found on the advisor's website (http://www.aiminvestments.com). The website is not part of this prospectus.

      The fund's Statement of Additional Information provides additional information about the portfolio managers' investments in the fund, a description of their compensation structure, and information regarding other accounts they manage."

The following sentence replaces in its entirety the first sentence appearing after the table under the heading "SHAREHOLDER INFORMATION -- CHOOSING A SHARE CLASS" on page A-1 of the prospectus:

      "Certain funds also offer Institutional Class shares to certain eligible institutional investors; consult the fund's Statement of Additional Information for the Institutional Class shares for details."

The following paragraph replaces in its entirety the first paragraph appearing under the heading "SHAREHOLDER INFORMATION -- PURCHASING SHARES -- GRANDFATHERED INVESTORS" on page A-8 of the prospectus:

      "Investor Class shares of a fund may be purchased only by: (1) persons or entities who had established an account, prior to April 1, 2002, in Investor Class shares of any of the funds currently distributed by ADI (the Grandfathered Funds) and have continuously maintained such account in Investor Class shares since April 1, 2002; (2) any person or entity listed in the account registration for any Grandfathered Funds, which account was established prior to April 1, 2002 and continuously maintained since April 1, 2002, such as joint owners, trustees, custodians and designated beneficiaries; (3) customers of certain financial institutions, wrap accounts or other fee-based advisory programs, or insurance company separate accounts, which have had relationships with ADI and/or any Grandfathered Funds prior to April 1, 2002 and continuously maintained such relationships since April 1, 2002; (4) defined benefit, defined contribution and deferred compensation plans; and (5) fund trustees, employees of AMVESCAP PLC and its subsidiaries, AMVESCAP directors, and their immediate families."

The following information is added as Item (5) under the heading "SHAREHOLDER INFORMATION -- EXCHANGING SHARES -- PERMITTED EXCHANGES -- EXCHANGES NOT SUBJECT TO A SALES CHARGE" on page A-13 of the prospectus:

      "(5) Investor Class shares for Class A or Class A3 shares of any fund which does not offer Investor Class shares."

                                                          AIM CONSTELLATION FUND

                                                                     PROSPECTUS
                                                              February 28, 2005

AIM Constellation Fund seeks to provide growth of capital.

--------------------------------------------------------------------------------

This prospectus contains important information about the Class A, B, C and R shares of the fund. Please read it before investing and keep it for future reference.

As with all other mutual fund securities, the Securities and Exchange Commission has not approved or disapproved these securities or determined whether the information in this prospectus is adequate or accurate. Anyone who tells you otherwise is committing a crime.

An investment in the fund:
- is not FDIC insured;
- may lose value; and
- is not guaranteed by a bank.

                             ----------------------
                             AIM CONSTELLATION FUND
                             ----------------------

TABLE OF CONTENTS
--------------------------------------------------------------------------------

INVESTMENT OBJECTIVE AND STRATEGIES                  1

------------------------------------------------------
PRINCIPAL RISKS OF INVESTING IN THE FUND             1
------------------------------------------------------
DISCLOSURE OF PORTFOLIO HOLDINGS                     1
------------------------------------------------------
PERFORMANCE INFORMATION                              2
------------------------------------------------------

Annual Total Returns                                 2

Performance Table                                    3

FEE TABLE AND EXPENSE EXAMPLE                        4
------------------------------------------------------
Fee Table                                            4

Expense Example                                      4

FUND MANAGEMENT                                      5
------------------------------------------------------
The Advisors                                         5

Advisor Compensation                                 6

Portfolio Managers                                   6

OTHER INFORMATION                                    7
------------------------------------------------------
Sales Charges                                        7

Dividends and Distributions                          7

FINANCIAL HIGHLIGHTS                                 8
------------------------------------------------------
SHAREHOLDER INFORMATION                            A-1
------------------------------------------------------
Choosing a Share Class                             A-1

Excessive Short-Term Trading Activity
  Disclosures                                      A-5

Purchasing Shares                                  A-7

Redeeming Shares                                   A-9

Exchanging Shares                                 A-11

Pricing of Shares                                 A-14

Taxes                                             A-16

OBTAINING ADDITIONAL INFORMATION            Back Cover
------------------------------------------------------

The AIM Family of Funds, AIM and Design, AIM, AIM Funds, AIM Funds and Design, AIM Investments, AIM Investor, AIM Lifetime America, AIM LINK, AIM Institutional Funds, aimfunds.com, La Familia AIM de Fondos, La Familia AIM de Fondos and Design, Invierta con DISCIPLINA, Invest with DISCIPLINE, The AIM College Savings Plan, AIM Solo 401(k), AIM Investments and Design and Your goals. Our solutions. are registered service marks and AIM Bank Connection, AIM Internet Connect, AIM Private Asset Management, AIM Private Asset Management and Design, AIM Stylized and/or Design, AIM Alternative Assets and Design and myaim.com are service marks of A I M Management Group Inc. AIM Trimark is a service mark of A I M Management Group Inc. and AIM Funds Management Inc.


No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus, and you should not rely on such other information or representations.

                             ----------------------
                             AIM CONSTELLATION FUND
                             ----------------------

INVESTMENT OBJECTIVE AND STRATEGIES
--------------------------------------------------------------------------------

The fund's investment objective is growth of capital. The investment objective of the fund may be changed by the Board of Trustees without shareholder approval.

    The fund seeks to meet this objective by investing principally in common stocks of companies the portfolio managers believe are likely to benefit from new or innovative products, services or processes as well as those that have experienced above-average, long-term growth in earnings and have excellent prospects for future growth. The portfolio managers consider whether to sell a particular security when it no longer meets these criteria. The fund will invest without regard to market capitalization. The fund may also invest up to 20% of its total assets in foreign securities. For cash management purposes, the fund may also hold a portion of its assets in cash or cash equivalents, including shares of affiliated money market funds. Any percentage limitations with respect to assets of the fund are applied at the time of purchase.

    In anticipation of or in response to adverse market or other conditions, or atypical circumstances such as unusually large cash inflows or redemptions, the fund may temporarily hold all or a portion of its assets in cash, cash equivalents or high-quality debt instruments. As a result, the fund may not achieve its investment objective.

PRINCIPAL RISKS OF INVESTING IN THE FUND
--------------------------------------------------------------------------------

There is a risk that you could lose all or a portion of your investment in the fund. The value of your investment in the fund will go up and down with the prices of the securities in which the fund invests. The prices of equity securities change in response to many factors including the historical and prospective earnings of the issuer, the value of its assets, general economic conditions, interest rates, investor perceptions and market liquidity. This is especially true with respect to equity securities of smaller companies, whose prices may go up and down more than equity securities of larger, more-established companies. Also, since equity securities of smaller companies may not be traded as often as equity securities of larger, more-established companies, it may be difficult or impossible for the fund to sell securities at a desirable price.

    Foreign securities have additional risks, including exchange rate changes, political and economic upheaval, the relative lack of information about these companies, relatively low market liquidity and the potential lack of strict financial and accounting controls and standards.

    An investment in the fund is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

DISCLOSURE OF PORTFOLIO HOLDINGS
--------------------------------------------------------------------------------

A description of the fund's policies and procedures with respect to the disclosure of the fund's portfolio holdings is available in the fund's Statement of Additional Information.

                             ----------------------
                             AIM CONSTELLATION FUND
                             ----------------------

PERFORMANCE INFORMATION
--------------------------------------------------------------------------------

The bar chart and table shown below provide an indication of the risks of investing in the fund. The fund's past performance (before and after taxes) is not necessarily an indication of its future performance.

ANNUAL TOTAL RETURNS
--------------------------------------------------------------------------------

The following bar chart shows changes in the performance of the fund's Class A shares from year to year. The bar chart does not reflect sales loads. If it did, the annual total returns shown would be lower.

                                                                         ANNUAL
YEARS ENDED                                                               TOTAL
DECEMBER 31                                                              RETURNS
-----------                                                              -------
1995...................................................................   35.45%
1996...................................................................   16.27%
1997...................................................................   12.92%
1998...................................................................   18.89%
1999...................................................................   44.38%
2000...................................................................  -10.37%
2001...................................................................  -23.61%
2002...................................................................  -24.75%
2003...................................................................   29.34%
2004...................................................................    6.18%


    During the periods shown in the bar chart, the highest quarterly return was 36.59% (quarter ended December 31, 1999) and the lowest quarterly return was
- -23.34% (quarter ended September 30, 2001).

                             ----------------------
                             AIM CONSTELLATION FUND
                             ----------------------

PERFORMANCE TABLE

The following performance table compares the fund's performance to that of a broad-based securities market index, a style specific index and a peer group index. The fund's performance reflects payment of sales loads, if applicable. The indices may not reflect payment of fees, expenses or taxes. The fund is not managed to track the performance of any particular index, including the indices shown below, and consequently, the performance of the fund may deviate significantly from the performance of the indices shown below.

AVERAGE ANNUAL TOTAL RETURNS
-------------------------------------------------------------------------------------
(for the periods ended                                       SINCE        INCEPTION
December 31, 2004)            1 YEAR   5 YEARS   10 YEARS   INCEPTION(1)    DATE
-------------------------------------------------------------------------------------
Class A                                                                     4/30/76
  Return Before Taxes          0.35%    (7.73)%    7.40%         --
  Return After Taxes on
     Distributions             0.35     (8.50)     6.32          --
  Return After Taxes on
     Distributions and Sale
     of Fund Shares            0.23     (6.46)     6.24          --
Class B                                                                    11/03/97
  Return Before Taxes          0.47     (7.64)       --        1.23%
Class C                                                                    08/04/97
  Return Before Taxes          4.47     (7.35)       --        1.06%
Class R(2)                                                                 04/30/76(2)
  Return Before Taxes          5.95     (6.81)     7.83          --
-------------------------------------------------------------------------------------
S&P 500 Index(3)              10.87     (2.30)    12.07          --
Russell 1000--Registered
  Trademark-- Growth
  Index(4)                     6.30     (9.29)     9.59          --
Lipper Multi-Cap Growth Fund
  Index(5)                    11.26     (7.00)     9.43          --
-------------------------------------------------------------------------------------

After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown, and after-tax returns shown are not relevant to investors who hold their fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts. After-tax returns are shown for Class A only and after-tax returns for Class B, C and R will vary.

(1) Since Inception performance is only provided for a class with less than ten calendar years of performance.
(2) The returns shown for the one year period are the historical returns of the fund's Class R shares. The returns shown for the five year period and ten year period are the blended returns of the historical performance of the fund's Class R shares since their inception and the restated historical performance of the fund's Class A shares (for periods prior to inception of the Class R shares) at net asset value, adjusted to reflect the higher Rule 12b-1 fees applicable to the Class R shares. The inception date shown in the table is that of the fund's Class A shares. The inception date of the fund's Class R shares is June 3, 2002.
(3) The Standard & Poor's 500 Index measures the performance of the 500 most widely held common stock and is considered one of the best indicators of U.S. stock market performance. The fund has elected to use the Standard & Poor's 500 Index as its broad-based index. The fund has also included the Russell 1000--Registered Trademark-- Growth Index, which the fund believes more closely reflects the performance of the types of securities in which the fund invests. In addition, the fund has included the Lipper Multi-Cap Growth Fund Index (which may or may not include the fund) for comparison to a peer group.
(4) The Russell 1000--Registered Trademark-- Growth Index measures the performance of those securities in the Russell 1000--Registered Trademark-- Index with a higher than average growth forecast. The Russell 1000--Registered Trademark-- Index measures the performance of the largest 1,000 companies domiciled in the United States.
(5) The Lipper Multi-Cap Growth Fund Index is an equally weighted representation of the 30 largest funds in the Lipper Multi-Cap Growth category. These funds typically have an above-average price-to-earnings ratio, price-to-book ratio, and a three year sales-per-share growth value, compared to the S&P SuperComposite 1500 Index.

                             ----------------------
                             AIM CONSTELLATION FUND
                             ----------------------

FEE TABLE AND EXPENSE EXAMPLE
--------------------------------------------------------------------------------

FEE TABLE

This table describes the fees and expenses that you may pay if you buy and hold shares of the fund.

SHAREHOLDER FEES
--------------------------------------------------------------------------------
(fees paid directly from
your investment)                           CLASS A   CLASS B   CLASS C   CLASS R
--------------------------------------------------------------------------------
Maximum Sales Charge (Load)
Imposed on Purchases
(as a percentage of offering price)         5.50%     None      None      None

Maximum Deferred Sales Charge (Load)
(as a percentage of
original purchase price or redemption
proceeds, whichever is less)               None(1,2)  5.00%     1.00%    None(3)
--------------------------------------------------------------------------------

ANNUAL FUND OPERATING EXPENSES(4)
--------------------------------------------------------------------------------
(expenses that are deducted
from fund assets)                          CLASS A   CLASS B   CLASS C   CLASS R
--------------------------------------------------------------------------------
Management Fees                             0.63%     0.63%     0.63%     0.63%

Distribution and/or Service (12b-1) Fees    0.30      1.00      1.00      0.50

Other Expenses                              0.36      0.36      0.36      0.36

Total Annual Fund Operating Expenses        1.29      1.99      1.99      1.49

Fee Waiver(5)                               0.03      0.03      0.03      0.03

Net Annual Fund Operating Expenses(6,7)     1.26      1.96      1.96      1.46
--------------------------------------------------------------------------------

(1) If you buy $1,000,000 or more of Class A shares and redeem these shares within 18 months from the date of purchase, you may pay a 1.00% contingent deferred sales charge (CDSC) at the time of redemption.
(2) If you are a retirement plan participant and you bought $1,000,000 or more of Class A shares, you may pay a 1.00% CDSC if a total redemption of the retirement plan assets occurs within 12 months from the date of the retirement plan's initial purchase.
(3) If you are a retirement plan participant, you may pay a 0.75% CDSC if the distributor paid a concession to the dealer of record and a total redemption of the retirement plan assets occurs within 12 months from the date of the retirement plan's initial purchase.
(4) There is no guarantee that actual expenses will be the same as those shown in the table.
(5) Effective January 1, 2005 through December 31, 2009, the advisor has contractually agreed to waive a portion of its advisory fees. The Fee Waiver reflects this agreement. (See "Fund Management--Advisor Compensation" following.)
(6) At the request of the Trustees of AIM Equity Funds, AMVESCAP (as defined herein) has agreed to reimburse the Trust for fund expenses related to market timing matters. Net Annual Fund Operating Expenses net of this arrangement were 1.25%, 1.95%, 1.95% and 1.45% for Class A, Class B, Class C and Class R shares respectively, for the year ended October 31, 2004.
(7) The fund's investment advisor voluntarily agreed to waive a portion of the management fee on assets in excess of $5 billion. Termination of this agreement requires approval by the Board of Trustees.

If a financial institution is managing your account you may also be charged a transaction or other fee by such financial institution.

    As a result of 12b-1 fees, long-term shareholders in the fund may pay more than the maximum permitted initial sales charge.

EXPENSE EXAMPLE

This example is intended to help you compare the costs of investing in different classes of the fund with the cost of investing in other mutual funds.

    The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year, that the fund's operating expenses remain the same and includes the effect of any contractual fee waivers and/or expense reimbursement. To the extent fees are waived and/or expenses are reimbursed voluntarily, your expenses will be lower. Although your actual returns and costs may be higher or lower, based on these assumptions your costs would be:

                                           1 YEAR   3 YEARS   5 YEARS   10 YEARS
--------------------------------------------------------------------------------
Class A                                     $671     $928     $1,204     $2,007
Class B                                      699      915      1,257      2,122
Class C                                      299      615      1,057      2,303
Class R                                      149      462        797      1,765
--------------------------------------------------------------------------------

You would pay the following expenses if you did not redeem your shares:

                                           1 YEAR   3 YEARS   5 YEARS   10 YEARS
--------------------------------------------------------------------------------
Class A                                     $671     $928     $1,204     $2,007
Class B                                      199      615      1,057      2,122
Class C                                      199      615      1,057      2,303
Class R                                      149      462        797      1,765
--------------------------------------------------------------------------------

                             ----------------------
                             AIM CONSTELLATION FUND
                             ----------------------

FUND MANAGEMENT
--------------------------------------------------------------------------------

THE ADVISORS

A I M Advisors, Inc. (the advisor or AIM) serves as the fund's investment advisor. A I M Capital Management, Inc. (the subadvisor), a wholly owned subsidiary of the advisor, is the fund's subadvisor and is responsible for its day-to-day management. Both the advisor and the subadvisor are located at 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173. The advisors supervise all aspects of the fund's operations and provide investment advisory services to the fund, including obtaining and evaluating economic, statistical and financial information to formulate and implement investment programs for the fund.

    The advisor has acted as an investment advisor since its organization in 1976, and the subadvisor has acted as an investment advisor since 1986. Today, the advisor, together with its subsidiaries, advises or manages over 200 investment portfolios, including the fund, encompassing a broad range of investment objectives.

    On October 8, 2004, INVESCO Funds Group, Inc. (IFG) (the former investment advisor to certain AIM funds) and AIM reached final settlements with certain regulators, including without limitation the Securities and Exchange Commission
(SEC), the New York Attorney General (NYAG) and the Colorado Attorney General
(COAG), to resolve civil enforcement actions and investigations related to market timing activity and related issues in the AIM funds, including those formerly advised by IFG. These regulators alleged, in substance, that IFG and AIM failed to disclose in the prospectuses for the AIM funds that they advised and to the independent directors/trustees of such funds that they had entered into certain arrangements permitting market timing of such funds, thereby breaching their fiduciary duties to such funds. As a result of the foregoing, the regulators alleged that IFG and AIM breached various Federal and state securities, business and consumer protection laws. On the same date, A I M Distributors, Inc. (ADI) (the distributor of the retail AIM funds) reached a final settlement with the SEC to resolve an investigation relating to market timing activity and related issues in the AIM funds. The SEC also alleged that ADI violated various Federal securities laws. The SEC also has settled related market timing enforcement actions brought against certain former officers and employees of IFG.

    Under the settlements, $325 million will be made available for distribution to the shareholders of those AIM funds that IFG formerly advised that were harmed by market timing activity, and $50 million will be made available for distribution to the shareholders of those AIM funds advised by AIM that were harmed by market timing activity. These settlement funds will be distributed in accordance with a methodology to be determined by an independent distribution consultant, in consultation with AIM and the independent trustees of the AIM funds and acceptable to the staff of the SEC. Under the settlements with the NYAG and the COAG, AIM has also agreed to reduce management fees on certain AIM equity and balanced funds by $15 million per year for the next five years, based upon effective fee rates and assets under management as of July 1, 2004, and not to increase certain management fees during this period. In addition, as required by the settlements, AIM is in the process of making certain governance and compliance reforms and reviewing its policies and procedures.

    The independent trustees of the AIM funds have been assisted by their own independent counsel and financial expert in their own investigation of market timing activity in the AIM funds. A special committee, consisting of four independent trustees, was formed to oversee this investigation. None of the costs of this investigation will be borne by the AIM funds or by fund shareholders.

    At the request of the trustees of the AIM funds, AMVESCAP PLC ("AMVESCAP"), the parent company of IFG and AIM, has agreed to pay expenses incurred by such funds related to market timing matters.

    IFG, AIM, certain related entities, certain of their current and former officers and/or certain of the AIM funds have received regulatory inquiries in the form of subpoenas or other oral or written requests for information and/or documents related to one or more of the following issues: market timing activity, late trading, fair value pricing, excessive or improper advisory and/or distribution fees, mutual fund sales practices, including but not limited to revenue sharing and directed-brokerage arrangements, investments in securities of other registered investment companies, contractual plans, issues related to Section 529 college savings plans and procedures for locating lost securityholders. Additional regulatory inquiries related to these or other issues may be received by the AIM funds, IFG, AIM and/or related entities and individuals in the future.

    A number of civil lawsuits related to market timing, late trading and related issues have been filed against (depending on the lawsuit) certain of the AIM funds, IFG, AIM, AMVESCAP, certain related entities, certain of their current and former officers and/or certain unrelated third parties. All such lawsuits based on allegations of market timing, late trading and related issues have been transferred to the United States District Court for the District of Maryland for consolidated or coordinated pre-trial proceedings. Other civil lawsuits have been filed against (depending on the lawsuit) IFG, AIM, ADI, certain related entities, certain of their current and former officers and/or certain of the AIM funds and their trustees alleging the improper use of fair value pricing, excessive advisory and/or distribution fees, improper charging of distribution fees on limited offering funds or share classes and improper mutual fund sales practices and directed-brokerage arrangements and participation in Class action settlements. Additional civil lawsuits related to the above or other issues may be filed against the AIM funds, IFG, AIM and/or related entities and individuals in the future.

    You can find more detailed information concerning all of the above matters, including the parties to the civil lawsuits and summaries of the various allegations and remedies sought in such lawsuits, in the fund's Statement of Additional Information and on AIM's Internet website under the heading "Settled Enforcement Actions and Investigations Related to Market Timing, Regulatory Inquiries and Pending Litigation" (http://www.aiminvestments.com/regulatory).

                             ----------------------
                             AIM CONSTELLATION FUND


                    ----------------------
    As a result of the matters discussed above, investors in the AIM funds might react by redeeming their investments. This might require the funds to sell investments to provide for sufficient liquidity and could also have an adverse effect on the investment performance of the funds.

ADVISOR COMPENSATION

During the fiscal year ended October 31, 2004, the advisor received compensation of 0.62% of average daily net assets. The annual management fee payable to the advisor pursuant to the investment advisory agreement ranges from 1.00% to 0.625% of average daily net assets, based on net asset levels. The advisor has contractually agreed to advisory fee waivers for the period January 1, 2005 to December 31, 2009 as part of its settlement with the Attorney General of New York ("NYAG"). The advisor will waive advisory fees to the extent necessary so that the advisory fee payable does not exceed the Advisory Fee Rates After January 1, 2005. Following are the advisory fee rates before and after January 1, 2005.

     ADVISORY FEE RATES BEFORE              ADVISORY FEE RATES AFTER
       JANUARY 1, 2005 WAIVER                JANUARY 1, 2005 WAIVER
--------------------------------------------------------------------------
      1.00% of the first $30 million       0.75% of the first $150 million
      0.75% of the next $120 million      0.615% of the next $4.85 billion
    0.625% of the next $4.85 billion        0.57% of the next $2.5 billion
       0.60% of the next $5 billion*       0.545% of the next $2.5 billion
  0.575% of amount over $10 billion*      0.52% of amount over $10 billion

* After fee waiver. This rate includes AIM's voluntary agreement to waive an amount equal to 0.025% for each $5 billion increment in net assets over $5 billion, up to a maximum of 0.175% on net assets over $35 billion.

PORTFOLIO MANAGERS

The following individuals are jointly and primarily responsible for the day-to-day management of the fund's portfolio:

- Kenneth A. Zschappel (lead manager), Senior Portfolio Manager, who has been responsible for the fund since 1996 and has been associated with the advisor and/or its affiliates since 1990. As the lead manager, Mr. Zschappel generally has final authority over all aspects of the fund's investment portfolio, including but not limited to, purchases and sales of individual securities, portfolio construction techniques, portfolio risk assessment, and the management of daily cash flows in accordance with portfolio holdings. The degree to which Mr. Zschappel may perform these functions, and the nature of these functions, may change from time to time.

- Christian A. Costanzo, Portfolio Manager, who has been responsible for the fund since 2003 and has been associated with the advisor and/or its affiliates since 1995.

- Robert J. Lloyd, Portfolio Manager, who has been responsible for the fund since 2003 and has been associated with the advisor and/or its affiliates since 2000. From 1997 to 2000, he was employed by American Electric Power.

- Bryan A. Unterhalter, Portfolio Manager, who has been responsible for the fund since 2003 and has been associated with the advisor and/or its affiliates since 1997.

    They are assisted by the advisor's Multi-Cap Growth Team, which may be comprised of portfolio managers, research analysts and other investment professionals of the advisor. Team members provide research support and make securities recommendations with respect to the fund's portfolio, but do not have day-to-day management responsibilities with respect to the fund's portfolio. Members of the team may change from time to time. More information on these portfolio managers and the team, including biographies of other members of the team, may be found on the advisor's website (http://www.aiminvestments.com). The website is not a part of this prospectus.

    The fund's Statement of Additional Information provides additional information about the portfolio managers' investments in the fund, a description of their compensation structure, and information regarding other accounts they manage.

                             ----------------------
                             AIM CONSTELLATION FUND
                             ----------------------

OTHER INFORMATION
--------------------------------------------------------------------------------

SALES CHARGES

Purchases of Class A shares of AIM Constellation Fund are subject to the maximum 5.50% initial sales charge as listed under the heading "CATEGORY I Initial Sales Charges" in the "Shareholder Information--Choosing a Share Class" section of this prospectus. Certain purchases of Class A shares at net asset value may be subject to the contingent deferred sales charge listed in that section. Purchases of Class B and Class C shares are subject to the contingent deferred sales charges listed in that section. Certain purchases of Class R shares may be subject to the contingent deferred sales charge listed in that section.

DIVIDENDS AND DISTRIBUTIONS

The fund expects that its distributions, if any, will consist primarily of capital gains.

DIVIDENDS

The fund generally declares and pays dividends, if any, annually.

CAPITAL GAINS DISTRIBUTIONS

The fund generally distributes long-term and short-term capital gains, if any, annually.

                             ----------------------
                             AIM CONSTELLATION FUND
                             ----------------------

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

The financial highlights table is intended to help you understand the fund's financial performance. Certain information reflects financial results for a single fund share.

    The total returns in the table represent the rate that an investor would have earned (or lost) on an investment in the fund (assuming reinvestment of all dividends and distributions).

    The information for the fiscal years 2004, 2003, 2002 and 2001 has been audited by Ernst & Young LLP, whose report, along with the fund's financial statements, is included in the fund's annual report, which is available upon request. Information prior to fiscal year 2001 was audited by other public accountants.

                                                                                     CLASS A
                                                ---------------------------------------------------------------------------------
                                                                             YEAR ENDED OCTOBER 31,
                                                ---------------------------------------------------------------------------------
                                                   2004              2003               2002               2001          2000
                                                ----------        ----------         ----------         ----------    -----------
Net asset value, beginning of period            $    20.61        $    17.20         $    19.72         $    43.50    $     34.65
---------------------------------------------------------------------------------------------------------------------------------
Income from investment operations:
  Net investment income (loss)                       (0.13)(a)         (0.12)(a)          (0.15)(a)          (0.12)         (0.26)
---------------------------------------------------------------------------------------------------------------------------------
  Net gains (losses) on securities (both
    realized and unrealized)                          0.79              3.53              (2.37)            (16.24)         12.39
=================================================================================================================================
    Total from investment operations                  0.66              3.41              (2.52)            (16.36)         12.13
=================================================================================================================================
Less Distributions from net realized gains              --                --                 --              (7.42)         (3.28)
=================================================================================================================================
Net asset value, end of period                  $    21.27        $    20.61         $    17.20         $    19.72    $     43.50
_________________________________________________________________________________________________________________________________
=================================================================================================================================
Total return(b)                                       3.20%            19.83%            (12.78)%           (43.10)%        36.56%
_________________________________________________________________________________________________________________________________
=================================================================================================================================
Ratios/supplemental data:
Net assets, end of period (000s omitted)        $5,616,072        $6,825,023         $6,780,055         $9,703,277    $19,268,977
_________________________________________________________________________________________________________________________________
=================================================================================================================================
Ratio of expenses to average net assets:
  With fee waivers and/or expense
    reimbursements                                    1.27%(c)          1.29%              1.26%              1.14%          1.08%
---------------------------------------------------------------------------------------------------------------------------------
  Without fee waivers and/or expense
    reimbursements                                    1.29%(c)          1.30%              1.27%              1.17%          1.11%
=================================================================================================================================
Ratio of net investment income (loss) to
  average net assets                                 (0.59)(c)         (0.67)%            (0.74)%            (0.46)%        (0.61)%
_________________________________________________________________________________________________________________________________
=================================================================================================================================
Portfolio turnover rate                                 50%               47%                57%                75%            88%
_________________________________________________________________________________________________________________________________
=================================================================================================================================

(a) Calculated using average shares outstanding.
(b) Includes adjustments in accordance with accounting principles generally accepted in the United States of America as such, the net asset value for financial reporting purposes and the returns based upon those net asset values may differ from net asset value and returns for shareholder transactions. Does not include sales charges.
(c) Ratios are based on average daily net assets of $6,338,680,161.

                             ----------------------
                             AIM CONSTELLATION FUND
                             ----------------------

FINANCIAL HIGHLIGHTS (CONTINUED)
--------------------------------------------------------------------------------


                                                                                      CLASS B
                                                       ----------------------------------------------------------------------
                                                                               YEAR ENDED OCTOBER 31,
                                                       ----------------------------------------------------------------------
                                                         2004            2003            2002            2001         2000
                                                       --------        --------        --------        --------    ----------
Net asset value, beginning of period                   $  19.46        $  16.36        $  18.89        $  42.28    $    34.00
-----------------------------------------------------------------------------------------------------------------------------
Income from investment operations:
  Net investment income (loss)                            (0.26)(a)       (0.23)(a)       (0.27)(a)       (0.28)        (0.58)(a)
-----------------------------------------------------------------------------------------------------------------------------
  Net gains (losses) on securities (both realized and
    unrealized)                                            0.75            3.33           (2.26)         (15.69)        12.14
=============================================================================================================================
    Total from investment operations                       0.49            3.10           (2.53)         (15.97)        11.56
=============================================================================================================================
Less Distributions from net realized gains                   --              --              --           (7.42)        (3.28)
=============================================================================================================================
Net asset value, end of period                         $  19.95        $  19.46        $  16.36        $  18.89    $    42.28
_____________________________________________________________________________________________________________________________
=============================================================================================================================
Total return(b)                                            2.52%          18.95%         (13.39)%        (43.49)%       35.51%
_____________________________________________________________________________________________________________________________
=============================================================================================================================
Ratios/supplemental data:
Net assets, end of period (000s omitted)               $617,005        $688,587        $625,294        $818,343    $1,315,524
_____________________________________________________________________________________________________________________________
=============================================================================================================================
Ratio of expenses to average net assets:
  With fee waivers and/or expense reimbursements           1.97%(c)        1.99%           1.96%           1.86%         1.85%
-----------------------------------------------------------------------------------------------------------------------------
  Without fee waivers and/or expense reimbursements        1.99%(c)        2.00%           1.97%           1.89%         1.88%
=============================================================================================================================
Ratio of net investment income (loss) to average net
  assets                                                  (1.29)(c)       (1.37)%         (1.44)%         (1.17)%       (1.38)%
_____________________________________________________________________________________________________________________________
=============================================================================================================================
Portfolio turnover rate                                      50%             47%             57%             75%           88%
_____________________________________________________________________________________________________________________________
=============================================================================================================================

(a) Calculated using average shares outstanding.
(b) Includes adjustments in accordance with accounting principles generally accepted in the United States of America as such, the net asset value for financial reporting purposes and the returns based upon those net asset values may differ from net asset value and returns for shareholder transactions. Does not include sales charges.
(c) Ratios are based on average daily net assets of $670,218,131.

                             ----------------------
                             AIM CONSTELLATION FUND
                             ----------------------

FINANCIAL HIGHLIGHTS (CONTINUED)
--------------------------------------------------------------------------------


                                                                                       CLASS C
                                                       -----------------------------------------------------------------------
                                                                               YEAR ENDED OCTOBER 31,
                                                       -----------------------------------------------------------------------
                                                         2004             2003             2002             2001        2000
                                                       --------         --------         --------         --------    --------
Net asset value, beginning of period                   $  19.46         $  16.36         $  18.88         $  42.27    $  33.99
------------------------------------------------------------------------------------------------------------------------------
Income from investment operations:
  Net investment income (loss)                            (0.26)(a)        (0.23)(a)        (0.27)(a)        (0.29)      (0.59)(a)
------------------------------------------------------------------------------------------------------------------------------
  Net gains (losses) on securities (both realized and
    unrealized)                                            0.74             3.33            (2.25)          (15.68)      12.15
==============================================================================================================================
    Total from investment operations                       0.48             3.10            (2.52)          (15.97)      11.56
==============================================================================================================================
Less Distributions from net realized gains                   --               --               --            (7.42)      (3.28)
==============================================================================================================================
Net asset value, end of period                         $  19.94         $  19.46         $  16.36         $  18.88    $  42.27
______________________________________________________________________________________________________________________________
==============================================================================================================================
Total return(b)                                            2.47%           18.95%          (13.35)%         (43.51)%     35.52%
______________________________________________________________________________________________________________________________
==============================================================================================================================
Ratios/supplemental data:
Net assets, end of period (000s omitted)               $162,707         $193,585         $184,393         $258,786    $434,544
______________________________________________________________________________________________________________________________
==============================================================================================================================
Ratio of expenses to average net assets:
  With fee waivers and/or expense reimbursements           1.97%(c)         1.99%            1.96%            1.86%       1.85%
------------------------------------------------------------------------------------------------------------------------------
  Without fee waivers and/or expense reimbursements        1.99%(c)         2.00%            1.97%            1.89%       1.88%
==============================================================================================================================
Ratio of net investment income (loss) to average net
  assets                                                  (1.29)(c)        (1.37)%          (1.44)%          (1.17)%     (1.38)%
______________________________________________________________________________________________________________________________
==============================================================================================================================
Portfolio turnover rate                                      50%              47%              57%              75%         88%
______________________________________________________________________________________________________________________________
==============================================================================================================================

(a) Calculated using average shares outstanding.
(b) Includes adjustments in accordance with accounting principles generally accepted in the United States of America as such, the net asset value for financial reporting purposes and the returns based upon those net asset values may differ from net asset value and returns for shareholder transactions. Does not include sales charges.
(c) Ratios are based on average daily net assets of $184,507,218.

                             ----------------------
                             AIM CONSTELLATION FUND
                             ----------------------

FINANCIAL HIGHLIGHTS (CONTINUED)
--------------------------------------------------------------------------------


                                                                                CLASS R
                                                              -------------------------------------------
                                                                                            JUNE 3, 2002
                                                                   YEAR ENDED                (DATE SALES
                                                                   OCTOBER 31,              COMMENCED) TO
                                                              ---------------------          OCTOBER 31,
                                                               2004           2003              2002
                                                              ------         ------         -------------
Net asset value, beginning of period                          $20.63         $17.26            $19.82
---------------------------------------------------------------------------------------------------------
Income from investment operations:
  Net investment income (loss)                                 (0.17)(a)      (0.16)(a)         (0.07)(a)
---------------------------------------------------------------------------------------------------------
  Net gains (losses) on securities (both realized and
    unrealized)                                                 0.78           3.53             (2.49)
=========================================================================================================
    Total from investment operations                            0.61           3.37             (2.56)
=========================================================================================================
Net asset value, end of period                                $21.24         $20.63            $17.26
_________________________________________________________________________________________________________
=========================================================================================================
Total return(b)                                                 2.96%         19.52%           (12.92)%
_________________________________________________________________________________________________________
=========================================================================================================
Ratios/supplemental data:
Net assets, end of period (000s omitted)                      $6,202         $2,857            $  226
_________________________________________________________________________________________________________
=========================================================================================================
Ratio of expenses to average net assets:
  With fee waivers and/or expense reimbursements                1.47%(c)       1.49%             1.53%(d)
---------------------------------------------------------------------------------------------------------
  Without fee waivers and/or expense reimbursements             1.49%(c)       1.50%             1.54%(d)
=========================================================================================================
Ratio of net investment income (loss) to average net assets    (0.79)(c)      (0.87)%           (1.01)(d)
_________________________________________________________________________________________________________
=========================================================================================================
Portfolio turnover rate(e)                                        50%            47%               57%
_________________________________________________________________________________________________________
=========================================================================================================

(a) Calculated using average shares outstanding.
(b) Includes adjustments in accordance with accounting principles generally accepted in the United States of America as such, the net asset value for financial reporting purposes and the returns based upon those net asset values may differ from the net asset value and returns for shareholder transactions. Not annualized for periods less than one year.
(c) Ratios are based on average daily net assets of $4,982,137.
(d) Annualized.
(e) Not annualized for periods less than one year.

                                 -------------
                                 THE AIM FUNDS
                                 -------------

SHAREHOLDER INFORMATION
--------------------------------------------------------------------------------

In addition to the fund, AIM serves as investment advisor to many other mutual funds (the funds). The following information is about all the funds.

CHOOSING A SHARE CLASS

Most of the funds have multiple classes of shares, each class representing an interest in the same portfolio of investments. Certain classes have higher expenses than other classes which may lower the return on your investment relative to a less expensive class. In deciding which class of shares to purchase, you should consider, among other things, (i) the length of time you expect to hold your shares, (ii) the provisions of the distribution plan, if any, applicable to the class (iii) the eligibility requirements that apply to purchases of a particular class, and (iv) any services you may receive in making your investment determination. In addition, you should consider the other factors described below. Please contact your financial advisor to assist you in making your decision.

CLASS A(1)           CLASS A3          CLASS B(3)        CLASS C           CLASS K           CLASS R           INVESTOR CLASS
-------------------------------------------------------------------------------------------------------------------------------
- Initial sales      - No initial      - No initial      - No initial      - No initial      - No initial      - No initial
  charge               sales charge      sales charge      sales charge      sales charge      sales charge      sales charge

- Reduced or waived  - No contingent   - Contingent      - Contingent      - Generally, no   - Generally, no   - No contingent
  initial sales        deferred sales    deferred sales  deferred sales      contingent        contingent        deferred sales
  charge for           charge            charge on         charge on         deferred sales    deferred sales    charge
  certain                                redemptions       redemptions       charge(2)         charge(2)
  purchases(2)                           within six        within one
                                         years             year(6)

- Generally, lower   - 12b-1 fee of    - 12b-1 fee of    - 12b-1 fee of    - 12b-1 fee of    - 12b-1 fee of    - 12b-1 fee of
  distribution and     0.35%             1.00%           1.00%               0.45%             0.50%             0.25%(9)
  service (12b-1)
  fee than Class B,
  Class C, Class K
  or Class R shares
  (See "Fee Table
  and Expense
  Example")

                     - Does not        - Converts to     - Does not        - Does not        - Does not        - Does not
                       convert to        Class A shares  convert to Class    convert to        convert to        convert to
                       Class A shares    at the end of     A shares          Class A shares    Class A shares    Class A shares
                                         the month
                                         which is eight
                                         years after
                                         the date on
                                         which shares
                                         were purchased
                                         along with a
                                         pro rata
                                         portion of its
                                         reinvested
                                         dividends and
                                       distributions(4)

- Generally more     - Available only  - Purchase        - Generally more  - Generally,      - Generally,      - Closed to new
  appropriate for      for a limited     orders limited    appropriate       only available    only available    investors,
  long-term            number of         to amount less    for short-        to retirement     to employee       except as
  investors            funds             than              term investors    plans,            benefit           described in
                                         $100,000(5)                         educational       plans(8)          the
                                                         - Purchase          savings                             "Purchasing
                                                         orders limited      programs and                        Shares --
                                                           to amount less    wrap programs                       Grandfathered
                                                           than                                                  Investors"
                                                           $1,000,000(7)                                         section of
                                                                                                                 your
                                                                                                                 prospectus
-------------------------------------------------------------------------------------------------------------------------------


Certain funds also offer Institutional Class shares to certain eligible institutional investors; consult the fund's Statement of Additional Information for details.

(1) As of the close of business on October 30, 2002, Class A shares of AIM Limited Maturity Treasury Fund and AIM Tax-Free Intermediate Fund were closed to new investors.

(2) A contingent deferred sales charge may apply in some cases.

(3) Class B shares are not available as an investment for retirement plans maintained pursuant to Section 401 of the Internal Revenue Code. These plans include 401(k) plans (including AIM Solo 401(k) plans), money purchase pension plans and profit sharing plans. Plans that have existing accounts invested in Class B shares will continue to be allowed to make additional purchases.

(4) AIM Money Market Fund: Class B shares convert to AIM Cash Reserve Shares. AIM Global Equity Fund: If you held Class B shares on May 29, 1998 and continue to hold them, those shares will convert to Class A shares of that fund at the end of the month which is seven years after the date on which shares were purchased. If you exchange those shares for Class B shares of another fund, the shares into which you exchanged will not convert to Class A shares until the end of the month which is eight years after the date on which you purchased your original shares.

(5) Any purchase order for Class B shares in an amount equal to or in excess of $100,000 will be rejected. Although our ability to monitor or enforce this limitation for underlying shareholders of omnibus accounts is severely limited, we have advised the administrators of omnibus accounts maintained by brokers, retirement plans and approved fee-based programs of this limitation.

(6) A contingent deferred sales charge (CDSC) does not apply to redemption of Class C shares of AIM Short Term Bond Fund unless you exchange Class C shares of another fund that are subject to a CDSC into AIM Short Term Bond Fund.

(7) Any purchase order for Class C shares in an amount equal to or in excess of $1,000,000 will be rejected. Although our ability to monitor or enforce this limitation for underlying shareholders of omnibus accounts is severely limited, we have advised the administrators of omnibus accounts maintained by brokers, retirement plans and approved fee-based programs of this limitation.

MCF--02/05

                                 -------------
                                 THE AIM FUNDS
                                 -------------


(8) Generally, Class R shares are only available to employee benefit plans. These may include, for example, retirement and deferred compensation plans maintained pursuant to Sections 401, 403, 457 of the Internal Revenue Code; nonqualified deferred compensation plans; health savings accounts maintained pursuant to Section 223 of the Internal Revenue Code, respectively; and voluntary employees' beneficiary arrangements maintained pursuant to Section 501(c)(9) of the Internal Revenue Code. Retirement plans maintained pursuant to Section 401 generally include 401(k) plans, profit sharing plans, money purchase pension plans, and defined benefit plans. Retirement plans maintained pursuant to Section 403 must be established and maintained by non-profit organizations operating pursuant to Section 501(c)(3) of the Internal Revenue Code in order to purchase Class R shares. Class R shares are generally not available for individual retirement accounts such as traditional, Roth, SEP, SAR-SEP and SIMPLE IRAs.



(9) Investor Class shares of AIM Money Market Fund, AIM Tax-Exempt Cash Fund, Premier Portfolio, Premier Tax-Exempt Portfolio and Premier U.S. Government Money Portfolio do not have a 12b-1 fee.
--------------------------------------------------------------------------------

DISTRIBUTION AND SERVICE (12b-1) FEES

Each fund (except AIM Tax-Free Intermediate Fund with respect to its Class A shares and AIM Money Market Fund, AIM Tax-Exempt Cash Fund, Premier Portfolio, Premier Tax-Exempt Portfolio and Premier U.S. Government Money Portfolio with respect to their Investor Class shares) has adopted 12b-1 plans that allow the fund to pay distribution fees to A I M Distributors, Inc. (ADI) for the sale and distribution of its shares and fees for services provided to shareholders, all or a substantial portion of which are paid to the dealer of record. Because the fund pays these fees out of its assets on an ongoing basis, over time these fees will increase the cost of your investment and may cost you more than paying other types of sales charges.

SALES CHARGES

Sales charges on the funds and classes of those funds are detailed below. As used below, the term "offering price" with respect to all categories of Class A shares includes the initial sales charge.

    Certain categories of persons are permitted to purchase Class A shares of the funds without paying an initial sales charge because their transactions involve little expense, such as persons who have a relationship with the funds or with AIM and certain programs for purchase. For more detailed information regarding eligibility to purchase or redeem shares at reduced or without sales charges, please consult the fund's website at www.aiminvestments.com and click on the links "My Account", Service Center, or consult the fund's Statement of Additional Information, which is available upon request free of charge.

INITIAL SALES CHARGES
The funds (except AIM Short Term Bond Fund) are grouped into three categories with respect to initial sales charges. The "Other Information" section of your prospectus will tell you in what category your particular fund is classified.

CATEGORY I INITIAL SALES CHARGES
-------------------------------------------------------------

                                                           INVESTOR'S
                                                          SALES CHARGE
                                                   ---------------------------
AMOUNT OF INVESTMENT                                 AS A % OF      AS A % OF
IN SINGLE TRANSACTION                              OFFERING PRICE   INVESTMENT
------------------------------------------------------------------------------
                              Less than $   25,000      5.50%          5.82%
                 $ 25,000 but less than $   50,000      5.25           5.54
                 $ 50,000 but less than $  100,000      4.75           4.99
                 $100,000 but less than $  250,000      3.75           3.90
                 $250,000 but less than $  500,000      3.00           3.09
                 $500,000 but less than $1,000,000      2.00           2.04
------------------------------------------------------------------------------

CATEGORY II INITIAL SALES CHARGES
-------------------------------------------------------------

                                                           INVESTOR'S
                                                          SALES CHARGE
                                                   ---------------------------
AMOUNT OF INVESTMENT                                 AS A % OF      AS A % OF
IN SINGLE TRANSACTION                              OFFERING PRICE   INVESTMENT
------------------------------------------------------------------------------
                              Less than $   50,000      4.75%          4.99%
                 $ 50,000 but less than $  100,000      4.00           4.17
                 $100,000 but less than $  250,000      3.75           3.90
                 $250,000 but less than $  500,000      2.50           2.56
                 $500,000 but less than $1,000,000      2.00           2.04
------------------------------------------------------------------------------

CATEGORY III INITIAL SALES CHARGES
-------------------------------------------------------------

                                                           INVESTOR'S
                                                          SALES CHARGE
                                                   ---------------------------
AMOUNT OF INVESTMENT                                 AS A % OF      AS A % OF
IN SINGLE TRANSACTION                              OFFERING PRICE   INVESTMENT
------------------------------------------------------------------------------
                              Less than $  100,000      1.00%          1.01%
                 $100,000 but less than $  250,000      0.75           0.76
                 $250,000 but less than $1,000,000      0.50           0.50
------------------------------------------------------------------------------

AIM SHORT TERM BOND FUND INITIAL SALES CHARGES
-------------------------------------------------------------

                                                           INVESTOR'S
                                                          SALES CHARGE
                                                   ---------------------------
AMOUNT OF INVESTMENT                                 AS A % OF      AS A % OF
IN SINGLE TRANSACTION                              OFFERING PRICE   INVESTMENT
------------------------------------------------------------------------------
                              Less than $  100,000      2.50%          2.56%
                 $100,000 but less than $  250,000      2.00           2.04
                 $250,000 but less than $  500,000      1.50           1.52
                 $500,000 but less than $1,000,000      1.25           1.27
------------------------------------------------------------------------------

SHARES SOLD WITHOUT A SALES CHARGE
You will not pay an initial sales charge on purchases of Class A shares of AIM Tax-Exempt Cash Fund or AIM Cash Reserve Shares of AIM Money Market Fund.

    You will not pay an initial sales charge or a contingent deferred sales charge (CDSC) on Class A3 shares of AIM Limited Maturity Treasury Fund and AIM Tax-Free Intermediate Fund.

    You will not pay an initial sales charge or a CDSC on Investor Class shares of any fund.

CONTINGENT DEFERRED SALES CHARGES FOR CLASS A SHARES AND AIM CASH RESERVE SHARES OF AIM MONEY MARKET FUND
You can purchase $1,000,000 or more (a Large Purchase) of Class A shares of Category I and II funds and AIM Short Term Bond Fund at net asset value. However, if you redeem these shares prior to 18 months after the date of purchase, they will be subject to a CDSC of 1%.

                                                                      MCF--02/05

                                 -------------
                                 THE AIM FUNDS
                                 -------------


    If you currently own Class A shares of a Category I or II fund or AIM Short Term Bond Fund and make additional purchases at net asset value that result in account balances of $1,000,000 or more, the additional shares purchased will be subject to an 18-month, 1% CDSC.

    Some retirement plans can purchase Class A shares at their net asset value per share. If ADI paid a concession to the dealer of record in connection with a Large Purchase of Class A shares by a retirement plan, the Class A shares may be subject to a 1% CDSC at the time of redemption if all retirement plan assets are redeemed within one year from the date of the plan's initial purchase.

    You may be charged a CDSC when you redeem AIM Cash Reserve Shares of AIM Money Market Fund or Class A shares of AIM Tax-Exempt Cash Fund if you acquired those shares through an exchange, and the shares originally purchased were subject to a CDSC.

    ADI may pay a dealer concession and/or a service fee for Large Purchases and purchases by certain retirement plans.

CONTINGENT DEFERRED SALES CHARGES FOR CLASS B AND CLASS C SHARES
You can purchase Class B and Class C shares at their net asset value per share. However, when you redeem them, they are subject to a CDSC in the following percentages:

YEAR SINCE
PURCHASE MADE                                                  CLASS B   CLASS C
--------------------------------------------------------------------------------
First                                                            5%       1%
Second                                                           4       None
Third                                                            3       None
Fourth                                                           3       None
Fifth                                                            2       None
Sixth                                                            1       None
Seventh and following                                          None      None
--------------------------------------------------------------------------------

You can purchase Class C shares of AIM Short Term Bond Fund at their net asset value and not subject to a CDSC. However, you may be charged a CDSC when you redeem Class C shares of AIM Short Term Bond Fund if you acquired those shares through an exchange, and the shares originally purchased were subject to a CDSC.

CONTINGENT DEFERRED SALES CHARGES FOR CLASS K AND CLASS R SHARES
You can purchase Class K and Class R shares at their net asset value per share. If ADI pays a concession to the dealer of record, however, the Class K shares are subject to a 0.70% CDSC and the Class R shares are subject to a 0.75% CDSC at the time of redemption if all retirement plan assets are redeemed within 12 months from the date of the retirement plan's initial purchase.

COMPUTING A CDSC
The CDSC on redemptions of shares is computed based on the lower of their original purchase price or current market value, net of reinvested dividends and capital gains distributions. In determining whether to charge a CDSC, we will assume that you are redeeming shares on which there is no CDSC first and, then, shares in the order of purchase.

REDUCED SALES CHARGES AND SALES CHARGE EXCEPTIONS

You may qualify for reduced sales charges or sales charge exceptions. To qualify for these reductions or exceptions, you or your financial advisor must notify the transfer agent at the time of purchase that your purchase qualifies for such treatment. Certain individuals and employer-sponsored retirement plans may link accounts for the purpose of qualifying for lower initial sales charges. You or your financial consultant must provide other account numbers to be considered for Rights of Accumulation, or mark the Letter of Intent section on the account application, or provide other relevant documentation, so that the transfer agent can verify your eligibility for the reduction or exception. Consult the fund's Statement of Additional Information for details.

REDUCED SALES CHARGES
You may be eligible to buy Class A shares at reduced initial sales charge rates under Rights of Accumulation or Letters of Intent under certain circumstances.

    Purchases of Class A shares of AIM Tax-Exempt Cash Fund, Class A3 shares of AIM Limited Maturity Treasury Fund and AIM Tax-Free Intermediate Fund, AIM Cash Reserve Shares of AIM Money Market Fund and Class B and Class C shares of AIM Floating Rate Fund and Investor Class shares of any fund will not be taken into account in determining whether a purchase qualifies for a reduction in initial sales charges pursuant to Rights of Accumulation or Letters of Intent.

RIGHTS OF ACCUMULATION
You may combine your new purchases of Class A shares of a fund with fund shares currently owned (Class A, B, C, K or R) and investments in the AIM College Savings Plan(SM) for the purpose of qualifying for the lower initial sales charge rates that apply to larger purchases. The applicable initial sales charge for the new purchase is based on the total of your current purchase and the public offering price of all other shares you own. The transfer agent may automatically link certain accounts registered in the same name, with the same taxpayer identification number, for the purpose of qualifying you for lower initial sales charge rates.

LETTERS OF INTENT
Under a Letter of Intent (LOI), you commit to purchase a specified dollar amount of Class A shares of the funds during a 13-month period. The amount you agree to purchase determines the initial sales charge you pay. If the full face amount of the LOI is not invested by the end of the 13-month period, your account will be adjusted to the higher initial sales charge level for the amount actually invested.

INITIAL SALES CHARGE EXCEPTIONS
You will not pay initial sales charges

- on shares purchased by reinvesting dividends and distributions;

- when exchanging shares among certain funds; and

- when a merger, consolidation, or acquisition of assets of a fund occurs.

MCF--02/05

                                 -------------
                                 THE AIM FUNDS
                                 -------------

CONTINGENT DEFERRED SALES CHARGE (CDSC) EXCEPTIONS
You will not pay a CDSC

- if you redeem Class B shares you held for more than six years;

- if you redeem Class C shares you held for more than one year;

- if you redeem Class C shares of a fund other than AIM Short Term Bond Fund and you received such Class C shares by exchanging Class C shares of AIM Short Term Bond Fund;

- if you redeem Class C shares of AIM Short Term Bond Fund unless you received such Class C shares by exchanging Class C shares of another fund and the original purchase was subject to a CDSC;

- if you are a participant in a retirement plan and your plan redeems, at any time, less than all of the Class A, C, K or Class R shares held through such plan that would otherwise be subject to a CDSC;

- if you are a participant in a retirement plan and your plan redeems, after having held them for more than one year from the date of the plan's initial purchase, all of the Class A, C, K or Class R shares held through such plan that would otherwise be subject to a CDSC;

- if you are a participant in a qualified retirement plan and redeem Class A, Class C, Class K or Class R shares in order to fund a distribution;

- if you participate in the Systematic Redemption Plan and withdraw up to 12% of the value of your shares that are subject to a CDSC in any twelve-month period;

- if you redeem shares to pay account fees;

- for redemptions following the death or post-purchase disability of a shareholder or beneficial owner;

- if you redeem shares acquired through reinvestment of dividends and distributions; and

- on increases in the net asset value of your shares.

There may be other situations when you may be able to purchase or redeem shares at reduced or without sales charges. Consult the fund's Statement of Additional Information for details.

ADDITIONAL PAYMENTS TO FINANCIAL ADVISORS

The financial advisor through which you purchase your shares may receive all or a portion of the sales charges and Rule 12b-1 distribution fees discussed above. In addition to those payments, ADI or one or more of its corporate affiliates (collectively, ADI Affiliates) may make additional cash payments to financial advisors in connection with the promotion and sale of shares of AIM funds. These additional cash payments may include cash revenue sharing payments and other payments for certain administrative services, transaction processing services and certain other marketing support services. ADI Affiliates make these payments from their own resources, from ADI's retention of underwriting concessions and from payments to ADI under Rule 12b-1 plans. In this context, "financial advisors" include any broker, dealer, bank (including bank trust departments), registered investment advisor, financial planner, retirement plan administrator and any other financial intermediary having a selling, administration or similar agreement with ADI Affiliates.

    ADI Affiliates make revenue sharing payments as incentives to certain financial advisors to promote and sell shares of AIM funds. The benefits ADI Affiliates receive when they make these payments include, among other things, placing AIM funds on the financial advisor's funds sales system, placing AIM funds on the financial advisor's preferred or recommended fund list, and access (in some cases on a preferential basis over other competitors) to individual members of the financial advisor's sales force or to the financial advisor's management. Revenue sharing payments are sometimes referred to as "shelf space" payments because the payments compensate the financial advisor for including AIM funds in its fund sales system (on its "sales shelf"). ADI Affiliates compensate financial advisors differently depending typically on the level and/or type of considerations provided by the financial advisor. The revenue sharing payments ADI Affiliates make may be calculated on sales of shares of AIM funds (Sales-Based Payments), in which case the total amount of such payments shall not exceed 0.25% of the public offering price of all shares sold by the financial advisor during the particular period. Such payments also may be calculated on the average daily net assets of the applicable AIM funds attributable to that particular financial advisor (Asset-Based Payments), in which case the total amount of such cash payments shall not exceed 0.25% per annum of those assets during a defined period. Sales-Based Payments primarily create incentives to make new sales of shares of AIM funds and Asset-Based Payments primarily create incentives to retain previously sold shares of AIM funds in investor accounts. ADI Affiliates may pay a financial advisor either or both Sales-Based Payments and Asset-Based Payments.

    ADI Affiliates also may make other payments to certain financial advisors for processing certain transactions or account maintenance activities (such as processing purchases, redemptions or exchanges or producing customer account statements) or for providing certain other marketing support services (such as financial assistance for conferences, seminars or sales or training programs at which ADI Affiliates personnel may make presentations on AIM funds to the financial advisor's sales force). Financial advisors may earn profits on these payments for these services, since the amount of the payment may exceed the cost of providing the service. Certain of these payments are subject to limitations under applicable law.

    ADI Affiliates are motivated to make the payments described above since they promote the sale of AIM fund shares and the retention of those investments by clients of financial advisors. To the extent financial advisors sell more shares of AIM funds or retain shares of AIM funds in their clients' accounts, ADI Affiliates benefit from the incremental management and other fees paid to ADI Affiliates by the AIM funds with respect to those assets.

    You can find further details in the fund's Statement of Additional Information about these payments and the services provided by financial advisors. In certain cases these payments could be significant to the financial advisor. Your financial advisor may charge you

                                                                      MCF--02/05

                                 -------------
                                 THE AIM FUNDS
                                 -------------

additional fees or commissions other than those disclosed in this prospectus. You can ask your financial advisor about any payments it receives from ADI Affiliates or the AIM funds, as well as about fees and/or commissions it charges.

EXCESSIVE SHORT-TERM TRADING ACTIVITY DISCLOSURES

While the funds provide their shareholders with daily liquidity, their investment programs are designed to serve long-term investors. Excessive short-term trading activity in the funds' shares (i.e., a purchase of fund shares followed shortly thereafter by a redemption of such shares, or vice versa) may hurt the long-term performance of certain funds by requiring them to maintain an excessive amount of cash or to liquidate portfolio holdings at a disadvantageous time, thus interfering with the efficient management of such funds by causing them to incur increased brokerage and administrative costs. Where excessive short-term trading activity seeks to take advantage of arbitrage opportunities from stale prices for portfolio securities, the value of fund shares held by long-term investors may be diluted. The Boards of Trustees have adopted policies and procedures designed to discourage excessive or short-term trading of fund shares for all funds except the money market funds. However, there is the risk that these funds' policies and procedures will prove ineffective in whole or in part to detect or prevent excessive or short-term trading. These funds may alter their policies at any time without prior notice to shareholders if the advisor believes the change would be in the best interests of long-term shareholders.

    AIM and its affiliates (collectively, AIM Affiliates) currently use the following tools designed to discourage excessive short-term trading in the retail funds:

(1) trade activity monitoring;

(2) trading guidelines;

(3) redemption fee on trades in certain funds; and

(4) use of fair value pricing consistent with procedures approved by the Boards of Trustees of the funds.

Each of these tools is described in more detail below. Although these tools are designed to discourage excessive short-term trading, you should understand that none of these tools alone nor all of them taken together eliminate the possibility that excessive short-term trading activity in the funds will occur. Moreover, each of these tools involves judgments that are inherently subjective. The AIM Affiliates seek to make these judgments to the best of their abilities in a manner that they believe is consistent with long-term shareholder interests.

    The Boards of Trustees of AIM Money Market Fund, AIM Tax-Exempt Cash Fund, Premier Portfolio, Premier Tax-Exempt Portfolio and Premier U.S. Government Money Portfolio (the money market funds) have not adopted any policies and procedures that would limit frequent purchases and redemptions of such funds' shares. The Boards do not believe that it is appropriate to adopt any such policies and procedures for the money market funds for the following reasons:

- The money market funds are offered to investors as cash management vehicles. Investors must perceive an investment in such funds as an alternative to cash, and must be able to purchase and redeem shares regularly and frequently.

- One of the advantages of a money market fund as compared to other investment options is liquidity. Any policy that diminishes the liquidity of the money market funds will be detrimental to the continuing operations of such funds.

- The money market funds' portfolio securities are valued on the basis of amortized cost, and such funds seeks to maintain a constant net asset value. As a result, there are no price arbitrage opportunities.

- Because the money market funds seek to maintain a constant net asset value, investors expect to receive upon redemption the amount they originally invested in such funds. Imposition of redemption fees would run contrary to investor expectations.

    The Boards considered the risks of not having a specific policy that limits frequent purchases and redemptions, and it determined that those risks are minimal, especially in light of the reasons for not having such a policy as described above. Nonetheless, to the extent that the fund must maintain additional cash and/or securities with short-term durations than may otherwise be required, the fund's yield could be negatively impacted.

TRADE ACTIVITY MONITORING

The AIM Affiliates monitor selected trades on a daily basis in an effort to detect excessive short-term trading activities. If, as a result of this monitoring, the AIM Affiliates believe that a shareholder has engaged in excessive short-term trading, they may, in their discretion, ask the shareholder to stop such activities or refuse to process purchases or exchanges in the shareholder's accounts other than exchanges into a money market fund. In making such judgments, the AIM Affiliates seek to act in a manner that they believe is consistent with the best interests of long-term shareholders.

    The ability of the AIM Affiliates to monitor trades that are placed by the underlying shareholders of omnibus accounts maintained by brokers, retirement plan accounts and approved fee-based program accounts is severely limited or non-existent in those instances in which the broker, retirement plan administrator or fee-based program sponsor maintains the underlying shareholder accounts. This is one reason why this tool cannot eliminate the possibility of excessive short-term trading.

TRADING GUIDELINES

If you exceed four exchanges out of a fund (other than AIM Money Market Fund, AIM Tax-Exempt Cash Fund, AIM Limited Maturity Treasury Fund, Premier Portfolio, Premier Tax-Exempt Portfolio and Premier U.S. Government Money Portfolio) per calendar year, or a fund or an AIM Affiliate determines, in its sole discretion, that your short-term trading activity is excessive (regardless of whether or not

MCF--02/05

                                 -------------
                                 THE AIM FUNDS
                                 -------------

you exceed such guidelines), it may, in its discretion, reject any additional purchase and exchange orders. Each fund and the AIM Affiliates reserve the discretion to accept exchanges in excess of these guidelines on a case-by-case basis if they believe that granting such exceptions would be consistent with the best interests of shareholders. An exchange is the purchase of shares in one fund which is paid for with the proceeds from a redemption of shares of another fund effectuated on the same day. The movement out of one fund (redemption) and into one or more other funds (purchase) on the same day shall be counted as one exchange. Exchanges effected as part of programs that have been determined by an AIM Affiliate to be non-discretionary, such as dollar cost averaging, portfolio rebalancing, or other automatic non-discretionary programs that involve exchanges, generally will not be counted toward the trading guidelines limitation of four exchanges out of a fund per calendar year.

    The ability of the AIM Affiliates to monitor exchanges made by the underlying shareholders of omnibus accounts maintained by brokers, retirement plan accounts and approved fee-based program accounts is severely limited or non-existent in those instances in which the broker, retirement plan administrator or fee-based program sponsor maintains the underlying shareholder accounts and is unwilling or unable to implement these trading guidelines and may be further limited by systems limitations applicable to those types of accounts. Additionally, the AIM Affiliates maintain certain retirement plan accounts on a record keeping system that is currently incapable of effecting or monitoring the trading guidelines.

    Some investments in the funds are made indirectly through vehicles such as qualified tuition plans, variable annuity and insurance contracts, and funds of funds which use the funds as underlying investments (each a conduit investment vehicle). If shares of the funds are held in the name of a conduit investment vehicle and not in the names of the individual investors who have invested in the funds through the conduit investment vehicle, the conduit investment vehicle may be considered an individual shareholder of the funds. To the extent that a conduit investment vehicle is considered an individual shareholder of the funds, the funds are likely to be limited in their ability to impose exchange limitations on individual transactions initiated by investors who have invested in the funds through the conduit investment vehicle.

REDEMPTION FEE

You may be charged a 2% redemption fee if you redeem, including redeeming by exchange, shares of certain funds within 30 days of purchase. See "Redeeming Shares -- Redemption Fee" for more information.

    The ability of a fund to assess a redemption fee on the underlying shareholders of omnibus accounts maintained by brokers, retirement plan accounts and approved fee-based program accounts is severely limited or non-existent in those instances in which the broker, retirement plan administrator or fee-based program sponsor maintains the underlying shareholder accounts and is unwilling or unable to assess such fees and may be further limited by systems limitations applicable to these types of accounts. Additionally, the AIM Affiliates maintain certain retirement plan accounts on a record keeping system that is currently incapable of processing the redemption fee. The provider of this system is working to enhance the system to facilitate the processing of this fee.

    For additional discussion of the applicability of redemption fees on shares of the fund held through omnibus accounts, retirement plan accounts, approved fee-based program accounts and conduit investment vehicles, see "Redeeming Shares -- Redemption Fee".

FAIR VALUE PRICING

Securities owned by a fund are to be valued at current market value if market quotations are readily available. All other securities and assets of a fund for which market quotations are not readily available are to be valued at fair value determined in good faith using procedures approved by the Board of Trustees of the fund. Fair value pricing may reduce the ability of frequent traders to take advantage of arbitrage opportunities resulting from potentially "stale" prices of portfolio holdings. However, it cannot eliminate the possibility of frequent trading.

    See "Pricing of Shares -- Determination of Net Asset Value" for more information.

                                                                      MCF--02/05

                                 -------------
                                 THE AIM FUNDS
                                 -------------

PURCHASING SHARES

If you hold your shares through a broker/dealer or other financial institution, your eligibility to purchase those shares, the conditions for purchase and sale, and the minimum and maximum amounts allowed may differ depending on that institution's policies.

MINIMUM INVESTMENTS PER FUND ACCOUNT

There are no minimum investments with respect to Class K or Class R shares for fund accounts. The minimum investments with respect to Class A, A3, B and C shares and Investor Class shares for fund accounts are as follows:

                                                                              INITIAL                       ADDITIONAL
TYPE OF ACCOUNT                                                             INVESTMENTS                    INVESTMENTS
-------------------------------------------------------------------------------------------------------------------------
Employer-Sponsored Retirement Plans (includes section 401,     $   0 ($25 per fund investment for              $25
403 and                                                                salary deferrals from
457 plans, and SEP, SARSEP and SIMPLE IRA plans)                       Employer-Sponsored Retirement
                                                                       Plans)

Systematic Purchase Plan                                          50                                            50

IRA, Roth IRA or Coverdell ESA                                   250                                            25

All other accounts                                             1,000                                            50

ADI has the discretion to accept orders for lesser amounts.
-------------------------------------------------------------------------------------------------------------------------

HOW TO PURCHASE SHARES

You may purchase shares using one of the options below. Purchase orders will not be processed unless the account application and purchase payment are received in good order. In accordance with the USA PATRIOT Act, if you fail to provide all the required information requested in the current account application, your purchase order will not be processed. Additionally, Federal law requires that the fund verify and record your identifying information.

PURCHASE OPTIONS
--------------------------------------------------------------------------------

                                       OPENING AN ACCOUNT                         ADDING TO AN ACCOUNT
-------------------------------------------------------------------------------------------------------------------------
Through a Financial Advisor            Contact your financial advisor.            Same
By Mail                                Mail completed account application and     Mail your check and the remittance slip
                                       check to the transfer agent, AIM           from your confirmation statement to the
                                       Investment Services, Inc., P.O. Box        transfer agent.
                                       4739, Houston, TX 77210-4739.
By Wire                                Mail completed account application to      Call the transfer agent to receive a
                                       the transfer agent. Call the transfer      reference number. Then, use the wire
                                       agent at (800) 959-4246 to receive a       instructions at left.
                                       reference number. Then, use the
                                       following wire instructions:
                                       Beneficiary Bank ABA/Routing #:
                                       113000609
                                       Beneficiary Account Number: 00100366807
                                       Beneficiary Account Name: AIM
                                       Investment Services, Inc.
                                       RFB: Fund Name, Reference #
                                       OBI: Your Name, Account #

By Telephone                           Open your account using one of the         Select the AIM Bank
                                       methods described above.                   Connection--Servicemark-- option on
                                                                                  your completed account application or
                                                                                  complete an AIM Bank Connection form.
                                                                                  Mail the application or form to the
                                                                                  transfer agent. Once the transfer agent
                                                                                  has received the form, call the
                                                                                  transfer agent to place your purchase
                                                                                  order.
                                                                                  Call the AIM 24-hour Automated Investor
                                                                                  Line at 1-800-246-5463. You may place
                                                                                  your order after you have provided the
                                                                                  bank instructions that will be
                                                                                  requested.

By Internet                            Open your account using one of the         Access your account at
                                       methods described above.                   www.aiminvestments.com. The proper bank
                                                                                  instructions must have been provided on
                                                                                  your account. You may not purchase
                                                                                  shares in retirement accounts on the
                                                                                  internet.
-------------------------------------------------------------------------------------------------------------------------

MCF--02/05

                                 -------------
                                 THE AIM FUNDS
                                 -------------

GRANDFATHERED INVESTORS

Investor Class shares of a fund may be purchased only by: (1) persons or entities who had established an account, prior to April 1, 2002, in Investor Class shares of any of the funds currently distributed by ADI (the Grandfathered Funds) and have continuously maintained such account in Investor Class shares since April 1, 2002; (2) any person or entity listed in the account registration for any Grandfathered Funds, which account was established prior to April 1, 2002 and continuously maintained since April 1, 2002, such as joint owners, trustees, custodians and designated beneficiaries; (3) customers of certain financial institutions, wrap accounts or other fee-based advisory programs, or insurance company separate accounts, which have had relationships with ADI and/or any of the Grandfathered Funds prior to April 1, 2002 and continuously maintained such relationships since April 1, 2002; and (4) fund trustees, employees of AMVESCAP PLC and its subsidiaries, AMVESCAP directors, and their immediate families.

SPECIAL PLANS

SYSTEMATIC PURCHASE PLAN
You can arrange for periodic investments in any of the funds by authorizing the transfer agent to withdraw the amount of your investment from your bank account on a day or dates you specify and in an amount of at least $50. You may stop the Systematic Purchase Plan at any time by giving the transfer agent notice ten days prior to your next scheduled withdrawal.

DOLLAR COST AVERAGING
Dollar Cost Averaging allows you to make automatic monthly or quarterly exchanges, if permitted, from one fund account to one or more other fund accounts with the identical registration. The account from which exchanges are to be made must have a minimum balance of $5,000 before you can use this option. Exchanges will occur on (or about) the day of the month you specify, in the amount you specify. Dollar Cost Averaging cannot be set up for the 29th through the 31st of the month. The minimum amount you can exchange to another fund is $50. You may participate in a dollar cost averaging program hosted by your dealer of record, your financial advisor or another financial intermediary. If such program is the same or similar to AIM's Dollar Cost Averaging program and is non-discretionary, both as determined by an AIM Affiliate, exchanges made pursuant to such program generally will not be counted toward the trading guideline limitation of four exchanges out of a fund per calendar year.

AUTOMATIC DIVIDEND INVESTMENT
All of your dividends and distributions may be paid in cash or invested in any fund at net asset value. Unless you specify otherwise, your dividends and distributions will automatically be reinvested in the same fund. You may invest your dividends and distributions per the rules listed in the "Permitted Exchanges" section.

    You must comply with the following requirements to be eligible to invest your dividends and distributions in shares of another fund:

(1) Your account balance (a) in the fund paying the dividend must be at least $5,000; and (b) in the fund receiving the dividend must be at least $500; and

(2) Both accounts must have identical registration information.

PORTFOLIO REBALANCING PROGRAM
If you have at least $5,000 in your account, you may participate in the Portfolio Rebalancing Program. Under this Program, you can designate how the total value of your fund holdings should be rebalanced, on a percentage basis, between two and ten of your funds on a quarterly, semiannual or annual basis. Your portfolio will be rebalanced through the exchange of shares in one or more of your funds for shares of the same class of one or more other funds in your portfolio. Rebalancing will NOT occur if your portfolio is within 2% of your stated allocation. If you wish to participate in the Program, make changes or cancel the Program, the transfer agent must receive your request to participate, changes, or cancellation in good order at least five business days prior to the next rebalancing date, which is normally the 28th day of the last month of the period you choose. You may realize taxable gains from these exchanges. We may modify, suspend or terminate the Program at any time on 60 days prior written notice. You may participate in a portfolio rebalancing program hosted by your dealer of record, your financial advisor or another financial intermediary. If such program is the same or similar to AIM's Portfolio Rebalancing Program and is non-discretionary, both as determined by an AIM Affiliate, exchanges made pursuant to such program generally will not be counted toward the trading guideline limitation of four exchanges out of a fund per calendar year.

RETIREMENT PLANS
Shares of most of the funds can be purchased through tax-sheltered retirement plans made available to corporations, individuals and employees of non-profit organizations and public schools. A plan document must be adopted to establish a retirement plan. You may use AIM sponsored retirement plans, which include IRAs, Roth IRAs, SIMPLE IRA plans, SEP/SARSEP plans, 403(b) plans, Solo 401(k) plans and Money Purchase/Profit Sharing plans, or another sponsor's retirement plan. AIM Investment Services, Inc. assesses certain fees associated with the maintenance of certain types of retirement plan accounts and the provision of specialized recordkeeping services for those plan accounts. ADI assesses certain fees associated with the maintenance of retirement plan documents for which it acts as the prototype sponsor. Contact your financial advisor for details.

                                                                      MCF--02/05

                                 -------------
                                 THE AIM FUNDS
                                 -------------

REDEEMING SHARES

REDEMPTION FEE

You may be charged a 2% redemption fee (on redemption proceeds) if you redeem, including redeeming by exchange, shares of the following funds within 30 days of their purchase:

AIM Asia Pacific Growth Fund  AIM Global Value Fund
AIM Developing Markets Fund   AIM High Yield Fund
AIM European Growth Fund      AIM International Core Equity Fund
AIM European Small Company    AIM International Growth Fund
Fund                          AIM International Small Company Fund
AIM Global Aggressive Growth  AIM S&P 500 Index Fund
Fund                          AIM Trimark Fund
AIM Global Equity Fund
AIM Global Growth Fund

Currently, the redemption fee may be applied on Class A and Investor Class shares (and Institutional Class shares of AIM S&P 500 Index Fund). The AIM Affiliates expect the above funds to charge the redemption fee on all shares for all of the above funds effective April 1, 2005.

    The redemption fee will be retained by the fund from which you are redeeming shares (including redemptions by exchange), and is intended to offset the trading costs, market impact and other costs associated with short-term money movements in and out of the fund. The redemption fee is imposed to the extent that the number of fund shares you redeem exceeds the number of fund shares that you have held for more than 30 days. In determining whether the minimum 30 day holding period has been met, only the period during which you have held shares of the fund from which you are redeeming is counted. For this purpose, shares held longest will be treated as being redeemed first and shares held shortest as being redeemed last.

    The 2% redemption fee generally will not be charged on transactions involving the following:

(1) total or partial redemptions of shares by omnibus accounts maintained by brokers that do not have the systematic capability to process the redemption fee;

(2) total or partial redemptions of shares by approved fee-based programs that do not have the systematic capability to process the redemption fee;

(3) total or partial redemptions of shares held through retirement plans maintained pursuant to Sections 401, 403, 408, 408A and 457 of the Internal Revenue Code (the Code) where the systematic capability to process the redemption fee does not exist;

(4) total or partial redemptions effectuated by funds of funds, qualified tuition plans maintained pursuant to Section 529 of the Code, and insurance company separate accounts which use the funds as underlying investments;

(5) total or partial redemptions effectuated pursuant to an automatic non-discretionary rebalancing program or a systematic withdrawal plan established with the funds or a financial intermediary;

(6) total or partial redemptions requested within 30 days following the death or post-purchase disability of (i) any registered shareholder on an account or
    (ii) the settlor of a living trust which is the registered shareholder of an account, of shares held in the account at the time of death or initial determination of post-purchase disability;

(7) total or partial redemption of shares acquired through investment of dividends and other distributions; or

(8) redemptions initiated by a fund.

The AIM Affiliates' goals are to apply the redemption fee on all classes of shares of the above funds regardless of the type of account in which such shares are held. This goal is not immediately achievable because of systems limitations and marketplace resistance. Brokers that maintain omnibus accounts, sponsors of fee-based program accounts and retirement plan administrators for accounts that are exempt from the redemption fee pursuant to (1) through (8) above may impose a redemption fee that has different characteristics, which may be more or less restrictive, than those set forth above. Lastly, the provider of AIM's retirement plan record keeping system is working to enhance the system to facilitate the processing of the redemption fee. Until such computer programs are modified or alternate processes are developed, the fund's ability to assess a redemption fee on these types of share classes and accounts is severely limited.

    Some investments in the funds are made indirectly through conduit investment vehicles. If shares of the funds are held in the name of a conduit investment vehicle and not in the names of the individual investors who have invested in the funds through the conduit investment vehicle, the conduit investment vehicle may be considered an individual shareholder of the funds. To the extent that a conduit investment vehicle is considered an individual shareholder of the funds, the funds are likely to be limited in their ability to assess redemption fees on individual transactions initiated by investors who have invested in the funds through the conduit investment vehicle. In these cases, the applicability of redemption fees will be determined based on the aggregate holdings and redemptions of the conduit investment vehicle in a fund.

    The funds have the discretion to waive the 2% redemption fee if a fund is in jeopardy of losing its registered investment company qualification for tax purposes.

    Your broker or financial advisor may charge service fees for handling redemption transactions. Your shares also may be subject to a contingent deferred sales charge (CDSC) in addition to the redemption fee.

REDEMPTION OF CLASS A SHARES AND AIM CASH RESERVE SHARES ACQUIRED BY EXCHANGE

If you purchase $1,000,000 or more of Class A shares of any fund, or if you make additional purchases of Class A shares on and after

MCF--02/05

                                 -------------
                                 THE AIM FUNDS
                                 -------------

October 31, 2002 at net asset value, your shares may be subject to a CDSC upon redemption as described below.

           SHARES
         INITIALLY                      SHARES HELD                    CDSC APPLICABLE UPON
         PURCHASED                   AFTER AN EXCHANGE                 REDEMPTION OF SHARES
         ---------                   -----------------                 --------------------
- Class A shares of Category  - Class A shares of Category I     - 1% if shares are redeemed
  I or II Fund or AIM Short     or II Fund or AIM Short Term       within 18 months of initial
  Term Bond Fund                Bond Fund                          purchase of Category I or II
                              - Class A shares of Category III     Fund or AIM Short Term Bond
                                Fund(2)                            Fund shares
                              - AIM Cash Reserve Shares of AIM
                                Money Market Fund

- Class A shares of Category  - Class A shares of Category I     - 1% if shares are redeemed
  III Fund(1)                   or II Fund or AIM Short Term       within 18 months of initial
                                Bond Fund                          purchase of Category III Fund
                                                                   shares

- Class A shares of Category  - Class A shares of Category III   - No CDSC
  III Fund(1)                   Fund(2)
                              - Class A shares of AIM Tax-
                                Exempt Cash Fund
                              - AIM Cash Reserve Shares of AIM
                                Money Market

(1) As of the close of business on October 30, 2002, only existing shareholders of Class A shares of a Category III Fund may purchase such shares.
(2) Beginning on February 17, 2003, Class A shares of a Category I, II or III Fund or AIM Short Term Bond Fund may not be exchanged for Class A shares of Category III Fund.

REDEMPTION OF CLASS B SHARES ACQUIRED BY EXCHANGE FROM AIM FLOATING RATE FUND

If you redeem Class B shares you acquired by exchange via a tender offer by AIM Floating Rate Fund, the early withdrawal charge applicable to shares of AIM Floating Rate Fund will be applied instead of the CDSC normally applicable to Class B shares.

HOW TO REDEEM SHARES
--------------------------------------------------------------------------------

Through a Financial Advisor        Contact your financial advisor, including
                                   your retirement plan or program sponsor.

By Mail                            Send a written request to the transfer
                                   agent. Requests must include (1) original signatures of all registered owners/trustees; (2) the name of the fund and your account number; (3) if the transfer agent does not hold your shares, endorsed share certificates or share certificates accompanied by an executed stock power; and
                                   (4) signature guarantees, if necessary (see below). The transfer agent may require that you provide additional information, such as corporate resolutions or powers of attorney, if applicable. If you are redeeming from an IRA account, you must include a statement of whether or not you are at least 59 1/2 years old and whether you wish to have federal income tax withheld from your proceeds. The transfer agent may require certain other information before you can redeem from an employer-sponsored retirement plan. Contact your employer for details.

By Telephone                       Call the transfer agent at 1-800-959-4246 or
                                   our AIM 24-hour Automated Investor Line at
                                   1-800-246-5463. You will be allowed to
                                   redeem by telephone if (1) the proceeds are
                                   to be mailed to the address on record (if
                                   there has been no change communicated to us
                                   within the last 30 days) or transferred
                                   electronically to a pre-authorized checking
                                   account; (2) you do not hold physical share
                                   certificates; (3) you can provide proper
                                   identification information; (4) the proceeds
                                   of the redemption do not exceed $250,000;
                                   and (5) you have not previously declined the
                                   telephone redemption privilege. Certain
                                   retirement accounts and 403(b) plans, may
                                   not be redeemed by telephone. For funds
                                   other than Premier Portfolio, Premier
                                   Tax-Exempt Portfolio and Premier U.S.
                                   Government Money Portfolio, the transfer
                                   agent must receive your call during the
                                   hours of the customary trading session of
                                   the New York Stock Exchange (NYSE) in order
                                   to effect the redemption at that day's
                                   closing price. For Premier Portfolio,
                                   Premier Tax-Exempt Portfolio and Premier
                                   U.S. Government Money Portfolio, the
                                   transfer agent must receive your call before
                                   the last net asset value determination on a
                                   business day in order to effect the
                                   redemption at that day's closing price. You
                                   may, with limited exceptions, redeem from an
                                   IRA account by telephone. Redemptions from
                                   other types of retirement accounts may be
                                   requested in writing.

By Internet                        Place your redemption request at
                                   www.aiminvestments.com. You will be allowed
                                   to redeem by internet if (1) you do not hold
                                   physical share certificates; (2) you can
                                   provide proper identification information;
                                   (3) the proceeds of the redemption do not
                                   exceed $250,000; and (4) you have already
                                   provided proper bank information. AIM
                                   prototype retirement accounts may not be
                                   redeemed on the internet. For funds other
                                   than Premier Portfolio, Premier Tax-Exempt
                                   Portfolio and Premier U.S. Government Money
                                   Portfolio, the transfer agent must confirm
                                   your transaction during the hours of the
                                   customary trading session of the NYSE in
                                   order to effect the redemption at that day's
                                   closing price. For Premier Portfolio,
                                   Premier Tax-Exempt Portfolio and Premier
                                   U.S. Government Money Portfolio, the
                                   transfer agent must confirm your transaction
                                   before the last net asset value
                                   determination on a business day in order to
                                   effect the redemption at that day's closing
                                   price.

--------------------------------------------------------------------------------

                                                                      MCF--02/05

                                 -------------
                                 THE AIM FUNDS
                                 -------------

TIMING AND METHOD OF PAYMENT

We normally will send out checks within one business day, and in any event no more than seven days, after we accept your request to redeem. If you redeem shares recently purchased by check, you will be required to wait up to ten business days before we will send your redemption proceeds. This delay is necessary to ensure that the purchase check has cleared. Payment may be postponed in cases where the SEC declares an emergency or normal trading is halted.

REDEMPTION BY MAIL
If you mail us a request in good order to redeem your shares, we will mail you a check in the amount of the redemption proceeds to the address on record with us. If your request is not in good order, you may have to provide us with additional documentation in order to redeem your shares.

REDEMPTION BY TELEPHONE
If you redeem by telephone, we will mail you a check in the amount of the redemption proceeds to your address of record (if there has been no change communicated to the transfer agent within the previous 30 days) or transmit them electronically to your pre-authorized bank account. We use reasonable procedures to confirm that instructions communicated by telephone are genuine, but we are not liable for telephone instructions that are reasonably believed to be genuine.

REDEMPTION BY INTERNET
If you redeem by internet, we will transmit your redemption proceeds electronically to your pre-authorized bank account. We use reasonable procedures to confirm that instructions communicated by internet are genuine, but we are not liable for internet instructions that are reasonably believed to be genuine.

PAYMENT FOR SYSTEMATIC REDEMPTIONS
You may arrange for regular monthly or quarterly withdrawals from your account of at least $50. You also may make annual withdrawals if you own Class A shares. We will redeem enough shares from your account to cover the amount withdrawn. You must have an account balance of at least $5,000 to establish a Systematic Redemption Plan. You can stop this plan at any time by giving ten days prior notice to the transfer agent.

EXPEDITED REDEMPTIONS
(AIM CASH RESERVE SHARES OF AIM MONEY MARKET FUND ONLY)
If we receive your redemption order before 11:30 a.m. Eastern Time, we will try to transmit payment of redemption proceeds on that same day. If we receive your redemption order after 11:30 a.m. Eastern Time and before the close of the customary trading session of the NYSE, we generally will transmit payment on the next business day.

REDEMPTIONS BY CHECK
(CLASS A SHARES OF AIM TAX-EXEMPT CASH FUND, AIM CASH RESERVE SHARES OF AIM MONEY MARKET FUND AND INVESTOR CLASS SHARES OF AIM MONEY MARKET FUND, AIM TAX-EXEMPT CASH FUND, PREMIER PORTFOLIO, PREMIER TAX-EXEMPT PORTFOLIO AND PREMIER U.S. GOVERNMENT MONEY PORTFOLIO ONLY)

You may redeem shares of these funds by writing checks in amounts of $250 or more if you have completed an authorization form. Redemption by check is not available for retirement accounts.

SIGNATURE GUARANTEES

We require a signature guarantee when you redeem by mail and

(1) the amount is greater than $250,000;

(2) you request that payment be made to someone other than the name registered on the account;

(3) you request that payment be sent somewhere other than the bank of record on the account; or

(4) you request that payment be sent to a new address or an address that changed in the last 30 days.

The transfer agent will accept a guarantee of your signature by a number of financial institutions. Call the transfer agent for additional information. Some institutions have transaction amount maximums for these guarantees. Please check with the guarantor institution.

REDEMPTIONS IN KIND

Although the funds generally intend to pay redemption proceeds solely in cash, the funds reserve the right to satisfy redemption requests by making payment in securities or other property (known as a redemption in kind).

REDEMPTIONS BY THE FUNDS

If your account (Class A, Class A3, Class B, Class C and Investor Class shares only) has been open at least one year, you have not made an additional purchase in the account during the past six calendar months, and the value of your account falls below $500 ($250 for Investor Class shares) for three consecutive months due to redemptions or exchanges (excluding retirement accounts), the funds have the right to redeem the account after giving you 60 days' prior written notice. You may avoid having your account redeemed during the notice period by bringing the account value up to $500 ($250 for Investor Class shares) or by utilizing the Automatic Investment Plan.

    If the fund determines that you have not provided a correct Social Security or other tax ID number on your account application, or the fund is not able to verify your identity as required by law, the fund may, at its discretion, redeem the account and distribute the proceeds to you.

EXCHANGING SHARES

You may, under certain circumstances, exchange shares in one fund for those of another fund. An exchange is the purchase of shares in one fund which is paid for with the proceeds from a redemption of shares of another fund effectuated on the same day. Before requesting an exchange, review the prospectus of the fund you wish to acquire. Exchange privileges also apply to holders of the Connecticut General Guaranteed Account, established for tax-qualified group annuities, for contracts purchased on or before June 30, 1992.

    You may be charged a redemption fee on certain redemptions, including exchanges. See "Redeeming Shares -- Redemption Fee."

MCF--02/05

                                 -------------
                                 THE AIM FUNDS
                                 -------------

PERMITTED EXCHANGES


Except as otherwise stated under "Exchanges Not Permitted," you generally may exchange your shares for shares of the same class of another fund.

---------------------------------------------------------------------------------------------------------------------------------
EXCHANGE FROM                          EXCHANGE TO                         ALLOWED                          PROHIBITED
---------------------------------------------------------------------------------------------------------------------------------
Class A                      Class A, A3, Investor Class, or
                             AIM Cash Reserve Shares.
                             Exceptions are:
                             - Class A Shares of AIM Limited
                               Maturity Treasury Fund and AIM
                               Tax-Free Intermediate Fund are
                               currently closed to new
                               investors.
                             - Class A Shares of AIM Limited
                               Maturity Treasury Fund, AIM                    X
                               Tax-Exempt Cash Fund and AIM
                               Tax-Free Intermediate Fund
                               cannot be exchanged for Class
                               A3 Shares of those funds.
                             - Investor Class Shares of all
                               funds are currently offered to
                               new investors only on a
                               limited basis.
---------------------------------------------------------------------------------------------------------------------------------
Class A                      Class B, C, K, R, Institutional
                             Class Shares or Shares of the                                                      X
                             AIM Summit Fund.
---------------------------------------------------------------------------------------------------------------------------------
Class A3                     Class A, A3, Investor Class, or
                             AIM Cash Reserve Shares.
                             Exceptions are:
                             - Class A3 Shares of AIM Limited
                               Maturity Treasury Fund and AIM
                               Tax-Free Intermediate Fund
                               cannot be exchanged for Class                  X
                               A Shares of those funds.
                             - Investor Class Shares of all
                               funds are currently offered to
                               new investors only on a
                               limited basis.
---------------------------------------------------------------------------------------------------------------------------------
Class A3                     Class B, C, K, R, Institutional
                             Class Shares, or shares of AIM                                                     X
                             Summit Fund.
---------------------------------------------------------------------------------------------------------------------------------
Class B                      Class B. Exceptions are:
                             - Class B Shares of other funds
                               cannot be exchanged for Class                  X
                               B Shares of AIM Floating Rate
                               Fund.
---------------------------------------------------------------------------------------------------------------------------------
Class B                      Class A, A3, C, K, R, AIM Cash
                             Reserve Shares, Institutional,
                             Investor Class Shares, or shares                                                   X
                             of AIM Summit Fund.
---------------------------------------------------------------------------------------------------------------------------------
Class C                      Class C. Exceptions are:
                             - Class C shares of other funds
                               cannot be exchanged for Class                  X
                               C shares of AIM Floating Rate
                               Fund.
---------------------------------------------------------------------------------------------------------------------------------
Class C                      Class A, A3, B, K, R, AIM Cash
                             Reserve Shares, Institutional,
                             Investor Class shares or shares                                                    X
                             of AIM Summit Fund.
---------------------------------------------------------------------------------------------------------------------------------
Class K                      Class K                                          X
---------------------------------------------------------------------------------------------------------------------------------
Class K                      Class A, A3, B, C, R, AIM Cash
                             Reserve Shares, Institutional,
                             Investor Class shares, or shares                                                   X
                             of AIM Summit Fund.
---------------------------------------------------------------------------------------------------------------------------------
Class R                      Class R                                          X
---------------------------------------------------------------------------------------------------------------------------------
Class R                      Class A, A3, B, C, K, AIM Cash
                             Reserve Shares, Institutional,
                             Investor Class shares, or shares                                                   X
                             of AIM Summit Fund.
---------------------------------------------------------------------------------------------------------------------------------
AIM Cash Reserve Shares      Class A, A3, B, C, R, or
                             Investor Class shares.
                             Exceptions are:
                             - Class A shares of AIM Limited
                               Maturity Treasury Fund and AIM
                               Tax-Free Intermediate Fund are
                               currently closed to new
                               investors.
                             - Shares to be exchanged for                     X
                               Class B, C or R shares must
                               not have been acquired by
                               exchange from Class A shares
                               of any fund.
                             - Investor Class Shares of all
                               funds are currently offered to
                               new investors only on a
                               limited basis.
---------------------------------------------------------------------------------------------------------------------------------
AIM Cash Reserve Shares      Class K, Institutional Class
                             shares, or shares of AIM Summit                                                    X
                             Fund.
---------------------------------------------------------------------------------------------------------------------------------
Institutional Class          Institutional Class                              X
---------------------------------------------------------------------------------------------------------------------------------

                                                                      MCF--02/05

                                 -------------
                                 THE AIM FUNDS
                                 -------------

---------------------------------------------------------------------------------------------------------------------------------
EXCHANGE FROM                          EXCHANGE TO                         ALLOWED                          PROHIBITED
---------------------------------------------------------------------------------------------------------------------------------
Institutional Class          Class A, A3, B, C, K, R, AIM
                             Cash Reserve Shares, Investor
                             Class shares, or shares of AIM                                                     X
                             Summit Fund.
---------------------------------------------------------------------------------------------------------------------------------
Investor Class               A, A3, or Investor Class.
                             Exceptions are:
                             - Investor Class shares cannot
                               be exchanged for Class A
                               shares of any fund which
                               offers Investor Class shares.                  X
                             - Class A shares of AIM Limited
                               Maturity Treasury Fund and AIM
                               Tax-Free Intermediate Fund are
                               currently closed to new
                               investors.
---------------------------------------------------------------------------------------------------------------------------------
Investor Class               Class B, C, K, R, AIM Cash
                             Reserve Shares, Institutional
                             Class shares, or shares of AIM                                                     X
                             Summit Fund.
---------------------------------------------------------------------------------------------------------------------------------
AIM Summit Fund              Class A, A3, or AIM Cash Reserve
                             Shares. Exceptions are:
                             - Class A shares of AIM Limited
                               Maturity Treasury Fund and AIM                 X
                               Tax-Free Intermediate Fund are
                               currently closed to new
                               investors.
---------------------------------------------------------------------------------------------------------------------------------
AIM Summit Fund              Class B, C, K, R, Institutional
                             or Investor Class shares.                                                          X
---------------------------------------------------------------------------------------------------------------------------------


    You may be required to pay an initial sales charge when exchanging from a fund with a lower initial sales charge than the one into which you are exchanging. If you exchange into shares that are subject to a CDSC, we will begin the holding period for purposes of calculating the CDSC on the date you made your initial purchase.

EXCHANGES NOT SUBJECT TO A SALES CHARGE
You will not pay an initial sales charge when exchanging:
(1) Class A shares with an initial sales charge (excluding Class A shares of AIM Limited Maturity Treasury Fund and AIM Tax-Free Intermediate Fund) for

     (a) Class A shares of another fund;

     (b) AIM Cash Reserve Shares of AIM Money Market Fund; or

     (c) Class A3 shares of AIM Limited Maturity Treasury Fund or AIM Tax-Free Intermediate Fund.
(2) Class A shares of AIM Limited Maturity Treasury Fund and AIM Tax-Free Intermediate Fund with an initial sales charge for

     (a) AIM Cash Reserve Shares of AIM Money Market Fund or Class A shares of AIM Tax-Exempt Cash Fund; or

     (b) Class A shares of another Fund, but only if

          (i)  you acquired the original shares before May 1, 1994; or
         (ii) you acquired the original shares on or after May 1, 1994 by way of an exchange from shares with higher initial sales charges; or
(3) AIM Cash Reserve Shares of AIM Money Market Fund or Class A shares of AIM Tax-Exempt Cash Fund for


     (a) Class A shares of a fund subject to an initial sales charge (excluding Class A shares of AIM Limited Maturity Treasury Fund and AIM Tax-Free Intermediate Fund), but only if you acquired the original shares


         (i) prior to May 1, 1994 by exchange from Class A shares subject to an initial sales charge;


         (ii) on or after May 1, 1994 by exchange from Class A shares subject to an initial sales charge (excluding Class A shares of AIM Limited Maturity Treasury Fund and AIM Tax-Free Intermediate Fund); or
(4) Class A3 shares of AIM Limited Maturity Treasury Fund or AIM Tax-Free Intermediate Fund for


     (a) AIM Cash Reserve Shares of AIM Money Market Fund; or


     (b) Class A shares of AIM Tax-Exempt Cash Fund.
You will not pay a CDSC or other sales charge when exchanging:
(1) Class A shares for other Class A shares;
(2) Class B shares for other Class B shares;
(3) Class C shares for other Class C shares;
(4) Class K shares for other Class K shares;
(5) Class R shares for other Class R shares.
EXCHANGES NOT PERMITTED

For shares purchased prior to November 15, 2001, you may not exchange:
(1) Class A shares of Category I or II funds (i) subject to an initial sales charge or (ii) purchased at net asset value and subject to a contingent deferred sales charge (CDSC) for Class A shares of AIM Tax-Exempt Cash Fund;
(2) Class A shares of Category III funds purchased at net asset value for Class A shares of a Category I or II fund, Class A shares of AIM Short Term Bond Fund;
(3) on or after January 15, 2002, AIM Cash Reserve Shares of AIM Money Market Fund or Class A shares of AIM Tax-Exempt Cash Fund for Class A shares of Category III AIM Funds that are subject to a CDSC.
For shares purchased on or after November 15, 2001, you may not exchange:

MCF--02/05

                                 -------------
                                 THE AIM FUNDS
                                 -------------

(1) Class A shares of Category I or II fund, Class A shares of AIM Short Term Bond Fund (i) subject to an initial sales charge or (ii) purchased at net asset value and subject to a CDSC for Class A shares of AIM Tax-Exempt Cash Fund;
(2) Class A shares of AIM Tax-Exempt Cash Fund for Class A shares of any other fund (i) subject to an initial sales charge or (ii) purchased at net asset value and subject to a CDSC or for AIM Cash Reserve Shares of AIM Money Market Fund; or
(3) AIM Cash Reserve Shares of AIM Money Market Fund for Class B or Class C shares of any fund or for Class A shares of any fund that are subject to a CDSC, however, if you originally purchased Class A shares of a Category I or II fund or AIM Short Term Bond Fund, and exchanged those shares for AIM Cash Reserve Shares of AIM Money Market Fund, you may further exchange the AIM Cash Reserve Shares for Class A shares of a Category I or II fund or AIM Short Term Bond Fund.
EXCHANGE CONDITIONS

The following conditions apply to all exchanges:

- Shares of the fund you wish to acquire must be available for sale in your state of residence;

- Exchanges must be made between accounts with identical registration information;

- The account you wish to exchange from must have a certified tax identification number (or the Fund has received an appropriate Form W-8 or W-9);

- Shares must have been held for at least one day prior to the exchange with the exception of dividends that are reinvested; and

- If you have physical share certificates, you must return them to the transfer agent prior to the exchange.

TERMS OF EXCHANGE

Under unusual market conditions, a fund may delay the purchase of shares being acquired in an exchange for up to five business days if it determines that it would be materially disadvantaged by the immediate transfer of exchange proceeds. The exchange privilege is not an option or right to purchase shares. Any of the participating funds or the distributor may modify or terminate this privilege at any time. The fund or the distributor will provide you with notice of such modification or termination whenever it is required to do so by applicable law, but may impose changes at any time for emergency purposes.

BY MAIL

If you wish to make an exchange by mail, you must include original signatures of each registered owner exactly as the shares are registered, the account registration and account number, the dollar amount or number of shares to be exchanged and the names of the funds from which and into which the exchange is to be made.

BY TELEPHONE

Conditions that apply to exchanges by telephone are the same as redemptions by telephone, including that the transfer agent must receive exchange requests during the hours of the customary trading session of the NYSE; however, you still will be allowed to exchange by telephone even if you have changed your address of record within the preceding 30 days.

BY INTERNET

You will be allowed to exchange by internet if you do not hold physical share certificates and you provide the proper identification information.

EXCHANGING CLASS B, CLASS C AND CLASS R SHARES

If you make an exchange involving Class B or Class C shares or Class R shares subject to a CDSC, the amount of time you held the original shares will be credited to the holding period of the Class B, Class C or Class R shares, respectively, into which you exchanged for the purpose of calculating contingent deferred sales charges (CDSC) if you later redeem the exchanged shares. If you redeem Class B or Class C shares acquired by exchange via a tender offer by AIM Floating Rate Fund, you will be credited with the time period you held the Class B or Class C shares of AIM Floating Rate Fund for the purpose of computing the early withdrawal charge applicable to those shares.
--------------------------------------------------------------------------------

 EACH FUND AND ITS AGENTS RESERVE THE RIGHT AT ANY TIME TO:
 - REJECT OR CANCEL ALL OR ANY PART OF ANY PURCHASE OR EXCHANGE ORDER;
 - MODIFY ANY TERMS OR CONDITIONS OF PURCHASE OF SHARES OF ANY FUND;
 - REJECT OR CANCEL ANY REQUEST TO ESTABLISH THE SYSTEMATIC PURCHASE PLAN AND SYSTEMATIC REDEMPTION PLAN OPTIONS ON THE SAME ACCOUNT; OR
 - SUSPEND, CHANGE OR WITHDRAW ALL OR ANY PART OF THE OFFERING MADE BY THIS PROSPECTUS.
--------------------------------------------------------------------------------

PRICING OF SHARES

DETERMINATION OF NET ASSET VALUE

The price of each fund's shares is the fund's net asset value per share. The funds value portfolio securities for which market quotations are readily available at market value. The funds value all other securities and assets for which market quotations are not readily available at their fair value in good faith using procedures approved by the Boards of Trustees of the funds. Securities and other assets quoted in foreign currencies are valued in U.S. dollars based on the prevailing exchange rates on that day.

    Even when market quotations are available, they may be stale or they may be unreliable because the security is not traded frequently, trading on the security ceased before the close of the trading market or issuer specific events occurred after the security ceased trading or because of the passage of time between the close of the market on which the security trades and the close of the NYSE and when the fund calculates its net asset value. Issuer specific events may cause the last

                                                                      MCF--02/05

                                 -------------
                                 THE AIM FUNDS
                                 -------------

market quotation to be unreliable. Such events may include a merger or insolvency, events which affect a geographical area or an industry segment, such as political events or natural disasters, or market events, such as a significant movement in the U.S. market. Where market quotations are not readily available, including where AIM determines that the closing price of the security is unreliable, AIM will value the security at fair value in good faith using procedures approved by the Boards of Trustees. Fair value pricing may reduce the ability of frequent traders to take advantage of arbitrage opportunities resulting from potentially "stale" prices of portfolio holdings. However, it cannot eliminate the possibility of frequent trading.

    Fair value is that amount that the owner might reasonably expect to receive for the security upon its current sale. Fair value requires consideration of all appropriate factors, including indications of fair value available from pricing services. A fair value price is an estimated price and may vary from the prices used by other mutual funds to calculate their net asset values.

    AIM may use indications of fair value from pricing services approved by the Boards of Trustees. In other circumstances, the AIM valuation committee may fair value securities in good faith using procedures approved by the Boards of Trustees. As a means of evaluating its fair value process, AIM routinely compares closing market prices, the next day's opening prices for the security in its primary market if available, and indications of fair value from other sources. Fair value pricing methods and pricing services can change from time to time as approved by the Boards of Trustees.

    Specific types of securities are valued as follows:

    Domestic Exchange Traded Equity Securities: Market quotations are generally available and reliable for domestic exchange traded equity securities. If market quotations are not available or are unreliable, AIM will value the security at fair value in good faith using procedures approved by the Boards of Trustees.

    Foreign Securities: If market quotations are available and reliable for foreign exchange traded equity securities, the securities will be valued at the market quotations. Because trading hours for certain foreign securities end before the close of the NYSE, closing market quotations may become unreliable. If between the time trading ends on a particular security and the close of the customary trading session on the NYSE events occur that are significant and may make the closing price unreliable, the fund may fair value the security. If an issuer specific event has occurred that AIM determines, in its judgment, is likely to have affected the closing price of a foreign security, it will price the security at fair value. AIM also relies on a screening process from a pricing vendor to indicate the degree of certainty, based on historical data, that the closing price in the principal market where a foreign security trades is not the current market value as of the close of the NYSE. For foreign securities where AIM believes, at the approved degree of certainty, that the price is not reflective of current market value, AIM will use the indication of fair value from the pricing service to determine the fair value of the security. The pricing vendor, pricing methodology or degree of certainty may change from time to time.

    Fund securities primarily traded on foreign markets may trade on days that are not business days of the fund. Because the net asset value of fund shares is determined only on business days of the fund, the value of the portfolio securities of a fund that invests in foreign securities may change on days when you will not be able to purchase or redeem shares of the fund.

    Fixed Income Securities: Government, corporate, asset-backed and municipal bonds and convertible securities, including high yield or junk bonds, are valued on the basis of prices provided by independent pricing services. Prices provided by the pricing services may be determined without exclusive reliance on quoted prices, and may reflect appropriate factors such as institution-size trading in similar groups of securities, developments related to special securities, dividend rate, maturity and other market data. Prices received from pricing services are fair value prices. In addition, if the price provided by the pricing service is unreliable, the AIM valuation committee may fair value the security using procedures approved by the Boards of Trustees.

    Short-term Securities: The funds' short-term investments are valued at amortized cost when the security has 60 days or less to maturity. AIM Money Market Fund, AIM Tax-Exempt Cash Fund, Premier Portfolio, Premier Tax-Exempt Portfolio and Premier U.S. Government Money Portfolio value all their securities at amortized cost. AIM High Income Municipal Fund, AIM Municipal Bond Fund and AIM Tax-Free Intermediate Fund value variable rate securities that have an unconditional demand or put feature exercisable within seven days or less at par, which reflects the market value of such securities.

    Futures and Options: Futures and options are valued on the basis of market quotations, if available.

    Open-end Funds: To the extent a fund invests in other open-end funds, the investing fund will calculate its net asset value using the net asset value of the underlying fund in which it invests.

    The funds disclose portfolio holdings at different times and with different lag times on www.aiminvestments.com and in annual, semi-annual and quarterly shareholder reports. Refer to such reports or the website to determine the types of securities in which a fund has invested. You may also refer to the Statement of Additional Information to determine what types of securities in which a fund may invest. You may obtain copies of these reports or of the Statement of Additional Information from AIM as described on the back cover of this prospectus.

    Each fund determines the net asset value of its shares on each day the NYSE is open for business (a business day), as of the close of the customary trading session, or earlier NYSE closing time that day. AIM Money Market Fund also determines its net asset value as of 12:00 noon Eastern Time on each business day. Premier Portfolio, Premier Tax-Exempt Portfolio and Premier U.S. Government Money Portfolio determine the net asset value of their shares every fifteen minutes on each business day, beginning at 8:00 a.m. Eastern Time. The last net asset value determination on any business day for Premier Portfolio and Premier U.S. Government Money Portfolio will generally occur at 5:30 p.m. Eastern Time, and the last net asset

MCF--02/05

                                 -------------
                                 THE AIM FUNDS
                                 -------------

value determination on any business day for Premier Tax-Exempt Portfolio will generally occur at 4:30 p.m. Eastern Time. Premier Portfolio, Premier Tax-Exempt Portfolio and Premier U.S. Government Money Portfolio are authorized not to open for trading on a day that is otherwise a business day if the Bond Market Association recommends that government securities dealers not open for trading and any such day will not be considered a business day. Premier Portfolio, Premier Tax-Exempt Portfolio and Premier U.S. Government Money Portfolio also may close early on a business day if the Bond Market Association recommends that government securities dealers close early. If Premier Portfolio, Premier Tax-Exempt Portfolio or Premier U.S. Government Money Portfolio uses its discretion to close early on a business day, the last net asset value calculation will occur as of the time of such closing.

TIMING OF ORDERS

For funds other than Premier Portfolio, Premier Tax-Exempt Portfolio and Premier U.S. Government Money Portfolio, you can purchase or redeem shares on each business day prior to the close of the customary trading session or any earlier NYSE closing time that day. For funds other than Premier Portfolio, Premier Tax-Exempt Portfolio and Premier U.S. Government Money Portfolio, purchase orders that are received and accepted before the close of the customary trading session or any earlier NYSE closing time on a business day generally are processed that day and settled on the next business day.

    For Premier Portfolio, Premier Tax-Exempt Portfolio and Premier U.S. Government Money Portfolio, you can purchase or redeem shares on each business day, prior to the last net asset value determination on such business day; however, if your order is received and accepted after the close of the customary trading session or any earlier NYSE closing time that day, your order generally will be processed on the next business day and settled on the second business day following the receipt and acceptance of your order.

    For all funds, you can exchange shares on each business day, prior to the close of the customary trading session or any earlier NYSE closing time that day. Shareholders of Premier Portfolio, Premier Tax-Exempt Portfolio and Premier U.S. Government Money Portfolio therefore cannot exchange their shares after the close of the customary trading session or any earlier NYSE closing time on a particular day, even though these funds remain open after such closing time.

  The funds price purchase, exchange and redemption orders at the net asset value calculated after the transfer agent receives an order in good order. Any applicable sales charges are applied at the time an order is processed. A fund may postpone the right of redemption only under unusual circumstances, as allowed by the Securities and Exchange Commission, such as when the NYSE restricts or suspends trading.


  TAXES

In general, dividends and distributions you receive are taxable as ordinary income or long-term capital gains for federal income tax purposes, whether you reinvest them in additional shares or take them in cash. Distributions are generally taxable to you at different rates depending on the length of time the fund holds its assets and the type of income that the fund earns. Different tax rates apply to ordinary income, qualified dividend income, and long-term capital gain distributions. Every year, you will be sent information showing the amount of dividends and distributions you received from each fund during the prior year.

    Any long-term or short-term capital gains realized from redemptions of fund shares will be subject to federal income tax. Exchanges of shares for shares of another fund are treated as a sale, and any gain realized on the transaction will generally be subject to federal income tax.

    INVESTORS IN TAX-EXEMPT FUNDS SHOULD READ THE INFORMATION UNDER THE HEADING "OTHER INFORMATION -- SPECIAL TAX INFORMATION REGARDING THE FUND" IN THEIR PROSPECTUS.

    The foreign, state and local tax consequences of investing in fund shares may differ materially from the federal income tax consequences described above. In addition, the preceding discussion concerning the taxability of fund dividends and distributions and of redemptions and exchanges of fund shares is inapplicable to investors that are generally exempt from federal income tax, such as retirement plans that are qualified under Section 401, 403, 408, 408A and 457 of the Internal Revenue Code, individual retirement accounts (IRAs) and Roth IRAs. You should consult your tax advisor before investing.

                                                                      MCF--02/05

OBTAINING ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

More information may be obtained free of charge upon request. The Statement of Additional Information (SAI), a current version of which is on file with the Securities and Exchange Commission (SEC), contains more details about the fund and is incorporated by reference into the prospectus (is legally a part of the prospectus). Annual and semiannual reports to shareholders contain additional information about the fund's investments. The fund's annual report also discusses the market conditions and investment strategies that significantly affected the fund's performance during its last fiscal year. Beginning with fiscal periods ending after July 9, 2004, the fund also files its complete schedule of portfolio holdings with the SEC for the 1st and 3rd quarters of each fiscal year on Form N-Q.

If you have questions about this fund, another fund in The AIM Family of Funds--Registered Trademark-- or your account, or wish to obtain free copies of the fund's current SAI or annual or semiannual reports, please contact us by mail at AIM Investment Services, Inc., P.O. Box 4739, Houston, TX 77210-4739 or

BY TELEPHONE:          (800) 959-4246

ON THE INTERNET:       You can send us a request by
                       e-mail or download
                       prospectuses, SAIs, annual or
                       semiannual reports via our
                       website:
                       http://www.aiminvestments.com
THE FUND'S MOST RECENT PORTFOLIO HOLDINGS, AS FILED
ON FORM N-Q, ARE ALSO AVAILABLE AT
WWW.AIMINVESTMENTS.COM.

You can also review and obtain copies of the fund's SAI, financial reports and, the fund's Forms N-Q other information at the SEC's Public Reference Room in Washington, DC; on the EDGAR database on the SEC's Internet website (http://www.sec.gov); or, after paying a duplication fee, by sending a letter to the SEC's Public Reference Room, Washington, DC 20549-0102 or by sending an electronic mail request to publicinfo@sec.gov. Please call the SEC at 1-202-942-8090 for information about the Public Reference Room.

----------------------------------------
   AIM Constellation Fund
   SEC 1940 Act file number: 811-1424
----------------------------------------

AIMinvestments.com     CST-PRO-1
                YOUR GOALS. OUR SOLUTIONS.   [AIM INVESTMENTS LOGO APPEARS HERE]
                 --Registered Trademark--          --Registered Trademark--

                                                                     APPENDIX IV



AIM CONSTELLATION FUND


MANAGEMENT'S DISCUSSION OF FUND PERFORMANCE  ========================================         We endeavor to adjust the balance
                                                                                           between core-growth holdings and
PERFORMANCE SUMMARY                          FUND VS. INDEXES                              accelerating-growth stocks in the
                                                                                           portfolio based on an ongoing analysis
Stocks, as measured by the performance       Total returns, 10/31/04-4/30/05,              of economic and market conditions. We
of the S&P 500 Index and other market        excluding applicable sales charges. If        consider selling a stock:
benchmarks, generally posted lackluster      sales charges were included, returns
returns over the period, amid investor       would be lower.                               o if a company experiences decelerating
concerns about higher oil prices and                                                       or disappointing earnings;
rising interest rates. These trends also     Class A Shares                     -0.14%
adversely affected the Fund's                                                              o the stock's price reaches our
performance.                                 Class B Shares                     -0.50      valuation target;

  The Fund underperformed the S&P 500        Class C Shares                     -0.45      o or we find a more attractive
Index because that benchmark includes                                                      investment option.
value stocks, which generally                Class R Shares                     -0.24
outperformed growth stocks over the                                                        MARKET CONDITIONS AND YOUR FUND
period. The portfolio's holdings in          S&P 500 Index (Broad Market Index) 3.28
health care and consumer discretionary,                                                    The S&P 500 Index recorded most of its
two of its larger sector weightings,         Russell 1000 Growth Index                     gains in the first two months of the
generally underperformed those of the        (Style-specific Index)             1.14       reporting period, as oil prices declined
Russell 1000 Growth Index, causing the                                                     and the uncertainty surrounding the U.S.
Fund to lag that benchmark. We believe       Lipper Multi-Cap Growth Fund Index            presidential race was resolved. The S&P
the Fund underperformed its Lipper index     (Peer Group Index)                 0.56       500 Index declined later in the
because it had less exposure to mid-cap                                                    reporting period, as oil prices again
growth stocks, which outperformed            SOURCE: LIPPER,INC.                           increased and the Federal Reserve
large-cap growth stocks, than some of                                                      continued raising interest rates to slow
its peers.                                   ========================================      economic growth and curb potential
                                                                                           inflation.
HOW WE INVEST                                well as those that have experienced
                                             positive earnings revisions.                     As we were generally optimistic about
We use a bottom-up approach to                                                             the economy, we continued to favor
investing, selecting stocks based on an         The Fund generally consists of defensive   accelerating-growth stocks over
analysis of individual companies. We         core-growth holdings and more aggressive      core-growth holdings in the portfolio.
believe that earnings are the primary        accelerating-growth stocks. Core-growth       At the close of the reporting period,
factor driving stock prices. We seek to      holdings--the stocks of companies with        accelerating-growth stocks composed
own the stocks of companies with             consistent long-term earnings growth          about 65% of the portfolio while
long-term records of earnings growth as      records--may provide some protection in       core-growth holdings made up about 35%.
                                             a declining market, but they may not
                                             appreciate as much when stocks are               This strategy proved more beneficial
                                             rising. Accelerating-growth stocks,           to the fund during the first two months
                                             which are representative of more              of the reporting period, when more
                                             economically sensitive companies, tend        economically sensitive sectors such as
                                             to perform better than core-growth            consumer discretionary and information
                                             holdings in an improving economic             technology
                                             environment. However, they tend to be
                                             more volatile during market downturns.

========================================     ========================================      ========================================

PORTFOLIO COMPOSITION                        TOP 5 INDUSTRIES*                             TOP 10 EQUITY HOLDINGS*
By sectors
                                               1. Health Care Equipment         6.9%        1. Dell Inc.                        2.3%
              [PIE CHART]
Telecommunication Services         0.7%        2. Semiconductors                4.4         2. Microsoft Corp.                  2.2
Information Technology            25.4%
Health Care                       19.5%        3. Pharmaceuticals               4.1         3. Johnson & Johnson                2.0
Consumer Discretionary            12.7%
Industrials                       11.1%        4. Industrial Machinery          4.1         4. Yahoo! Inc.                      2.0
Energy                            10.0%
Materials                          8.4%        5. Systems Software              4.0         5. Caremark Rx, Inc.                1.7
Financials                         5.3%
Consumer Staples                   5.0%      TOTAL NET ASSETS          $5.7 BILLION         6. Biomet, Inc.                     1.5
Money Market Funds Plus
Other Assets Less Liabilities      1.9%      TOTAL NUMBER OF HOLDINGS*          146         7. Exxon Mobil Corp.                1.5

                                                                                            8. Microchip Technology Inc.        1.5

                                                                                            9. Ingersoll-Rand Co. Ltd.-Class A
                                                                                               (Bermuda)                        1.5

                                                                                           10. Apple Computer, Inc.             1.3


The Fund's holdings are subject to
change, and there is no assurance that
the Fund will continue to hold any
particular security.

*Excluding money market fund holdings.
========================================     ========================================      ========================================


                                        2

performed well. However, they generally      o JOHNSON & JOHNSON, one of the fund's                        KENNETH A. ZSCHAPPEL
detracted from performance for the           largest holdings, is a large diversified       [ZSCHAPPEL     Senior Portfolio
remainder of the reporting period as         health care product company. It is one            PHOTO]      Manager, is lead manager
investors favored more defensive sectors     of the few firms that makes drug-eluting                      of AIM Constellation
such as utilities, energy and health         stents. We found the company attractive                       Fund. He joined AIM in
care.                                        because of its diverse product line and       1990 and in 1992 became a portfolio
                                             its solid earnings.                           analyst for equity securities,
   The Fund had no exposure to utilities,                                                  specializing in technology and health
the best-performing sector for the              Stocks that detracted from performance     care. A native of Austin, Texas, he
period, as this generally is not             included:                                     received a B.A. in political science
considered a growth sector. Over the                                                       from Baylor University.
reporting period, we increased the           o eBAY is the world's largest Internet
portfolio's exposure to energy, and it       auctioneering company. In January of                          CHRISTIAN A. COSTANZO is
was the best-performing sector for the       this year, the company failed to meet         [COSTANZO       a manager of AIM
Fund. Energy companies benefited from        profit estimates and witnessed a slowing        PHOTO]        Constellation Fund. Mr.
rising oil prices, and, in our opinion,      of its growth in the U.S. market. We                          Costanzo, Chartered
this could encourage oil and gas             sold the stock prior to the close of the                      Financial Analyst,
companies to increase production.            reporting period.                             joined AIM in 1995 as an analyst and
However, the performance of the                                                            assumed his current duties in 1997.
portfolio's energy stocks could not          o DORAL FINANCIAL is the largest              Prior to joining AIM, he worked as a
offset the weaker performance of its         residential mortgage lender in Puerto         business analyst from 1991 to 1993 and
consumer discretionary and health care       Rico. Its stock plummeted after the           as a B-52 Navigator in the United States
holdings relative to the Russell 1000        company raised concerns about its 2004        Air Force from 1987 to 1990. He holds a
Growth Index.                                earnings because of the methodology used      B.A. in biology and economics from the
                                             in calculating the value of certain of        University of Virginia and an M.B.A.
                                             its financial instruments. We also sold       from The University of Texas at Austin.
          ... WE INCREASED THE               this stock.
        PORTFOLIO'S EXPOSURE TO                                                                            ROBERT J. LLOYD is a
         ENERGY, AND IT WAS THE              IN CLOSING                                     [LLOYD         manager of AIM
         BEST-PERFORMING SECTOR                                                              PHOTO]        Constellation Fund. Mr.
             FOR THE FUND.                   Over the reporting period, the market                         Lloyd, Chartered
                                             for growth stocks, particularly                               Financial Analyst,
   Still, health care was the second-best    large-cap issues, was particularly            joined AIM in 2000 as a senior analyst
performing sector for the Fund. Other        difficult. Unfortunately, this trend          for the technology funds. He was
sectors posting gains for the portfolio      adversely affected the Fund's                 promoted to portfolio manager in 2001.
included consumer staples, industrials       performance. Regardless of market             He served eight years in the U.S. Navy
and materials. While industrials and         conditions, we are always striving to         as a Naval Flight Officer flying the
materials are not traditionally regarded     improve performance. It is important to       S-3B Viking. He received a B.B.A. from
as growth sectors, we found companies        remember that market segments and             the University of Notre Dame and an
with attractive earnings in these            investment styles go in and out of            M.B.A. from the University of Chicago.
sectors. Moreover, we believe                favor. We remain confident in our
industrials and materials companies          investment process, and we encourage                          BRYAN A. UNTERHALTER is
could benefit from the development of        investors to maintain a long-term             [UNTERHALTER    a manager of AIM
China and to a lesser extent, India.         perspective. We thank you for your               PHOTO]       Constellation Fund. He
                                             continued participation in AIM                                began his investment
   Stocks that enhanced performance          Constellation Fund.                                           career in 1995 as an
included:                                                                                  equity trader. In 1997, he joined AIM as
                                             The views and opinions expressed in           a domestic equity trader and later
o VALERO ENERGY, an independent refining     management's discussion of Fund               became an analyst on AIM's International
and marketing company, owns and operates     performance are those of A I M Advisors,      (Europe/Canada) investment management
15 refineries and also operates gas          Inc. These views and opinions are             team in 1998. He was promoted to his
stations under the various brand names.      subject to change at any time based on        current position in 2003. A native of
The company purchased refineries in 2003     factors such as market and economic           Johannesburg, South Africa, he received
and 2004, allowing it to increase output     conditions. These views and opinions may      a B.A. from The University of Texas at
and improve service to its brand-name        not be relied upon as investment advice       Austin and an M.B.A. from the University
gas stations cost-effectively.               or recommendations, or as an offer for a      of St. Thomas.
                                             particular security. The information is
                                             not a complete analysis of every aspect       Assisted by the Multi-Cap Growth Team.
                                             of any market, country, industry,
                                             security or the Fund. Statements of fact
                                             are from sources considered reliable,                  [RIGHT ARROW GRAPHIC]
                                             but A I M Advisors, Inc. makes no
                                             representation or warranty as to their        FOR A PRESENTATION OF YOUR FUND'S
                                             completeness or accuracy. Although            LONG-TERM PERFORMANCE RECORD, PLEASE
                                             historical performance is no guarantee        TURN TO PAGE 5.
                                             of future results, these insights may
                                             help you understand our investment
                                             management philosophy.

                                                   See important Fund and index
                                                 disclosures inside front cover.

AIM CONSTELLATION FUND

YOUR FUND'S LONG-TERM PERFORMANCE

   Below you will find a presentation of your Fund's performance record for periods ended April 30, 2005, the close of the six-month period covered by this report.

   Please read the important disclosure accompanying these tables, which explains how Fund performance is calculated and the sales charges, if any, that apply to the share class in which you are invested.

   In addition to returns as of the close of the reporting period, industry regulations require us to provide average annual total returns as of March 31, 2005, the most recent calendar quarter-end.

========================================     ========================================

AVERAGE ANNUAL TOTAL RETURNS                 AVERAGE ANNUAL TOTAL RETURNS
As of 4/30/05, including applicable sales    As of 3/31/05, including applicable sales
charges                                      charges

CLASS A SHARES                                CLASS A SHARES
Inception (4/30/76)                13.90%     Inception (4/30/76)                14.10%
 10 Years                           5.53       10 Years                           6.18
  5 Years                          -9.97        5 Years                         -10.79
  1 Year                           -4.45        1 Year                           -3.92

CLASS B SHARES                                CLASS B SHARES
Inception (11/3/97)                 0.16%     Inception (11/3/97)                 0.68%
  5 Years                          -9.88        5 Years                         -10.70
  1 Year                           -4.59        1 Year                           -4.07

CLASS C SHARES                                CLASS C SHARES
Inception (8/4/97)                  0.04%     Inception (8/4/97)                  0.54%
  5 Years                          -9.58        5 Years                         -10.41
  1 Year                           -0.55        1 Year                           -0.02

CLASS R SHARES                                CLASS R SHARES
 10 Years                           5.96%      10 Years                           6.60%
  5 Years                          -9.07        5 Years                          -9.90
  1 Year                            0.90        1 Year                            1.47

========================================     ========================================

CLASS R SHARES' INCEPTION DATE IS JUNE       SHAREHOLDER WOULD PAY ON FUND                 (CDSC) FOR THE PERIOD INVOLVED. THE CDSC
3, 2002. RETURNS SINCE THAT DATE ARE         DISTRIBUTIONS OR SALE OF FUND SHARES.         ON CLASS B SHARES DECLINES FROM 5%
HISTORICAL RETURNS. ALL OTHER RETURNS        PLEASE VISIT AIMINVESTMENTS.COM FOR THE       BEGINNING AT THE TIME OF PURCHASE TO 0%
ARE BLENDED RETURNS OF HISTORICAL CLASS      MOST RECENT MONTH-END PERFORMANCE.            AT THE BEGINNING OF THE SEVENTH YEAR.
R SHARE PERFORMANCE AND RESTATED CLASS A     PERFORMANCE FIGURES REFLECT REINVESTED        THE CDSC ON CLASS C SHARES IS 1% FOR THE
SHARE PERFORMANCE (FOR PERIODS PRIOR TO      DISTRIBUTIONS, CHANGES IN NET ASSET           FIRST YEAR AFTER PURCHASE. CLASS R
THE INCEPTION DATE OF CLASS R SHARES) AT     VALUE AND THE EFFECT OF THE MAXIMUM           SHARES DO NOT HAVE A FRONT-END SALES
NET ASSET VALUE, ADJUSTED TO REFLECT THE     SALES CHARGE UNLESS OTHERWISE STATED.         CHARGE; RETURNS SHOWN ARE AT NET ASSET
HIGHER RULE 12-B1 FEES APPLICABLE TO         INVESTMENT RETURN AND PRINCIPAL VALUE         VALUE AND DO NOT REFLECT A 0.75% CDSC
CLASS R SHARES.                              WILL FLUCTUATE SO THAT YOU MAY HAVE A         THAT MAY BE IMPOSED ON A TOTAL
                                             GAIN OR LOSS WHEN YOU SELL SHARES.            REDEMPTION OF RETIREMENT PLAN ASSETS
   THE PERFORMANCE DATA QUOTED REPRESENT                                                   WITHIN THE FIRST YEAR.
PAST PERFORMANCE AND CANNOT GUARANTEE           CLASS A SHARE PERFORMANCE REFLECTS THE
COMPARABLE FUTURE RESULTS; CURRENT           MAXIMUM 5.50% SALES CHARGE, AND CLASS B          THE PERFORMANCE OF THE FUND'S SHARE
PERFORMANCE MAY BE LOWER OR HIGHER.          AND CLASS C SHARE PERFORMANCE REFLECTS        CLASSES WILL DIFFER DUE TO DIFFERENT
PERFORMANCE FIGURES DO NOT REFLECT           THE APPLICABLE CONTINGENT DEFERRED SALES      SALES CHARGE STRUCTURES AND CLASS
DEDUCTION OF TAXES A                         CHARGE                                        EXPENSES.



                                       5